UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Multi-Fineline Electronix, Inc.

(Name of Registrant as Specified In Its Charter)

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January 23, 2014

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Multi-Fineline Electronix, Inc. that will be held on Wednesday, March 5, 2014, at 9:00 a.m. Pacific Standard Time at the Company’s Headquarters, 8659 Research Dr., Irvine, California, 92618.

The formal notice of the Annual Meeting and the Proxy Statement are included with this invitation.

After reading the Proxy Statement, please mark, date, sign and return, at your earliest convenience, the enclosed proxy in the enclosed prepaid envelope, to ensure that your shares will be represented. YOUR SHARES CANNOT BE VOTED UNLESS YOU SIGN, DATE AND RETURN THE ENCLOSED PROXY, OR ATTEND THE ANNUAL MEETING IN PERSON. Your vote is important, so please return your proxy promptly. A copy of the Company’s 2013 Annual Report to Stockholders is also enclosed.

The Board of Directors and management look forward to seeing you at the meeting.

Sincerely yours,

Philippe Lemaitre
Chairman of the Board

MULTI-FINELINE ELECTRONIX, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held March 5, 2014

To the Stockholders of Multi-Fineline Electronix, Inc.:

The Annual Meeting of Stockholders of Multi-Fineline Electronix, Inc., a Delaware corporation (the “Company”), will be held at 8659 Research Dr., Irvine, California, 92618 on Wednesday, March 5, 2014, at 9:00 a.m. Pacific Standard Time, for the following purposes:

1. To elect three Class I directors to serve until the 2017 Annual Meeting of Stockholders or until their successors are duly elected and qualified;

2. To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm;

3. To consider a non-binding advisory vote to approve the compensation of the Company’s named executive officers disclosed in this proxy statement;

4. To approve the Company’s 2014 Equity Incentive Plan; and

5. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement of the Annual Meeting.

Stockholders of record as of the close of business on Monday, January 6, 2014 are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. A complete list of stockholders entitled to vote at the Annual Meeting will be available at the Secretary’s office, 8659 Research Dr., Irvine, California, 92618, for ten days before the meeting.

It is important that your shares are represented at the meeting. Even if you plan to attend the meeting, we hope that you will promptly mark, sign, date and return the enclosed proxy. This will not limit your right to attend or vote at the meeting.

By Order of the Board of Directors

Christine Besnard
Executive Vice President, General Counsel and Secretary

January 23, 2014

i

ii

MULTI-FINELINE ELECTRONIX, INC.

8659 RESEARCH DRIVE

IRVINE, CALIFORNIA 92618

(949) 453-6800

PROXY STATEMENT

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the “Board”) of Multi-Fineline Electronix, Inc., a Delaware corporation (“we,” “our,” “us,” or the “Company”), of proxies in the accompanying form to be used at our Annual Meeting of Stockholders to be held at 8659 Research Dr., Irvine, California, 92618 on Wednesday, March 5, 2014, at 9:00 a.m. Pacific Standard Time, and any postponement or adjournment thereof (the “Annual Meeting”). This Proxy Statement and the accompanying form of proxy are being mailed to stockholders on or about January 30, 2014.

Who Can Vote

Stockholders of record at the close of business on January 6, 2014 (the “Record Date”) are entitled to vote at the Annual Meeting. As of the close of business on the Record Date, we had 24,088,907 shares of common stock, $0.0001 par value per share (the “Common Stock”), outstanding. The presence in person or by proxy of the holders of a majority of our outstanding Common Stock constitutes a quorum for the transaction of business at the Annual Meeting. Each holder of our Common Stock is entitled to one vote for each share held as of the Record Date.

How You Can Vote

If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are the stockholder of record of those shares and this Proxy Statement has been mailed to you by us. You may vote your shares at the Annual Meeting either in person or by proxy. To vote by proxy, you should mark, date, sign and mail the enclosed proxy in the prepaid envelope. Giving a proxy will not affect your right to vote your shares if you attend the Annual Meeting and want to vote in person. The shares represented by the proxies received in response to this solicitation and not properly revoked will be voted at the Annual Meeting in accordance with the instructions therein. On the matters coming before the Annual Meeting for which a choice has been specified by a stockholder on the proxy card, the shares will be voted accordingly. If you return your proxy, but do not mark your voting preference, the individuals named as proxies will vote your shares FOR the election of the three nominees for Class I director listed in this Proxy Statement, FOR the ratification of the appointment of our independent registered public accounting firm, FOR the advisory vote on our executive compensation, and FOR the approval of the Company’s 2014 Equity Incentive Plan.

If your shares are held by a broker, bank or other stockholder of record, in nominee name or otherwise, exercising fiduciary powers (typically referred to as being held in “street name”), you may receive a separate voting instruction form with this Proxy Statement from your bank, broker, or other stockholder of record, or you may need to contact your broker, bank or other stockholder of record to determine how to vote your shares.

Revocation of Proxies

Stockholders may revoke their proxies at any time before their shares are voted at the Annual Meeting in any of three ways:

•	by voting in person at the Annual Meeting;

•	by submitting written notice of revocation to the Secretary of the Company prior to the Annual Meeting; or

•	by submitting another proxy of a later date that is properly executed prior to or at the Annual Meeting.

Householding of Proxy Materials

The Securities and Exchange Commission (“SEC”) has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

A number of brokers with account holders who are stockholders of the Company will be “householding” our proxy materials. A single Proxy Statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Proxy Statement and annual report, please notify your broker, and direct a written request to us, Attn: Investor Relations Department, 8659 Research Dr., Irvine, California, 92618, or contact Investor Relations via our website at http://ir.mflex.com/contactus.cfm. We will provide a separate copy of this Proxy Statement and the annual report to any stockholder at a shared address to which a single copy was delivered. Any such request should be addressed to us, Attn: Investor Relations Department, at the address listed above. Stockholders who currently receive multiple copies of the Proxy Statement and/or annual report at their address and would like to request “householding” of their communications should contact their broker.

Stockholder Communications

If you wish to communicate with the Board, you may send your communication in writing to: General Counsel, Multi-Fineline Electronix, Inc., 8659 Research Dr., Irvine, California, 92618, who will forward all material communications from stockholders to the appropriate director or directors or committee of the Board based on the subject matter. You must include your name and address in the written communication and indicate whether you are a stockholder of the Company.

Required Vote

Directors are elected by a plurality vote. The three nominees for Class I director who receive the most votes cast in their favor will be elected to serve as directors. The other proposals submitted for stockholder approval at the Annual Meeting will be decided by the affirmative vote of the majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposals; however, the advisory vote on executive compensation is not binding on the Company. Abstentions with respect to any proposal are treated as shares present or represented and entitled to vote on that proposal and thus have the same effect as negative votes. Broker non-votes are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business but will not be counted for purposes of determining whether a proposal has received the requisite vote. A broker non-vote occurs when you fail to provide voting instructions for shares you hold in “street name.” Under those circumstances, your broker may be authorized to vote for you on routine matters but is prohibited from voting on other, non-routine matters. Routine matters include ratification of independent public accountants. Non-routine matters include the election of directors, actions on stock plans and advisory votes on executive compensation. Those items for which your broker cannot vote result in broker non-votes if you do not provide your broker with voting instructions on such items.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2014 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MARCH 5, 2014

Copies of this Proxy Statement and the Company’s 2013 Annual Report to stockholders are also available online at www.mflex.com\proxymaterials

IMPORTANT

Please mark, sign and date the enclosed proxy and return it at your earliest convenience in the enclosed postage-prepaid return envelope, so that, whether you intend to be present at the Annual Meeting or not, your shares can be voted. This will not limit your rights to attend or vote at the Annual Meeting.

PROPOSAL 1:

ELECTION OF DIRECTORS

The Board’s members are divided into three classes, each serving staggered three-year terms as follows:

•	Class I, whose term will expire at the Annual Meeting;

•	Class II, whose term will expire at the annual meeting of stockholders to be held in 2015; and

•	Class III, whose term will expire at the annual meeting of stockholders to be held in 2016.

The Nominating and Corporate Governance Committee (the “Nominating Committee”) of the Board has recommended, and the Board (including a majority of the independent directors on the Board) has designated, Linda Y.C. Lim, Ph.D., James McCluney, and Sam Yau, to be elected at the Annual Meeting. If elected at the Annual Meeting, each Class I director will hold office until the annual meeting of stockholders in 2017 and until their successors are duly elected and qualified unless they resign or are removed. Our Board has determined that all of Dr. Lim and Messrs. McCluney and Yau shall be considered “independent” as defined by the applicable listing standards of The Nasdaq Global Select Market (“Nasdaq”) and SEC rules.

If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, an event not currently anticipated, proxies will be voted for any nominee designated by the Board, taking into account any recommendation by the Nominating Committee, to fill the vacancy.

Director Nominations and Board Diversity

The Board nominates directors for election at each annual meeting of stockholders and elects new directors to fill vacancies when they arise. The Nominating Committee has the responsibility to identify, evaluate, recruit and recommend qualified candidates to the Board for nomination or election.

The Board has as an objective that its membership be comprised of experienced and dedicated individuals with diverse backgrounds, perspectives and skills. The Nominating Committee will select candidates for director based on their character, judgment, diversity of experience and skills, business acumen and ability to act on behalf of all stockholders. The Nominating Committee believes that nominees for director should have experience, such as experience in management or accounting and finance, or industry and technology knowledge that may be useful to us and the Board, high personal and professional ethics, and the willingness and ability to devote sufficient time to effectively carry out his or her duties as a director. There are no other pre-established qualifications, qualities or skills at this time that any particular director nominee must possess. The Nominating Committee does not assign specific weight to particular criteria, nor has it adopted a particular policy. Rather, the Nominating Committee believes that the backgrounds and qualifications of the directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities. The goal of the Nominating Committee is to assemble a Board that brings to us a variety of skills derived from high quality businesses and professional experience. The Nominating Committee believes it is appropriate for at least one member of the Board to meet the criteria for an “audit committee financial expert” as defined by SEC rules, and for a majority of the members of the Board to meet the definition of “independent director” under the rules of Nasdaq and the SEC. The Nominating Committee also believes it appropriate for certain key members of our management to participate as members of the Board.

Prior to each annual meeting of stockholders, the Nominating Committee identifies nominees first by evaluating the current directors whose term will expire at the annual meeting and who are willing to continue in service. These candidates are evaluated based on the criteria described above, including as demonstrated by the candidate’s prior service as a director, and the needs of the Board with respect to the particular talents and experience of its directors. In the event that a director does not wish to continue in service, the Nominating Committee determines not to re-nominate a director, or a vacancy is created on the Board as a result of a resignation, an increase in the size of the Board or other event, the Nominating Committee will consider various candidates for Board membership, including those suggested by the Nominating Committee members, by other Board members, by any executive search firm engaged by the Nominating Committee and by stockholders. A stockholder who wishes to suggest a prospective nominee for the Board should notify the Secretary of the Company or any member of the Nominating Committee in writing with any supporting material the stockholder considers appropriate. Once a slate of candidates is chosen by the Nominating Committee, the Nominating Committee recommends the candidates to the entire Board, and the Board then determines whether to recommend the slate to the stockholders.

In addition, our Bylaws contain provisions that address the process by which a stockholder may nominate an individual to stand for election to the Board at the annual meeting of stockholders. In order to nominate a candidate for director, a stockholder must give timely notice in writing to the Secretary of the Company and otherwise comply with the provisions of our Bylaws. To be timely, our Bylaws provide that a stockholder’s notice shall be delivered by a nationally recognized courier service or mailed by first class United States mail, postage or delivery charges prepaid, and received at our principal executive offices, addressed to the attention of our Secretary, not less than 90 days nor more than 120 days in advance of the date our proxy statement was released to stockholders in connection with the previous year’s annual meeting. However, in the event that no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, notice by the stockholder must be received by our Secretary not later than the close of business on the later of (i) the 90th day prior to such annual meeting and (ii) the seventh day following the day on which public announcement of the date of such meeting is first made. Information required by the Bylaws to be in the notice include the name, contact information and share ownership information for the candidate and the person making the nomination and other information about the nominee that must be disclosed in proxy solicitations under Section 14 of the Securities Exchange Act of 1934 and the related rules and regulations under that section. The Nominating Committee may also require any proposed nominee to furnish such other information as may reasonably be required by the Nominating Committee to determine the eligibility of such proposed nominee to serve as director of the Company.

Stockholder nominations must be made in accordance with the procedures outlined in, and include the information required by, our Bylaws and must be addressed to: Secretary, Multi-Fineline Electronix, Inc., 8659 Research Dr., Irvine, California, 92618. You can obtain a copy of our Bylaws by writing to the Secretary at this address.

Director Biographical Information

Biographical information concerning each of the directors and nominees for director as of the date of this Proxy Statement is set forth below.

Name	Age	Position
Benjamin C. Duster, IV	53	Class III director
Philippe Lemaitre	64	Class II director and Chairman of the Board
Linda Yuen-Ching Lim, Ph.D.	63	Class I director and nominee for re-election as Class I director
James McCluney	62	Class I director and nominee for re-election as Class I director
Reza Meshgin	50	Class III director, President, Chief Executive Officer
Donald K. Schwanz	69	Class II director
Roy Chee Keong Tan	42	Class II director
Sam Yau	65	Class I director and nominee for re-election as Class I director

Mr. Benjamin C. Duster, IV joined the Board in 2012 and currently serves on the board of Chorus Aviation. Mr. Duster is a Partner at B88 Holding, a Telecom and Internet Holding Company based in Pozan, Poland and is a Senior Advisor of Watermark Advisors, LLC, a US-based strategic advisory firm. Prior to this, Mr. Duster was with Masson & Company, LLC; Wachovia Securities; and Salomon Brothers, where he worked for over 16 years. Mr. Duster holds a joint Juris Doctor-MBA from Harvard University and a Bachelor of Arts (cum laude) in Economics from Yale College. He was admitted to the Illinois Bar in 1985 (no longer active) and is a registered representative with FINRA. Mr. Duster brings extensive strategic advisory experience to MFLEX. In addition, he brings considerable public company board experience and lengthy experience in the investment banking industry to our Board.

Philippe Lemaitre has served on the Board since March 2009, and has been Chairman of the Board since March 2011. Since September 2007, Mr. Lemaitre has served as a director of Nasdaq-listed Sun Hydraulics Corporation, a leading designer and manufacturer of high performance screw-in hydraulic cartridge valves and manifolds for worldwide industrial and mobile markets, serving on its Audit and Nominating Committees and as the Chairman of its Compensation Committee. In 2013, Mr. Lemaitre became chairman of the board of Sun Hydraulics Corporation. From October 1999 to January 2007, Mr. Lemaitre served as Chief Executive Officer and President of Woodhead Industries, a publicly held automation and electrical products manufacturer. From October 1999 to September 2006, Mr. Lemaitre also served as a member of Woodhead Industries’ board of directors, and was the Chairman of the Board from January 2001 through September 2006. Mr. Lemaitre holds an M.S. in civil engineering from École Spéciale des Travaux Publics in Paris, France and an M.S. in engineering from the University of California at Berkeley. Mr. Lemaitre’s experience as a director, including serving as committee and board chairman of other public companies, has provided him with leadership skills and industry expertise that he now brings to our Board. Having served on several different board committees at other organizations, Mr. Lemaitre has a broad background in management nuances, including experience selecting directors and working with finance departments and outside auditors.

Linda Y.C. Lim, Ph.D., has served on the Board since March 2008. Since 1984, Dr. Lim has served as a faculty member at the University of Michigan, becoming Professor of Strategy at the Stephen M. Ross School of Business in 2001, and serving as Director of the Center for Southeast Asian Studies from 2005 through 2009. She is a member of the executive committees of the University’s Center for International Business Education and Research, Center for Chinese Studies and Center for Southeast Asian Studies. She has also served as Associate Director of the University’s International Institute and as a trustee of the non-profit Asia Society in New York, and is a board member of the Knight-Wallace Journalism Fellows at the University. Dr. Lim teaches M.B.A courses and executive education sessions on The World Economy and Business in Asia. Dr. Lim has consulted for many organizations, including various U.S. companies, private think-tanks, United Nations agencies and the Organisation for Economic Cooperation and Development. From January 1998 to August 2006, Dr. Lim was a director of Woodhead Industries. Dr. Lim holds a B.A. in economics from Cambridge University, an M.A. in economics from Yale University and a Ph.D. in economics from the University of Michigan. Dr. Lim brings to the Board expertise in global macroeconomics and international relations, as well as strategic expertise, with more than 25 years of experience as a professor in those areas. Particularly, Dr. Lim has spent significant time teaching and researching in Asian studies, giving her specific knowledge of Asian economic and business environments. Her experience as a consultant to U.S. multinational companies further broadens her international business perspective.

James McCluney joined the Board in July 2013. Mr. McCluney served as president and chief operating officer of Emulex Corporation from November 2003 through August 2006, and chief executive officer from August 2006 through July 2013, when he became executive chairman of the Emulex board of directors. Prior to that, he served as chairman of the board of Vixel Corporation, which he joined in 1999 as president and chief executive officer. During his tenure he successfully took the company public, and in late 2003, Emulex acquired Vixel. Earlier in his career, Mr. McCluney ran Apple’s European operations, rising to the position of senior vice president of worldwide operations and a member of the executive committee. Prior to working at Apple, he held senior management positions within Digital Equipment Corporation in the UK, Switzerland and the USA including vice president of worldwide materials and logistics. Mr. McCluney holds a Bachelor of Arts degree with honors in business and administration from Strathclyde University in Glasgow, Scotland. Mr. McCluney brings broad experience to the Company including operations management within technology companies and a history of board leadership.

Reza Meshgin joined us in June 1989, assumed his current position as our President and Chief Executive Officer in March 2008 and was elected to the Board of Directors in April 2008. Prior to his current role, Mr. Meshgin served as our President and Chief Operating Officer from January 2003 through February 2008, was Vice President and General Manager from May 2002 through December 2003, and prior to that time was our Engineering Supervisor, Application Engineering Manager, and Director of Engineering and Telecommunications Division Manager. Mr. Meshgin holds a B.S. in Electrical Engineering from Wichita State University and an M.B.A. from University of California at Irvine. Mr. Meshgin has served more than 20 years with the Company in multiple managerial roles, providing him with significant institutional knowledge and technical expertise. As our Chief Executive Officer, Mr. Meshgin brings to the Board significant senior leadership, as well as industry and global experience. Mr. Meshgin has been instrumental in our major expansion of our overseas manufacturing capacity and in our strategic initiative of diversifying our customer base.

Donald K. Schwanz has served on the Board since May 2008. Mr. Schwanz served from 2002 to 2007 as chairman of CTS Corporation, a leading designer and manufacturer of electronic components and sensors to OEMs in the automotive, computer, communications, medical and industrial markets. In addition, Mr. Schwanz served as CTS’ President and Chief Executive Officer between 2001 and 2007. From 1979 to 2000, Mr. Schwanz held numerous key management positions at Honeywell, Inc. Most recently he served as President of Honeywell Industrial Controls, a $2.8 billion global business specializing in process control systems. Prior to that, he was President of Honeywell’s Space and Aviation Controls business, the leading global supplier of avionics for commercial and business aircraft. Mr. Schwanz currently serves on the board of directors of PNM Resources, an energy holding company, and is on its Finance Committee and Compensation and Human Resources Committee. Mr. Schwanz began his business career in 1968 with Sperry Univac, Inc., where he held positions in program management, project engineering, sales and sales support. Mr. Schwanz is a 1966 graduate of the Massachusetts Institute of Technology where he received his B.S. in mechanical engineering. He received an M.B.A. from the Harvard Business School in 1968. Mr. Schwanz has significant executive experience with the strategic, financial and operational requirements of large manufacturing-oriented organizations, and brings to the Board senior leadership and electronics industry and financial experience. Mr. Schwanz’s experience as a member of various boards, including his work on a variety of board committees, has provided him with a broad business perspective and extensive experience on compensation matters.

Mr. Roy Chee Keong Tan joined the Board in 2012. Mr. Tan joined WBL Corporation Limited (“WBL”), our majority stockholder, in 2006 and is presently serving as its Group Chief Strategy Officer, where his responsibilities include strategic development for WBL. Mr. Tan has more than 15 years of experience in operations management, business development and strategic planning. Before joining WBL, Mr. Tan held various positions in OCBC Bank, ST Electronics and PhillipCapital. Mr. Tan graduated from University of Oxford with a Bachelor of Arts (Honors) in Mathematics; he also obtained a Master of Social Sciences (Applied Economics) and a Master of Science (Management of Technology) from the National University of Singapore. He is an FRM certified by Global Association of Risk Professionals, a CFA charterholder and a member of CFA Institute. Mr. Tan brings extensive experience with Asia-based companies in strategic planning to our Board. For a description of our agreements with WBL, see “Certain Relationships and Related Transactions.”

Sam Yau has served on the Board since June 2004. Since 1997, Mr. Yau has been a private investor. From 1995 to 1997, Mr. Yau served as Chief Executive Officer of National Education Corporation. From 1993 through 1994, Mr. Yau served as Chief Operating Officer of Advacare, Inc., a medical services company. Mr. Yau also served as a past Chairman of the Forum for Corporate Directors in Orange County, California. Mr. Yau holds a B.S.S. in economics from the University of Hong Kong and an M.B.A. from the University of Chicago. Mr. Yau brings expertise in corporate leadership and financial management to the Board, having served in executive roles with several large corporations. Mr. Yau has significant global experience in advising growth-focused companies with respect to strategic direction and corporate governance. Mr. Yau’s experience as a director of several public companies with overseas operations in the last 15 years also provides valuable cross-border experience.

Director Independence

A majority of the Board must qualify as “independent directors” within the meaning of Nasdaq Rule 5605. The Board has determined that Messrs. Lemaitre, McCluney, Schwanz and Yau and Dr. Lim qualify as independent directors. The Board has also determined that each director who currently serves on the Audit Committee, the Nominating Committee and the Compensation Committee is “independent,” as that term is defined by applicable listing standards of Nasdaq and the SEC rules. Messrs. Duster and Tan are not deemed independent under the applicable rules because Mr. Duster formerly served as a director of WBL and Mr. Tan serves as Group Chief Strategy Officer of WBL, whose subsidiaries in turn own a majority of our outstanding Common Stock. Each member of the Compensation Committee qualifies as a non-employee director.

Board Leadership Structure

The Board provides oversight of management and holds it accountable for performance. The Board has determined that in the current environment and Company situation this responsibility is best served when the Board functions as a body distinct from management, capable of objective judgment regarding management’s performance. Accordingly, given the depth of experience held by the Company’s current directors, the Board has determined that the position of Chairman should be distinct from the position of Chief Executive Officer at this time in order to best provide the Board with independent leadership. This policy has been in effect since March 2008, when Mr. Meshgin was promoted to the position of Chief Executive Officer. Our current Chairman of the Board, Mr. Lemaitre, has never been employed by the Company. In addition to the above, we believe that this structure is appropriate for us as a non-executive Chairman can objectively assist the Board in reaching consensus on particular policies and strategic actions and the separation improves risk oversight and corporate governance by reducing the potential for excessive power in a single individual. Our Board generally holds an independent session, during which only the independent members of the Board participate, and an executive session, during which only the non-employee members of the Board participate, at each regularly scheduled Board meeting and at such other times as deemed appropriate.

Board’s Role in Risk Oversight

The Board as a whole is responsible for risk oversight. In this area, our senior management team performs an enterprise risk survey to identify risks in the strategic, operational, financial reporting and compliance domains for us; evaluates the effectiveness of existing mitigation strategies; plans additional mitigation activities deemed appropriate; and reports to the Board on a regular basis. The Board discusses such report and advises the senior management team on our risks and risk mitigation activities. In addition, certain areas of risk oversight are delegated to relevant Board committees. The committees report to the entire Board, and the full Board regularly reviews reports from management and the committees on various aspects of our business as it relates to risk and strategies for addressing those risks.

The Audit Committee has oversight responsibilities regarding risk related to our financial statements and auditing, accounting and related reporting processes, and systems of internal controls regarding finance, accounting, financial reporting, and business practices. In addition, the Audit Committee has oversight over any material financial risks as designated by management or the independent auditors.

The Compensation Committee has oversight regarding the effect of compensation policies and structure on our risk profile. In addition, the Compensation Committee oversees and advises the Board on risks related to executive officer and director compensation as well as incentive, equity-based, and other compensatory plans.

The Nominating Committee oversees risks related to the leadership structure of the Board and our corporate governance. This includes risks related to the process for nominating directors, the functioning and effectiveness of the Board, the performance of our CEO, the Company and CEO’s development plans for senior management and senior management succession planning.

Board Meetings and Committees; Annual Meeting Attendance

The Board held eleven meetings during the fiscal year ended September 30, 2013 (with meetings scheduled to be held on successive days counting as one meeting). In fiscal year 2013, all incumbent directors attended at least 75% of the aggregate number of meetings of the Board and of the committees on which such directors serve. The Board encourages the directors to attend the annual meetings of its stockholders. In 2013, all of the directors then serving on the Board attended the annual meeting, either by phone or in person.

The Board has a standing Audit Committee, Compensation Committee and Nominating Committee. The Board has approved a charter for each of these committees that can be found on our website at www.mflex.com. In addition, from time to time, the Board appoints special committees of the Board to act on behalf of the Board with respect to specified matters.

Audit Committee

Number of Members:	Four

Members:	Mr. Kheng-Joo Khaw (left the Audit Committee during fiscal year 2013)
Mr. Lemaitre
Mr. McCluney (appointed to the Audit Committee after fiscal year 2013)
Mr. Schwanz
Mr. Yau (Chair)

Number of Meetings:	Seven

Functions:	The Audit Committee provides assistance to the Board in fulfilling its legal and fiduciary obligations in matters involving our accounting, auditing, financial reporting, internal control and legal compliance functions by approving the services performed by our independent registered public accounting firm and reviewing their reports regarding our consolidated financial statements and system of internal accounting control over financial reporting. The Audit Committee is responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm and for ensuring that such accounting firm is independent of management. Each of Messrs. Lemaitre, McCluney, Schwanz and Yau have been designated by our Board as audit committee financial experts as currently defined under the rules of the SEC.

Compensation Committee

Number of Members:	Three

Members:	Mr. Khaw (left the Compensation Committee during fiscal year 2013)
Dr. Lim
Mr. McCluney (joined the Compensation Committee after fiscal year 2013)
Mr. Schwanz (Chair)
Mr. Yau (joined the Compensation Committee during fiscal year 2013 and left the Compensation Committee after fiscal year 2013)

Number of Meetings:	Ten

Functions:	The Compensation Committee determines our general compensation policies and practices. The Compensation Committee also reviews and approves compensation packages for our officers. In addition, the Compensation Committee reviews and determines equity-based compensation for our directors, officers, employees and consultants and administers our stock option plans.

Nominating and Corporate Governance Committee

Number of Members:	Three

Members:	Mr. Lemaitre
Dr. Lim (Chair)

Mr. Yau

Number of Meetings:	Four

Functions:	The Nominating and Corporate Governance Committee is responsible for making recommendations to the Board regarding candidates for directorships and the size and composition of the Board and its committees and for overseeing our corporate governance guidelines and reporting and making recommendations to the Board concerning corporate governance matters.

Required Vote

The three Class I nominees receiving the highest number of affirmative votes of the shares present and voting at the Annual Meeting in person or by proxy will be elected as directors. A proxy cannot be voted for a greater number of persons than three.

The Board recommends a vote “FOR” election as director of the Class I nominees.

PROPOSAL 2:

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has appointed the firm of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2014. PricewaterhouseCoopers LLP has audited our financial statements since fiscal year 1989. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement, if they desire to do so, and will be available to respond to questions. Although stockholder ratification of our appointment of our independent registered public accounting firm is not required by our Bylaws or otherwise, we are submitting the selection of PricewaterhouseCoopers LLP to our stockholders for ratification to permit stockholders to participate in this important corporate decision.

Principal Accountant Fees and Services

The following table presents fees for professional services rendered by PricewaterhouseCoopers LLP for the audit of our financial statements for fiscal years 2013 and 2012 and fees billed for other non-audit services rendered by PricewaterhouseCoopers LLP.

	Fiscal Year Ended September 30,
	2013	2012
Audit Fees(1)	$948,538	$1,000,621
Tax Fees(2)	571,829	691,925

Total	$1,533,358	$2,108,546

(1)	Audit fees consisted of fees paid for the annual integrated audit, selected statutory audits and quarterly reviews.

(2)	Tax fees related to compliance with Federal, State, local and foreign tax regulations as well as tax return preparation services were $76,971 and $76,515 for the fiscal years ended September 30, 2013 and 2012, respectively. Tax fees related to assistance provided with respect to the review and audit of tax matters by government agencies and tax authorities, including consultations on technical tax matters, were $494,858 and $615,410 for the fiscal years ended September 30, 2013 and 2012, respectively.

Pre-Approval Policies and Procedures

It is our policy that all audit and non-audit services to be performed by our principal independent registered public accounting firm be approved in advance by the Audit Committee. The Audit Committee will not approve the engagement of our principal independent registered public accounting firm to perform any service that the independent registered public accounting firm would be prohibited from providing under applicable listing standards of Nasdaq or SEC rules. In assessing whether to approve use of our principal independent registered public accounting firm for permitted non-audit services, the Audit Committee tries to minimize relationships that could appear to impair the objectivity of the firm. The Audit Committee will approve permitted non-audit services by our principal independent registered public accounting firm only when it will be more effective or economical to have such services provided by the independent registered public accounting firm and where the nature of the services will not impair the firm’s independence. The Audit Committee has granted Mr. Yau, Chairman of the Audit Committee, the discretion to determine whether non-audit services proposed to be performed by PricewaterhouseCoopers LLP require the review of the entire Audit Committee, and in any situation where he deems it appropriate, Mr. Yau, acting alone, has been granted authority by the Audit Committee to negotiate and approve the engagement and/or terms of any non-audit service for us by PricewaterhouseCoopers LLP within the guidelines mentioned above. Mr. Yau reports regularly to the Audit Committee on any non-audit services he approves pursuant to such authority. During the fiscal years ended September 30, 2013 and 2012, all audit and non-audit services performed by our principal independent registered public accounting firm were approved in advance by the Audit Committee or by Mr. Yau on behalf of the Audit Committee.

Required Vote

Ratification will require the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposal. If ratification is not obtained, the Audit Committee will review its future selection of our independent registered public accounting firm but will not be required to select different independent auditors for the Company.

The Board recommends a vote “FOR” ratification of appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm.

PROPOSAL 3:

ADVISORY VOTE RELATED TO EXECUTIVE COMPENSATION

In conjunction with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act and Section 14A of the Exchange Act, we are providing our stockholders with the opportunity to cast an advisory vote on the compensation of our named executive officers as disclosed in this Proxy Statement.

As described in detail under the heading “Compensation Discussion and Analysis,” our executive compensation programs are designed to attract, motivate, and retain our named executive officers, who are critical to our success. Under these programs, our named executive officers are rewarded for the achievement of specific annual and long-term goals including financial and strategic goals that the Compensation Committee feels will help create stockholder value. Please read the “Compensation Discussion and Analysis” beginning on page 14 for a detailed description and analysis of our executive compensation programs, including information about the fiscal year 2013 compensation of our named executive officers.

Our guiding compensation philosophy is that the compensation of our executives should encourage the achievement of strategic corporate objectives that, over time, create sustainable stockholder value. It is the Compensation Committee’s philosophy to align the interests of our executives and stockholders by integrating the executives’ compensation opportunities with our annual and long-term corporate strategic and financial objectives. The Compensation Committee bases its executive compensation actions and decisions on the following core principles:

•

Compensation should be closely linked to our financial and operational performance, with total compensation targeted around the 50th percentile of the competitive market and targeted incentive pay structured to pay above or below target based upon actual performance;

•	Health and welfare benefits should be competitive with other similarly sized companies in our industry, but perquisites should be minimal and constitute a nominal portion of total compensation; and

•	Compensation should be reflective of competitive market and industry practices, and balance our need for talent with the need to maintain reasonable compensation costs.

More specifically, we have put these principles into effect with the following:

•

Named executive officer compensation is generally delivered through four principal components: (1) base salary, (2) short-term, performance-based incentive compensation (cash bonus), (3) long-term incentive compensation, consisting of both time-based equity awards (restricted stock units, or “RSUs,” and stock appreciation rights or “SARs”) and performance-based equity awards, and (4) perquisites and other benefits, consisting primarily of insurance and financial planning allowances, and generally representing less than 5% of total target compensation (with the exception of Mr. Jin who through a portion of the first quarter of fiscal year 2013, received housing, auto and other allowances in connection with his expatriate status in China);

•	Incentive-based pay represents more than 60% of our named executive officers’ targeted total direct compensation, and 80% of our chief executive officer’s targeted total direct compensation; and

•	More than 50% of our named executive officers’ total direct compensation is made in the form of equity awards.

Our Compensation Committee believes in using best practices in corporate governance and executive compensation and accordingly:

•

We do not have employment agreements with any of our named executive officers other than a Change in Control Agreement with each named executive officer that was entered into in fiscal year 2012 and is described below under “Potential Payments upon Termination and Change in Control;”

•	We do not have any guaranteed pension or supplemental retirement benefits;

•

We do not provide any tax gross-up payments with respect to any payment made, or benefit for, our named executive officers, other than for Mr. Jin to equalize his China and U.S. tax liability due to his former expatriate status;

•	We require our executives and directors to maintain certain stock ownership levels;

•	We do not reprice options and our 2004 Stock Incentive Plan, as amended from time to time (the “2004 Plan”) requires stockholder approval before any repricing could occur;

•	We do not allow executives to hedge their Company stock holdings; and

•

We have adopted a compensation recovery policy that allows us to require executives to reimburse the Company for the difference between any performance-based award paid to the executive based on achievement of financial results that are subsequently restated, and the amount the executive would have earned under the plan based on the restated financial results.

We are asking our stockholders to indicate their support for our named executive officer compensation as described in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we will ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2014 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2013 Summary Compensation Table and the other related tables and disclosure.”

This say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or our Board. The Company anticipates holding its say-on-pay vote annually until the next advisory vote on the frequency of future say-on-pay votes. Our Board and our Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this Proxy Statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

The Board of Directors recommends a vote “FOR” this proposal.

The following pages contain a report issued by the Compensation Committee relating to executive compensation for 2013 and 2014 and a report issued by the Audit Committee relating to its review of our accounting, auditing and financial reporting practices. Stockholders should be aware that under SEC rules, the Compensation Committee Report and the Audit Committee Report are not deemed to be “soliciting material” or “filed” with the SEC under the Securities Exchange Act of 1934, and are not incorporated by reference in any past or future filing by the Company under the Securities Exchange Act of 1934 or the Securities Act of 1933, unless these sections are specifically referenced.

COMPENSATION COMMITTEE REPORT

The Compensation Committee operates under a written charter adopted by our Board on April 12, 2004, and most recently amended on December 10, 2010. A copy of the Compensation Committee Charter is available on the Company’s website at www.mflex.com. The members of the Compensation Committee are Linda Lim, Ph.D., James McCluney and Donald Schwanz (Chair), each of whom is a non-employee director under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Further, each of Dr. Lim and Messrs. McCluney and Schwanz meets the independence standards established by Nasdaq.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by the SEC’s compensation disclosure rules with management and, based on such review and discussions, the Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee

Linda Lim, Ph.D.

James McCluney

Donald Schwanz (Chairman)

COMPENSATION DISCUSSION AND ANALYSIS

This section describes the compensation programs for our chief executive officer, or CEO, and chief financial officer, or CFO, in fiscal year 2013, as well as our three other executive officers employed at the end of fiscal year 2013, all of whom we refer to collectively as our named executive officers or NEOs. Our named executive officers for fiscal year 2013 were:

•	Reza Meshgin, President and Chief Executive Officer;

•	Tom Liguori, Executive Vice President and Chief Financial Officer;

•	Christine Besnard, Executive Vice President, General Counsel and Secretary;

•	Lance Jin, Executive Vice President Business Development; and

•	Thomas Lee, Executive Vice President of Global Operations.

Executive Summary

Our executive compensation programs are intended to align our named executive officers’ interests with those of our stockholders by rewarding performance that meets or exceeds the goals the Compensation Committee establishes with the objective of increasing stockholder value. In line with our “pay-for-performance” philosophy, the total compensation received by our named executive officers will vary based on corporate performance measured against annual and long-term performance goals. Our named executive officers’ total compensation is comprised of a mix of base salary, annual incentive compensation, long-term incentive awards and minimal perquisites and other benefits.

The Compensation Committee believes that employees in higher ranks should have a higher proportion of their total compensation delivered through pay-for-performance elements, such as annual performance-based incentive bonus plans and long-term equity compensation. As a result, each NEO’s compensation is significantly correlated, both upward and downward, to our financial performance. The Compensation Committee further believes that executive compensation packages provided to our executives should include both cash and share-based compensation and incentives. The use of share-based compensation more directly ties executive compensation and long-term wealth generation for executives to the results and benefits received by stockholders.

Our Compensation Committee structured executive compensation for fiscal year 2013 similar to recent prior years. Cash compensation consisted of base salary and a short-term performance-based incentive bonus opportunity, and long-term compensation consisted of equity in the form of time-based equity (RSUs and SARs) and performance-based RSUs, with a similar structure being approved by our stockholders in our Advisory Vote Related to Executive Compensation at our annual meeting in March 2013.

Consistent with past practice and in furtherance of our pay-for-performance philosophy, the Compensation Committee commissioned its annual pay-for-performance study from its compensation consultant, Compensia, in preparation for setting compensation for fiscal year 2013. This study compared the realized compensation of our named executive officers and our Company performance over the then-three most recently completed fiscal years to the executive compensation and performance of our peer companies. The 2012 study (used for setting 2013 compensation), compared us to our 19 peer group companies, and generally found strong alignment between total realized direct NEO compensation and corporate performance for the two year period covering 2010 through 2011, and moderate alignment between total realized direct NEO compensation and corporate performance for fiscal year 2011 and the three year period covering 2009 through 2011.

In addition to this study, the Compensation Committee commissioned competitive market analyses from Compensia in both 2012 and 2013, comparing the compensation of our named executive officers to that of the executives at our peer group and published survey data. Both studies found that target total direct compensation for our NEOs is generally around the market 45th to 50th percentile, although our CEO’s target total direct compensation percentile was lower than the other NEOs in both studies. Other highlights of these studies found:

Element	Our Practice
Base Salary	• Base salaries for our NEOs in the 2012 study were generally within +/- 5% of the market median for all five NEOs, with the 2013 study finding NEO salaries approximately 3% below in aggregate
Target Total Cash Compensation	• Total cash opportunities are generally at, or slightly below, the median
Long-Term Compensation

•    In aggregate, the value of fiscal year 2013 equity grants was around the 40th percentile, with fiscal year 2012 equity award grant values for the CEO approximating the 25th percentile and values for other NEOs ranging from the 30th to 55th percentile

•    Both studies found that the portfolio approach to long-term incentives reflects peer practice, while the 2012 study found us delivering a greater portion of long-term incentive award values in performance shares (~50%) than most of our peers (~25 to 30%)

Mix of Pay	• Our mix of pay between equity and cash compensation was generally aligned with peer practices in both studies

Net revenue, net income (after taxes), and cash conversion cycle (adjusted to exclude items discussed in more detail below) were the key metrics for our short-term performance-based incentive compensation in fiscal year 2013. Given that our financial results for fiscal year 2013, as reflected in the table set forth below, were lower than fiscal year 2012 and below our original expectations, the short-term performance-based incentive compensation plan did not pay out to our named executive officers for the fiscal year. Please see “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” in our Annual Report on Form 10-K filed with the SEC on November 13, 2013 for a more detailed description of our fiscal year 2013 financial results.

	Fiscal Years Ended September 30,
	2013	2012
	(in millions, except CCC)
Net revenue	$787.6	$818.9
Net income, after taxes (as reported)	$(65.5)	$29.5
Net income, after taxes (as adjusted(1))	n/a	$37.6
Cash conversion cycle	28.8	33.5

(1)	The Compensation Committee sets performance goals for our cash-based annual incentive program each year. In each of fiscal years 2012 and 2013, the corporate performance goals were based on net revenue, net income (after taxes) and cash conversion cycle. According to the plan documents, certain items (whether positive or negative) are excluded from calculation of the metrics in determining the attainment of such performance goals. In fiscal year 2012, a net of approximately $8.1 million in positive adjustments to net income were made pursuant to this provision of the incentive plan. In fiscal year 2013, however, the Compensation Committee determined not to make any adjustments to the performance goals.

In May 2013, the Company experienced a change in control (see “May 2013 Change in Control – UE Purchase of WBL” later in this proxy), which resulted in all outstanding time-based RSUs and SARs vesting immediately and all outstanding performance-based RSUs converting into time-based RSUs, with new vesting dates between September 30, 2013 and September 30, 2015 (the “2013 Change in Control”). Following the 2013 Change in Control, the Compensation Committee evaluated the equity ownership opportunities held by the NEOs, given that all time-based equity had vested and all performance-based opportunities had converted into time-based RSUs. As a result of this evaluation, the Compensation Committee determined to make a mid-year supplemental performance-based RSU (“PSU”) grant to NEOs to provide additional retention and incentive motivation to the NEOs. As discussed below (“Long-Term Incentive Compensation – Special Awards”), the performance goals for these supplemental PSUs were not met and thus, they lapsed and were no longer considered outstanding as of the beginning of fiscal year 2014.

Compensation Programs Objectives and Philosophy

The Compensation Committee believes that compensation of our executives should encourage creation of stockholder value and achievement of strategic corporate objectives. It is the Compensation Committee’s philosophy to align the interests of our stockholders and management by integrating compensation with our annual and long-term corporate strategic and financial objectives. The Compensation Committee believes that an executive compensation program can send powerful messages about expected behaviors and results. We believe that:

•	Leadership’s decisions and behaviors help drive our performance results;

•	An accountability-oriented performance management and development system is essential to align executive behaviors with key performance metrics; and

•

Our executive compensation program is a critical part of our accountability-oriented system, both influencing executive behaviors around key performance metrics and fostering a high-performance culture.

In furtherance of these beliefs, our executive compensation program is founded on the following:

•

To be reflective of competitive market and industry practices, offering both competitive programs and compensation opportunities, and balancing our need for talent with the need to maintain reasonable compensation costs.

•	To be designed to attract, motivate, and retain executive talent willing to commit to building long-term stockholder value.

•	To encourage executive decision-making in alignment with our business strategy and to focus executives’ efforts on the performance metrics that drive stockholder value.

•	To reinforce the desired behaviors of meeting and/or exceeding performance targets by rewarding superior performance, and differentiating rewards based on the performance level achieved.

•

To establish a pay-for-performance-oriented system that considers our performance and pay in the context of peer performance and pay, with the philosophy that Company performance in the upper tier relative to our peer group merits higher levels of compensation and conversely, underperformance relative to our peer group merits lower levels of compensation.

The Compensation Committee

During fiscal 2013 and currently, the Compensation Committee was comprised of three directors, all of whom are non-employee directors and independent. During portions of fiscal year 2012, the Compensation Committee was comprised of five directors, four of whom were independent and all of whom were non-employee directors. Although our Board determined not to treat one of the former members of the Compensation Committee as independent, all compensation decisions that were subject to the independence requirements were ratified or approved by either a special committee of the Compensation Committee comprised solely of the independent, non-employee directors on the Compensation Committee, which we refer to as the Special Compensation Committee, or a majority of the independent, non-employee directors on our Board. As used in this Compensation Discussion and Analysis, all approvals or recommendations by the Compensation Committee included the approval or recommendation by the Special Compensation Committee or a majority of the independent, non-employee directors on the Board where so required.

The Compensation Committee is responsible for developing and monitoring compensation arrangements for our executives (including determining the compensation of our named executive officers), administering our equity incentive plans (including reviewing and approving grants to executives) and other compensation plans, as well as performing other activities and functions related to executive compensation as may be assigned from time to time by the Board.

Role of Chief Executive Officer in Compensation Decisions

Our CEO annually reviews the performance of each of his direct reports, whom we refer to as executives, including each of our NEOs, relative to individual and corporate annual performance goals established for the year. He then presents his compensation recommendations based on these reviews to the Compensation Committee. The Compensation Committee exercises its discretion in modifying any compensation recommendations relating to executives that were made by our CEO and approves all compensation decisions for our executives. The Board as a whole performs the annual review of our CEO and the Compensation Committee approves all compensation decisions for our CEO. In addition to Compensation Committee approval, the independent members of our Board approve all compensation arrangements for our CEO.

Setting Executive Compensation

Peer Group Comparison

We believe that external comparisons for compensation-setting purposes should be primarily against companies which fairly represent the potential market for executive talent at the Company and that are consistent with the business and market challenges that we face. To attract and retain the most qualified executives, we seek to offer a total compensation package competitive with companies in our “peer group,” which, when making 2013 compensation decisions consisted of:

•	Atmel Corp.

•	Benchmark Electronics, Inc.

•	Coherent Inc.

•	CTS Corp.

•	Fairchild Semiconductor Intl

•	Intl Rectifier Corp.

•	Intersil

•	KEMET

•	Methode Electronics Inc.

•	Microsemi Corp

•	Omnivision Technologies

•	OSI Systems

•	Photronics

•	Plexus Corp.

•	Radisys Corp.

•	RF Micro Devices

•	Rogers Corp.

•	TTM Technologies, Inc.

•	Viasystems Group

While none of the companies in our peer group are our industry competitors, all are technology companies with which we reasonably compete for executive talent. Several of these companies are, or have divisions which have, similar contract manufacturing business models to us or use high-volume manufacturing in the course of their business. Many of our competitors are foreign based (and therefore do not disclose executive compensation information in the same manner as U.S. publicly traded companies) and/or consist of mixed business models and do not disclose performance data for business units similar to ours. Therefore, we have determined that it is necessary to use a peer group that is comprised largely of U.S.-based technology companies that are practical proxies for competitors for talent, as well as reasonable proxies for market performance.

The Compensation Committee reviews the peer group on an annual basis to ensure continued appropriateness of each company in the group and the group as a whole and, in May of 2013, made slight changes to the group such that for 2014 compensation decisions, our peer group consists of:

•	Benchmark Electronics, Inc.

•	Coherent Inc.

•	Coleman Cable

•	CTS Corp.

•	GT Advanced Technologies

•	Intl Rectifier Corp.

•	Intersil

•	KEMET

•	Methode Electronics Inc.

•	Newport Corp.

•	Omnivision Technologies

•	OSI Systems

•	Photronics

•	Plexus Corp.

•	Radisys Corp.

•	RF Micro Devices

•	Rogers Corp.

•	TTM Technologies, Inc.

•	Viasystems Group

The Compensation Committee believes that generally, our peer group should meet the following criteria:

•	be made up of companies which are classified in either the same Global Industry Classification Standard (GICS) code as us, or a closely related GICS code;

•	each peer company’s revenue should fall in a range that spans 40% of, to 2.5 times, the revenue of MFLEX;

•	MFLEX’s revenue should be within approximately 20% of the median revenue of the peer group;

•

each peer company’s market capitalization should fall in a range that spans 30% of, to 3.0 times, MFLEX’s market capitalization, with flexibility to allow direct competitors and/or then-current peer companies to be included; and

•	MFLEX’s market capitalization should be positioned between the 25th and 75th percentile of the peer group.

When selecting companies to comprise the peer group, the Compensation Committee uses discretion in determining which companies to include and a company that falls outside the desired criteria may continue to be included as a peer for a variety of factors. The factors which may be considered include, but are not limited to, location of the company, the character of the company’s international operations, whether the company refers to MFLEX as a peer company, headcount and revenue. We strive for our peer group to generally consist of 15 to 20 companies, provided enough companies meeting the above criteria are identified for inclusion.

Ongoing Review of Compensation Trends

In general, the Compensation Committee’s practice is to review general industry trends in executive compensation, and additionally to review peer group compensation practices and compensation levels during the course of the year prior to actually establishing annual compensation packages for our executives. Approval of executive compensation is made in the first quarter of each new fiscal year. This process allows the Compensation Committee to consider data regarding our financial performance during the prior year in its analysis, to conduct an assessment of the executives’ contribution to our overall performance, and evaluate progress and results achieved that directly link to corporate business goals and objectives. The Compensation Committee then utilizes this aggregation of information to establish annual base compensation, performance-based incentive bonus awards and equity grants (both time and performance-based).

The use of tally sheets

On a regular basis, the Compensation Committee is provided with a “tally sheet” report prepared by management for each executive, including our named executive officers. The tally sheet includes, among other things, total annual compensation, the value of unexercised or unvested equity compensation awards, and the value of cumulative stock exercises by the executive. The Compensation Committee uses tally sheets to provide additional perspective on the value the executives have accumulated from prior equity awards and plan accruals and the retentive value of such awards, consider any changes to our program that may be appropriate (including the mix of compensation elements), and provide additional context for their compensation decisions.

Role of Compensation Consultants

The Compensation Committee uses the services of external compensation consultants to obtain relevant information on compensation practices and trends within the peer group and among the broader market. Beginning in 2010, and as it related to the process for developing executive compensation for 2013 and 2014, the Compensation Committee engaged Compensia as its independent compensation consultant.

Compensia is engaged by, and reports directly to, the Compensation Committee. Management did not participate in the selection process for the Compensation Committee’s compensation consultant. The Compensation Committee is not aware of any conflict of interest on the part of Compensia or any factor that would otherwise impair the independence of Compensia relating to the services performed by Compensia for the Compensation Committee. Compensia has not been engaged by the Company previously and does not perform any services for the Company. The Compensation Committee has a policy prohibiting Compensia from providing any services to MFLEX or MFLEX’s management without the Compensation Committee’s prior approval, and has expressed its intention that such approval will be given only in exceptional cases.

Compensia generally reviews the materials prepared for the Compensation Committee by management, prepares additional materials as may be requested by the Compensation Committee, and attends Compensation Committee meetings. In its advisory role, Compensia assists the Compensation Committee in the design and implementation of MFLEX’s compensation program. This includes assisting the Compensation Committee in selecting the key elements to include in the program, the targeted payments for each element, and the establishment of performance targets. In particular with respect to 2013 compensation, Compensia assisted the Compensation Committee in its review of the performance metrics and targets under MFLEX’s short-term performance-based incentive plan and performance-based equity compensation. This assistance included providing information on trends and best practices in the area of executive compensation and the compensation practices at peer companies.

Compensia also provides market comparison data and peer group data, which are factors considered by the Compensation Committee in making compensation decisions. Based on this data, Compensia advises the Compensation Committee with respect to the competitiveness of MFLEX’s compensation program in comparison to industry practices, and identifies any trends in executive compensation.

Role of Other Outside Advisors

From time to time, the Company and the Compensation Committee may also utilize the services of other outside advisors, primarily attorneys. During fiscal year 2013, the Company received advice from our outside legal counsel, DLA Piper, primarily related to the drafting of the new 2014 Equity Incentive Plan, which the stockholders are being requested to adopt pursuant to this proxy.

Executive Compensation Components

The components of named executive officer compensation consist of base salary; short-term performance-based incentive compensation (cash bonus); long-term incentive compensation, consisting of both time-based equity awards (for 2013, RSUs and SARs) and performance-based equity awards; and other minimal perquisites and benefits, which are discussed separately below.

Compensation Element	Objectives	Key Features
Base Salaries	To provide a fixed level of cash compensation to reward ongoing services, demonstrated experience, skills and competencies relative to the market value of the job.

Targeted generally around the 50th percentile of market practice but varies based on unique market demands, hiring needs, experience and other factors.

Adjustments are considered annually based on individual performance, level of pay relative to our peer group and the market, and internal pay equity.

Short-Term Performance-Based Incentive Compensation (Cash Bonus)

Rewards annual corporate performance and achievement of strategic goals.

Aligns NEO’s interests with those of our stockholders by promoting strong annual results through sales, net income and operating efficiencies.

Annual incentive payments are cash awards based on financial targets (net revenue, net income and cash conversion cycle in fiscal year 2013), as adjusted for unusual or non-recurring items.

Target cash bonuses for the NEOs in 2013 were:

•     CEO – 100% of his salary;

•     CFO – 65% of his salary; and

•     Other NEO’s – 55 or 60% of their respective salaries.

Compensation Element	Objectives	Key Features
	Retains NEOs by providing market-competitive compensation.	Awards are variable and formula-based on actual performance relative to target, although the Compensation Committee can exercise discretionary adjustments (downward only).

Long-Term Time-Based Incentive Compensation (Equity Awards)

Aligns NEOs’ interests with long-term stockholder interests by linking part of each NEO’s compensation to long-term corporate performance as reflected in equity values.

Provides opportunities for wealth creation and ownership, which promotes retention and enables us to attract and motivate our NEOs.

Retention of NEOs through multi-year vesting of equity grants.

Targeted at a level that will provide total direct compensation (base salary + annual incentive + equity awards) generally around the 50th percentile of the relevant market practice, though the target may range between the 25th and 75th percentile depending upon various factors.

For fiscal year 2013, used different equity types, RSUs and SARs to strengthen the link between executive compensation and stockholder value. (Note: RSUs directly track stockholder value and may go up or down in value. SARs only have value if stockholder value increases from the original grant value).

Awards granted in fiscal year 2013 vest in increments over a three-year period.

Long-Term Performance-Based Incentive Compensation (Equity Awards)	Same objectives as time-based equity incentive awards above, but with additional objective of rewarding achievement of long-term corporate financial, operating or strategic objectives.	Uses PSUs that vest based on achievement of corporate performance metrics over multi-year periods. The vesting metrics for grants made for fiscal year 2013 are measured over fiscal years 2013 through 2015 and include compounded average growth rate (“CAGR”) and customer diversification goals, with the CAGR goal having both a net income and revenue gating item and the customer diversification goal including a net income gating item. Awards vest at the end of the performance period and award achievement may be variable based on actual performance relative to target.

Other Benefits/ Perquisites	To provide nominal supplemental benefits such as insurance and retirement savings plans to our NEOs that are consistent with industry/peer practices.

NEOs are offered:

A reasonable Section 401(k) plan in which executives may participate at the same benefit level as all other U.S.-based employees;

The same medical, dental and vision plans as other similarly located employees (with the premiums covered by the Company);

Long-term disability, life and AD&D plans (with the premiums covered the Company); and

Financial planning services in an amount of $5,000 per year.

Executives based outside the U.S. may continue to receive car and driver benefits customary for the location in which they work.

Mix of Compensation Elements

The Compensation Committee strives to develop comprehensive compensation packages that are competitive with those offered by other companies with which we compete to attract and retain talented executives. To achieve this, the Compensation Committee generally considers that total compensation targeted around the 50th percentile of the relevant benchmark to be appropriate, though the compensation may range between the 25th and 75th percentile for any individual executive or all executives as a group depending upon our performance, individual performance and experience level, individual expertise, level of responsibility and tenure with us, general economic conditions and other factors. Generally, executives that are new to their positions may be targeted below the 50th percentile and those with significant demonstrated experience and capability may be targeted above the 50th percentile.

The Compensation Committee structures compensation such that a significant portion of our executive compensation is variable and incentive-based and tied directly to our performance. For example, in fiscal year 2013, between 55 and 75% of NEO actual compensation was incentive compensation, which was lower than the percentage of NEO targeted incentive compensation (which was between 64 and 80%) due to the non-equity incentive plan (cash bonus) not paying out at all since the metrics in the plan were not achieved. In establishing the mix of these different compensation elements, the Compensation Committee considers the mix for such compensation elements as used by our peer and industry groups, as well as the unique circumstances of the Company. Long-term incentive opportunities will generally be greater than annual incentive levels in order to focus executives on long-term, sustainable value creation. For example, in fiscal year 2013, between 44 and 60% of total NEO target incentive compensation constituted long-term opportunities.

Base Salary

Executive Officer Salaries

The Compensation Committee conducts an annual review of the base salary of each named executive officer and sets the salary level of each executive officer on a case-by-case basis, taking into account the salaries paid to comparable executives in our peer group and in market surveys, internal pay equity, the individual’s level of responsibilities and performance, hiring needs, unique market demands and experience level. The Compensation Committee begins by reviewing the base salaries recommended by our CEO for our executives, as well as a competitive assessment of our executive pay relative to market information, including compensation data from our peer group and industry data compiled by the Compensation Committee’s compensation consultant from a variety of high technology companies (“industry data”). In addition, the Compensation Committee is provided with a financial assessment of the Company relative to our peer group to facilitate a pay-for-performance comparison versus our peers.

We set salaries on a calendar, rather than fiscal, year basis. In November 2012, the Compensation Committee approved base salaries for calendar year 2013 for our named executive officers as follows:

•	Mr. Meshgin, $631,382 (no increase from calendar year 2012);

•	Mr. Liguori, $385,697 (increased from $378,134 in calendar year 2012);

•	Ms. Besnard, $311,822 (increased from $302,740 in calendar year 2012);

•	Mr. Jin, $366,333 (increased from $357,398 in calendar year 2012); and

•	Mr. Lee, $314,301 (increased from $308,138 in calendar year 2012).

Short-Term Performance-Based Incentive Compensation

Executive Officer Incentives

Generally, our named executive officers are eligible to receive non-equity (cash) incentive compensation (“bonuses”) on an annual basis. The Compensation Committee believes that a significant portion of executive officer compensation should be contingent upon our performance in order to motivate our executives to meet the business and financial objectives of the Company. Accordingly, the Compensation Committee approves an incentive program at the beginning of each fiscal year, under the portion of the 2004 Plan that has been qualified to comply with the “performance-based compensation” exception of Section 162(m) of the Code. In adopting the incentive program, the Compensation Committee specifies the applicable performance metrics and method for calculating each named executive officers’ bonus for such fiscal year. Following the close of such fiscal year, the Compensation Committee reviews the performance of the Company versus the approved metrics, and based upon such review, approves the named executive officer bonuses for the year.

In setting the fiscal year 2013 target bonus opportunities for our named executive officers, the Compensation Committee noted that the 50th percentile for target bonus awards for the Company’s peer group equated to 100% of base salary for the CEO and 70% of the base salary for the CFO. Taking such information into consideration, the Compensation Committee determined that the target bonus opportunities set forth in the table below were appropriate.

Incentive Structure

For fiscal year 2013, the Compensation Committee based the annual incentive program on the Company’s performance against three different metrics: net revenue; net income, after taxes; and cash conversion cycle. The specific target for each metric was consistent with the annual business plan as approved by our Board for fiscal year 2013. Net revenue was selected as a metric because the Compensation Committee believes that long-term success is dependent upon revenue growth and, therefore, wanted to motivate and reward the achievement of specific revenue targets. Net income was selected as a metric because revenue growth without profitability is not a desired outcome and profitability is a key driver of stockholder value improvement. The cash conversion cycle metric was selected to incent the efficient use of working capital and dis-incent value destructive trade-offs between profit or revenue and working capital usage. No bonus was payable under the incentive program if a minimum threshold for net income was not met. The portion of annual incentive compensation to be determined by each metric was set by the Compensation Committee to achieve a reasonable balance among the metrics.

The following table sets forth the fiscal year 2013 “On Plan” target bonus opportunity for each named executive officer and the percentage of each named executive officer’s bonus opportunity that was tied to each financial metric:

Name	Target Bonus Opportunity	Target Bonus Opportunity as a Percentage of Base Salary	Percentage of Bonus tied to Net Revenue	Percentage of Bonus tied to Net Income (after tax)	Percentage of Bonus tied to Cash Conversion Cycle
Reza Meshgin	$631,382	100%	40%	40%	20%
Tom Liguori	$250,703	65%	40%	40%	20%
Christine Besnard	$171,502	55%	40%	40%	20%
Lance Jin	$219,800	60%	40%	40%	20%
Thomas Lee	$172,866	55%	40%	40%	20%

The following table sets forth the minimum threshold for each specified financial metric and the portion of the bonus attributable to each metric that is payable at the minimum threshold:

Financial Metric	Minimum Threshold	Portion Earned at Minimum Threshold
Net Revenue	88% of targeted metric	0%
Net Income	50% of targeted metric	0%
Cash Conversion Cycle	29% over targeted metric	0%

At 100% “On Plan” achievement, the 2013 annual incentive program was structured to pay out 100% of the targeted incentive for each of the net revenue, net income (after tax) and cash conversion cycle metrics. For below “On Plan” performance, the payout is reduced in accordance with a linear formula, and for above “On Plan”

performance, the payout is increased in the same manner, subject to the limitations set forth below. Payouts are thereby tied to the performance of the Company. Performance against each metric is calculated and the payout is determined independently, except that above “On Plan” payouts could not be earned unless the Company earned net income of at least the targeted percentage to net revenue. This gating requirement was established to ensure that revenue growth was not pursued at the expense of profitability.

All earned bonus amounts were capped by the bonus accrual provided in the budget for the fiscal year (which was ten percent of our net income) and the maximum bonus that could be earned by any named executive officer was 250% of his or her target bonus opportunity.

Pursuant to the provisions of our annual incentive program, the performance metrics were to be calculated as reported in the annual financial statements included in our Annual Report on Form 10-K for fiscal year 2013, but excluding the effect of: any asset write-down; litigation or claim judgment or settlement; the effect of any change in tax laws, accounting principles, or other laws or provisions affecting net income after taxes; any effect of a reorganization or restructuring; any extraordinary nonrecurring item (as defined for purposes of generally accepted accounting principles); the third party costs associated with the pursuit or closing of any acquisitions or divestitures; and any foreign exchange loss or gain, in each case, occurring or becoming known after the establishment of the performance goals and not reflected in the plan upon which the performance goals are based. Cash conversion cycle was to be determined by our CFO in accordance with generally accepted accounting principles and certified by the Compensation Committee at the close of fiscal year 2013.

These potential adjustments to “as reported” results were established in order to help ensure that events outside executive management control were not unduly beneficial or detrimental to the executives from a compensation perspective, and to further guard against the structure of the incentive program discouraging executive actions that would be in stockholder interests but which might adversely impact annual incentive payouts. For example, asset write-downs might have to be taken because of accounting rules coupled with major declines in market valuations driven by outside forces. The asset write-downs, in turn, reduce net income, yet, may have nothing to do with Company or executive performance. In all of these scenarios, the Compensation Committee evaluates each relevant adjustment to verify that it meets the intent of this provision of the incentive program, and if not, the Compensation Committee has the latitude to not include such adjustment, provided the effect is to decrease the payment of the award. Further, the annual bonus pool limitation on executive incentive compensation provides an added layer of protection to stockholders to ensure that adjustments do not unduly benefit executives when real profits are at low levels.

The Company did not achieve financial performance levels for any of the three metrics for fiscal year 2013 that were within the range for incentive payouts, and therefore, no bonuses were paid to our named executive officers for fiscal year 2013.

Long-Term Incentive Awards

The Compensation Committee believes that structuring long-term incentive awards to be payable in equity (versus cash) has the added benefit of directly aligning award value to stockholder value. By coupling such awards with guidelines for equity ownership for executives, the Compensation Committee feels it further aligns the interest of executive with the interests of our stockholders and promotes retention of key personnel, which is also in the best interest of our stockholders.

Awards made to our CEO and other named executive officers are approved by the Compensation Committee, and in the case of our CEO, are also recommended to the independent members of our Board for ratification. The Compensation Committee views equity awards as long term incentive opportunities because they typically vest over multiple-year periods, and their vested value is therefore dependent on our longer-term performance. In making equity awards, the Compensation Committee considers the percentage of Company equity represented by the grant and compares this to peer company equity usage rates (“burn rates”). The Compensation Committee generally has kept the burn rates in granting equity awards well below those of its peer companies.

Long-Term Incentive Compensation – Annual Awards

In November 2012 and December 2012, the Compensation Committee granted annual equity awards to our named executive officers and other employees for fiscal year 2013. In making awards to our named executive officers, the Compensation Committee elected to use a combination of time-based RSUs and SARs and performance-based RSUs, or PSUs. In determining the sizes of the awards, the Committee noted that the award sizes being considered by the Committee, when aggregated together with the base salary and target bonus amounts, placed each executive’s compensation just at, or slightly below, the 50th percentile for the relevant market data. The Compensation Committee determined it was appropriate to allocate shares intended for time-based awards between RSUs and SARs so as to accomplish two goals: retention (in the case of time-based RSUs) and to focus executives’ efforts on the performance metrics that drive stockholder value (in the case of SARs). The time-based RSUs and SARs vest over a three-year period, with one-third of the grant vesting in each of November 2013, 2014 and 2015. The performance period for the PSUs granted for fiscal year 2013 covers fiscal years 2013 through 2015. The PSUs vest upon attainment of the following performance metrics:

•

Provided that the Company’s average NIAT for fiscal years 2013, 2014, and 2015 equals or exceeds a specified percentage of the Company’s aggregate revenue for such fiscal years and the Company’s fiscal year 2015 NIAT equals or exceeds a specified amount, then 60% of the PSUs granted to each individual will vest if the compounded average growth rate of the Company’s revenue equals or exceeds a specified percentage for fiscal years 2013 through 2015, using fiscal year 2012 as a baseline; and

•	Provided that the Company’s NIAT for fiscal year 2015 equals or exceeds a specified amount, 40% of the PSUs granted to each individual vest upon specified customer diversification goals being met.

The total number of annual equity awards (RSUs, SARs and PSUs) granted in November and December 2012 for fiscal year 2013 as described above is reflected in the following table (the PSU share amounts represent the target award, assuming all metrics are achieved):

	RSU Value ($)(1)	Total RSU grant (#)	PSU Value ($)(1)	Total PSU grant (#)	SAR Value ($)(1)	Total SAR grant (#)
Reza Meshgin	$538,432	30,080	$766,291	38,898	$480,510	90,240
Tom Liguori	$164,465	9,188	$232,258	12,689	$146,768	27,563
Christine Besnard	$109,029	6,091	$155,056	8,486	$97,300	18,273
Lance Jin	$159,328	8,901	$220,295	11,971	$142,188	26,703
Thomas Lee	$142,054	7,936	$203,895	10,350	$126,773	23,808

(1)	Value shown is calculated in accordance with ASC Topic 718.

Consistent with past fiscal years, the grant values were approved by the Compensation Committee after considering target equity values, individual and corporate performance generally and overall levels of total compensation of our named executive officers relative to our peer group and market data.

Long-Term Incentive Compensation – Special Awards

As discussed more fully below in “May 2013 Change in Control – UE Purchase of WBL,” in May of 2013, a majority of the ownership interests of MFLEX’s majority stockholder was bought by a third party, which resulted in the 2013 Change in Control under our 2004 Plan and the Change in Control Plan dated January 18, 2012 (the “CiC Plan”). This 2013 Change in Control resulted in (i) the accelerated vesting of all outstanding time-based RSUs held by our employees, including our named executive officers, (ii) the accelerated vesting of all outstanding SARs held by our employees, including our named executive officers, and (iii) the conversion of all outstanding PSUs to time-based RSUs, with new vesting dates between September 30, 2013 through September 30, 2015. Following the 2013 Change in Control, the Compensation Committee held several meetings and consulted with Compensia, its independent consultant, and at the end of June 2013, determined to make supplementary equity grants to key employees, including the named executive officers. The goal of making these grants was to provide additional retention value, since all non-executive grants were now fully vested and a large portion of the value of executive grants was vested as well. While the grants to non-executives were time-based RSUs, the Compensation Committee determined that given the importance of the financial performance of the Company at that time, the executive’s grants should vest based on performance goals being achieved. These Supplemental PSUs were scheduled to vest on June 27, 2014, based upon the attainment of revenue and net income after taxes goals for the fourth quarter of fiscal 2013. However, the Company did not meet the performance goals for the Supplemental PSUs, and thus, they lapsed and were no longer outstanding as of the beginning of fiscal year 2014.

The total number of Supplemental PSUs granted in June 2013 as described above is reflected in the following table (the PSU share amounts represent the target award, assuming both metrics were achieved):

	PSU Value ($)(1)	Total PSU grant (#)
Reza Meshgin	$173,715	8,818
Tom Liguori	$51,255	3,501
Christine Besnard	$35,063	2,395
Lance Jin	$44,945	3,070
Thomas Lee	$47,556	2,414

(1)	Value shown is calculated in accordance with ASC Topic 718.

Perquisites

We periodically review the perquisites and other personal benefits that our named executive officers receive. It is the Compensation Committee’s philosophy that perquisites should be minimal in amount and constitute a minor portion of total compensation. As described in the Summary Compensation Table below, our named executive officers are entitled to few benefits that are not otherwise available to all of our employees. In addition, the Compensation Committee eliminated auto allowances effective as of January 1, 2012 for executives based in the U.S. Executives based outside the U.S. may continue to receive car and driver benefits customary for the location in which they work.

Other Benefits

We believe that benefits should be competitive with other similarly sized companies in our industry and we provide broad-based benefits to our named executive officers and all other employees alike, including health and dental insurance, life and disability insurance and a Section 401(k) plan. Participants in the Section 401(k) plan, including our named executive officers, are permitted to contribute to the plan through payroll deductions within statutory and plan limits. Participants may select from a variety of investment options. Section 401(k) plan investment options do not include our Common Stock. In addition, we currently provide matching contributions for the participants in the Section 401(k) plan, including our named executive officers.

Compensation for Fiscal Year 2014

Pay-for-Performance Study

In 2013, the Compensation Committee commissioned another pay-for-performance study which was used for setting 2014 compensation. This study again compared us to the 19 companies in our peer group and found strong to moderate alignment for the most recent one, two and three year periods, both including and excluding the impact of the 2013 Change In Control, as illustrated below:

Realized TDC for purposes of this study is the sum of base salary, annual incentives and the increase in the value of equity underlying the awards held by the NEOs. “Other NEOs” include Messrs. Jin and Lee and Ms. Besnard for MFLEX and the average for NEOs other than the CEO and CFO for peers.

2013 Financial Performance

As noted above, our financial results for fiscal year 2013 were lower than 2012 and below our expectations. The Company suffered net losses of approximately $65 million, and when setting 2014 executive compensation, the Compensation Committee viewed 2014 as a turn-around year during which a number of extraordinary management actions would be required, not all of which could be readily built into a financial plan before the beginning of the plan year. Overall, the Compensation Committee did not feel major changes were required to our executive compensation practices; however, the Compensation Committee determined that certain changes would be required to the structuring of incentive compensation, as more fully described below.

Base Salaries and Total Target Direct Compensation

For calendar year 2014, management recommended, and the Compensation Committee agreed, that there be no increase in the base salaries for our named executive officers. In setting 2014 executive total target direct compensation in general, the Compensation Committee considered the results of the pay-for-performance survey that had been performed by Compensia, market and peer data, the recent financial performance of the Company, and that our most recent stockholder advisory vote on executive compensation had approved our executive compensation practices.

Performance-Based Annual Incentives

In formulating an annual incentive program for fiscal year 2014, the Compensation Committee considered the Company’s financial plan for the year and the fact that both management and the Board saw fiscal year 2014 as a key turn-around year for the Company. MFLEX had a net loss in fiscal year 2013 and the financial plan for 2014 would not support a bonus plan based on the same parameters as in the past several years. Accordingly, the Compensation Committee determined it was appropriate to adopt a profit sharing plan, wherein ten percent of the Company’s net income after taxes is set aside for the aggregate bonus pool. Forty percent of the aggregate bonus pool is allocated to the Company’s executives (the “Executive Bonus Pool”), where each named executive officer’s bonus ratio and target bonus is as set forth in the table below:

Named Executive Officer	Percentage of Executive Bonus Pool	Target Bonus as % of Salary
Meshgin	24.1428%	100%
Liguori	15.1428%	65%
Besnard	12.1428%	55%
Jin	14.1428%	60%
Lee	12.1428%	55%

The maximum bonus for each individual that may be earned is 250% of the target bonus for such named executive officer and the Company must meet a minimum net income after tax target before any amounts are earned.

Long-Term Incentive Compensation

In November and December 2013, the Compensation Committee granted annual equity awards to our named executive officers and other employees for fiscal year 2014. In making awards to our named executive officers, the Compensation Committee elected to use a combination of time-based RSUs and PSUs, and to forgo making SAR grants this year. The time-based RSUs vest over a three-year period, with one-third of the grant vesting in each of November 2014, 2015 and 2016. The PSUs granted for fiscal year 2014 are broken into two types of grants, based on (1) total shareholder return (the “TSR PSUs”) and (2) return on invested capital (the “ROIC PSUs”). The TSR PSUs have a performance period of November 30, 2013 through November 30, 2016 and the ROIC PSUs have a performance period of October 1, 2013 through September 30, 2016.

Provided the executive remains employed by the Company through the vesting certification date, the PSUs vest as follows:

•	The TSR PSUs vest upon the attainment of specific objectives tied to total shareholder return as compared to the performance of the Nasdaq Total Return Index; and

•	The ROIC PSUs vest upon the attainment of specific objectives tied to return on invested capital.

The total number of equity awards (RSUs and PSUs) granted for fiscal year 2014 as described above is reflected in the following table (the PSU share amounts represent the target award, assuming all metrics are achieved at the maximum levels):

	RSU Value ($)(1)	Total RSU grant (#)	PSU Value ($)(1)	Total PSU grant (#)
Reza Meshgin	$607,488	48,599	$1,075,946	109,349
Tom Liguori	$185,550	14,844	$328,622	33,398
Christine Besnard	$123,013	9,481	$217,847	22,140
Lance Jin	$179,763	14,381	$318,369	32,356
Thomas Lee	$160,275	12,822	$283,873	28,850

(1)	Value shown is calculated in accordance with ASC Topic 718.

Consistent with past fiscal years, the grant values were approved by the Compensation Committee after considering target equity values, individual and corporate performance generally and overall levels of total compensation of our named executive officers relative to our peer group and market data.

Equity Ownership Guidelines and Hedging Policy

To further align the interests of our management with those of our stockholders, the Compensation Committee has approved guidelines that require each Executive (as defined below) to maintain certain stock ownership levels. As used in these equity ownership guidelines and the compensation recovery policy described below, “Executive” means the CEO, any Vice President or higher level employee who reports to the CEO and any other individual designated by the Compensation Committee as an Executive for these purposes. The following ownership guidelines became effective for Executives in fiscal year 2010:

•	CEO – stock value equal to two and a half times annual base salary

•	CFO – stock value equal to one and three quarters times annual base salary

•	Other Executives – stock value equal to one time annual base salary

Executives are expected to achieve the guideline level within five years of the guideline first becoming applicable to an Executive. The following types of ownership will be counted towards satisfying the guideline: shares owned directly by the Executive and shares owned by immediate family members. The guidelines also prohibit an Executive from short-selling or engaging in any financial activity where they would benefit or be insulated from a decline in our stock price. The Compensation Committee may elect to suspend or delay the guidelines for any Executive in the event of a financial emergency or undue hardship for the Executive or in the event that general economic conditions result in significant stock value changes over a very short period.

Until such time as an Executive has attained their guideline holding level, the Executive is expected to retain at least 60% of all vested equity, net of taxes.

Compensation Recovery Policy

In the event of a material misstatement of our financial results that requires us to restate all or a portion of our financial statements, our Board may, in its sole discretion and subject to applicable law and regulations, require an Executive to reimburse the Company for the difference between any performance awards paid to the Executive based on achievement of financial results that were subsequently restated and the amount the Executive would have earned under such awards based on the restated financial results (as well as any such other amounts as may be required by law or regulation).

Tax Considerations

We generally intend to qualify executive compensation for deductibility without limitation under Section 162(m) of the Code. Section 162(m) provides that, for purposes of regular income tax and the alternative minimum tax, the otherwise allowable deduction for compensation paid or accrued with respect to a covered employee of a publicly-held corporation (other than certain exempt performance-based compensation) is limited to no more than $1 million per year. We do not expect that the non-exempt compensation to be paid to any of our executive officers for fiscal year 2013 as calculated for purposes of Section 162(m) will exceed the $1 million limit. However, to maintain flexibility in compensating the Company’s executives in a manner designed to promote corporate goals, it is not a policy of the Compensation Committee that all executive compensation must be deductible.

Compensation as it Relates to Risk

We have assessed our compensation programs and have concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company. Our management and the Compensation Committee assessed our executive and broad-based compensation and benefits programs on a worldwide basis to determine if the programs’ provisions and operations create undesired or unintentional risks of a material nature. This risk assessment process included a review of program policies and practices; program analysis to identify risk and risk controls related to the programs; and determinations as to the sufficiency of risk identification, the balance of potential risk to potential reward, risk control, and the contribution of the programs and their risks to our strategy. Although we reviewed all compensation programs, we focused on the programs with variability of payout, with the ability of a participant to directly affect payout and the controls on participant action and payout, including applicable compensation recovery policies.

Based on the foregoing, we believe that our compensation policies and practices do not create inappropriate or unintended significant risk to the Company as a whole. We also believe that our incentive compensation arrangements are compatible with effective internal controls and the risk management practices of the Company and are supported by the oversight and administration of the Compensation Committee with regard to our executive compensation programs.

Summary Compensation Table

The following table discloses the compensation paid to or earned from us during each of the years ended September 30, 2013, 2012 and 2011 by our named executive officers (i.e., our CEO, CFO and our three other most highly paid executive officers, including such persons who met the foregoing criteria, during, but not at the end, of the fiscal year ended September 30, 2013):

2013 Summary Compensation Table

Name and Principal Position	Year	Salary(1) ($)		Stock Awards(3) ($)	Option Award(s)(4) ($)	Non-Equity Incentive Plan Compensation(5) ($)	All Other Compensation ($)		Total Compensation ($)
Reza Meshgin,	2013	$631,382		$1,304,723	$480,510	$0	$34,918	(6)	$2,451,533
President and Chief Executive Officer	2012	$631,382		$1,069,314	$399,176	$150,092	$31,486		$2,281,450
	2011	$589,888		$921,141	$409,042	$430,146	$35,466		$2,385,683

Tom Liguori,	2013	$385,696		$592,576	$146,767	$0	$38,523	(7)	$1,163,562
Executive Vice President and Chief Financial Officer	2012	$378,134		$451,380	$142,300	$49,439	$24,989		$1,046,242
	2011	$355,470		$404,314	$164,322	$142,565	$160,205		$1,226,876

Thomas Lee,	2013	$314,301		$345,949	$126,773	$0	$28,722	(8)	$815,745
Executive Vice President of Global Operations	2012	$308,138		$333,244	$92,767	$36,625	$31,800		$802,574
	2011	$287,513		$243,870	$132,916	$104,827	$38,317		$807,443

Christine Besnard,	2013	$311,822		$264,084	$97,300	$0	$29,570	(9)	$702,776
Executive Vice President, General Counsel and Secretary	2012	$302,740		$310,391	$79,750	$35,984	$38,058		$766,923
	2011	$171,023	(2)	$241,786	$131,771	$103,925	$43,786		$692,291

Lance Jin,	2013	$366,332		$379,622	$142,188	$0	$44,626	(10)	$932,768
Executive Vice President Business Development	2012	$357,398		$466,746	$107,597	$42,480	$86,205		$1,060,426
	2011	$338,250		$384,738	$156,368	$133,083	$86,541		$1,098,980

(1)	We review base salaries on calendar year basis, and thus, the amounts set forth under the column “Salary” are the base salaries paid to the named executive officer for the calendar year that most closely aligns to the fiscal year (i.e., amount indicated for 2013 is the base salary for January 1, 2013 – December 31, 2013, although a different base salary was in effect for the first quarter of the fiscal year).
(2)	Represents the annual salary for calendar year 2011 of $285,039 at full-time, with adjustment for Ms. Besnard’s previous part-time schedule.

(3)	Stock Awards represent the grant date fair value related to RSUs and PSUs that have been granted as a component of long-term incentive compensation. The grant date fair value is computed in accordance with the provisions of accounting standards for stock-based compensation. Assumptions used in the calculation of these amounts are included in Footnote 9 to our audited financial statements for the fiscal year ended September 30, 2013, which appear in our Annual Report on Form 10-K that we filed with the SEC on November 13, 2013. We granted PSUs in fiscal years 2013, 2012 and 2011 and have included the values of the award at the grant date assuming that the highest level of performance conditions are achieved.
(4)	Amounts reflect the aggregate grant date fair value of SAR awards computed in accordance with FASB ASC Topic 718. The fair value of each SAR award is estimated on the date of grant using the Black-Scholes valuation-pricing model.
(5)	Represents non-equity incentive plan compensation (cash bonus) earned for such fiscal year, regardless of the year in which the amount was actually paid (i.e., the fiscal year 2012 non-equity incentive plan compensation was not paid until fiscal year 2013, but is shown under 2012). No cash bonus was paid for fiscal year 2013.
(6)	Includes a 401(k) Company match of $9,800, medical, dental and vision insurance premiums paid by the Company equal to $20,344, amounts related to Company-paid long-term disability insurance, prepaid life insurance, accidental death and dismemberment insurance equal to $1,638, and financial planning services equal to $3,100.
(7)	Includes a 401(k) Company match of $11,505, medical, dental and vision insurance premiums paid by the Company equal to $20,344, and amounts related to Company-paid long-term disability insurance, prepaid life insurance and accidental death and dismemberment insurance of $1,638, and financial planning services equal to $5,000.
(8)	Includes a 401(k) Company match of $7,659, medical, dental and vision insurance premiums paid by the Company equal to $18,964, amounts related to Company-paid long-term disability insurance, prepaid life insurance and accidental death and dismemberment insurance of $1,638, and financial planning services paid for by the Company equal to $425.
(9)	Includes a 401(k) Company match of $6,052, medical, dental and vision insurance premiums paid by the Company equal to $20,344, amounts related to Company-paid long-term disability insurance, prepaid life insurance and accidental death and dismemberment insurance of $1,638, and financial planning services paid for by the Company equal to $1,500.
(10)	Includes a, driver and company car provided to Mr. Jin in China in accordance with local custom, which had an approximate value of $4,160, 401(k) Company match of $8,819, medical, dental, and vision insurance premiums paid by the Company equal to $20,468, amounts related to Company-paid long-term disability insurance, prepaid life insurance and accidental death and dismemberment insurance of $1,194, Company-paid housing and utilities in Suzhou, China equal to approximately $3,840, tax preparation fees of $4,925, and tax gross ups (minus taxes withheld and paid on Mr. Jin’s behalf) of $1,183. For amounts paid in China in RMB, we have used an exchange rate as of September 30, 2013 of 0.16 U.S. dollars to one RMB for purposes of this footnote.

Grants of Plan-Based Awards

The following table discloses the actual RSU, PSU, and SAR awards granted to the named executive officers during the year ended September 30, 2013 and their respective grant date fair values. It also captures potential pay-outs under non-equity incentive plans for fiscal year 2013.

2013 Grants of Plan-Based Awards

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards Target (#)(6)	All Other Stock Awards: Number of Shares of Stock or Units (#)(7)	All Other Option Awards: Number of Securities Underlying Options (#)(8)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date(1)		Threshold ($)(2)	Target ($)(3)	Maximum ($)(4)
Reza Meshgin	N/A	(5)	$0	$631,382	$1,578,455	—	—	—	—	—
	6/27/2013		—	—	—	8,818	—	—	—	$173,715	(9)
	12/18/2012		—	—	—	30,080	—	—	—	$592,576	(9)
	11/13/2012		—	—	—	—	30,080	—	—	$538,432
	11/13/2012		—	—	—	—	—	90,240	$17.90	$480,510	(10)

Tom Liguori	N/A	(5)	$0	$250,703	$626,758	—	—	—	—	—
	6/27/2013		—	—	—	3,501	—	—	—	$51,255	(9)
	12/18/2012		—	—	—	9,188	—	—	—	$181,004	(9)
	11/13/2012		—	—	—	—	9,188	—	—	$164,465
	11/13/2012		—	—	—	—	—	27,563	$17.90	$146,768	(10)

Thomas Lee	N/A	(5)	$0	$172,866	$432,164	—	—	—	—	—
	6/27/2013		—	—	—	2,414	—	—	—	$47,556	(9)
	12/18/2012		—	—	—	7,936	—	—	—	$156,339	(9)
	11/13/2012		—	—	—	—	7,936	—	—	$142,054
	11/13/2012		—	—	—	—	—	23,808	$17.90	$126,773	(10)

Christine Besnard	N/A	(5)	$0	$171,502	$428,755	—	—	—	—	—
	6/27/2013		—	—	—	2,395	—	—	—	$35,063	(9)
	12/18/2012		—	—	—	6,091	—	—	—	$119,993	(9)
	11/13/2012		—	—	—	—	6,091	—	—	$109,029
	11/13/2012		—	—	—	—	—	18,273	$17.90	$97,300	10)

Lance Jin	N/A	(5)	$0	$219,800	$549,500	—	—	—	—	—
	6/27/2013		—	—	—	3,070	—	—	—	$44,945	(9)
	12/18/2012		—	—	—	8,901	—	—	—	$175,350	(9)
	11/13/2012		—	—	—	—	8,901	—	—	$159,328
	11/13/2012		—	—	—	—	—	26,703	$17.90	$142,188	(10)

(1)	The SAR and RSU awards shown were approved by a written consent of the Compensation Committee on November 13, 2012. The PSU awards shown was approved by a written consent of the Compensation Committee on December 18, 2012 and at a meeting of the Board on June 27, 2013, respectively.
(2)	The threshold represents the amount payable to the named executive officer if 88% of the target for revenue was achieved, 50% of the target for net income was achieved and the target for cash conversion cycle (“CCC”) is not exceeded by more than 29%.
(3)	The target represents the amount payable to the named executive officer if 100% of the specified financial metrics (revenue, net income and CCC) were achieved by us for fiscal year 2013.
(4)	Named executive officers could also earn additional cash payments if our revenue, net income or CCC were above the specified target for such metric; provided that net income met the percentage of net income over revenue at the target level of performance. Additional cash payments earned in this way were calculated on the same linear basis as was applied between an intermediate level set by our Board and a specified target level. All earned bonus amounts were capped by the bonus accrual provided in the budget for the fiscal year.
(5)	The award reflected in this row is a potential cash annual incentive performance award that we granted for the performance period of fiscal year 2013, the material terms of which are described in the Compensation Discussion and Analysis. No cash bonus was paid for fiscal year 2013.
(6)	Amounts represent PSU awards granted under the 2004 Plan, the material terms of which are described in the Compensation Discussion and Analysis. The PSUs granted in December 2012 converted to time-based RSUs in connection with the 2013 Change in Control.
(7)	Amounts represent RSU awards granted under the 2004 Plan. This RSU grant is a time-based grant, and one-third (1/3) of the grant shall vest and no longer be subject to forfeiture on each of November 15, 2013, 2014 and 2015, subject to the individual continuing to provide services through such date.

(8)	Amounts represent SAR awards granted under the 2004 Plan. One-third (1/3) of the grant shall vest and no longer be subject to forfeiture on each of November 15, 2013, 2014 and 2015, subject to the individual continuing to provide services through such date.
(9)	Award reflects the values of the award at the grant date assuming that the highest level of performance conditions are achieved.
(10)	Amount reflects the grant date fair value of the SARs determined in accordance with ASC Topic 718. Footnote 9 to our audited financial statements for the fiscal year ended September 30, 2013, which appears in our Annual Report on Form 10-K filed with the SEC on November 13, 2013, includes assumptions used in the calculation of these amounts.

Outstanding Equity Awards at September 30, 2013

The following table discloses outstanding stock option awards (SARs and options) classified as exercisable and unexercisable as of September 30, 2013 for each of our named executive officers. The table also shows unvested stock awards (RSUs, including PSUs) as of September 30, 2013 assuming a market value of $16.22 per share (the closing market price of our Common Stock on September 30, 2013).

2013 Outstanding Equity Awards at Fiscal Year-End

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)(1)	Market Value of Shares or Units of Stock that Have Not Vested ($)(1)
Reza Meshgin	85,000	—	$10.00	06/24/2014	74,958	$1,215,819
	18,006	—	$10.76	12/05/2018
	15,255	—	$12.70	03/05/2019
	8,847	—	$21.90	06/05/2019
	6,779	—	$28.58	09/04/2019
	43,178	—	$25.96	11/16/2019
	40,010	—	$22.17	11/15/2020
	55,074	—	$19.65	11/14/2021
	90,240	—	$17.90	11/13/2022

Tom Liguori	5,808	—	$10.76	12/05/2018	27,807	$451,030
	4,921	—	$12.70	03/05/2019
	2,853	—	$21.90	06/05/2019
	2,186	—	$28.58	09/04/2019
	17,425	—	$25.96	11/16/2019
	16,073	—	$22.17	11/15/2020
	19,633	—	$19.65	11/14/2021
	27,563	—	$17.90	11/13/2022

Thomas Lee	4,646	—	$10.76	12/05/2018	20,909	$339,144
	3,937	—	$12.70	03/05/2019
	2,283	—	$21.90	06/05/2019
	1,749	—	$28.58	09/04/2019
	14,094	—	$25.96	11/16/2019
	13,001	—	$22.17	11/15/2020
	12,799	—	$19.65	11/14/2021
	23,808	—	$17.90	11/13/2022

Christine Besnard	3,485	—	$10.76	12/05/2018	17,995	$291,879
	2,952	—	$12.70	03/05/2019
	1,712	—	$21.90	06/05/2019
	1,312	—	$28.58	09/04/2019
	13,770	—	$25.96	11/16/2019
	12,889	—	$22.17	11/15/2020
	11,003	—	$19.65	11/14/2021
	18,273	—	$17.90	11/13/2022

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)(1)	Market Value of Shares or Units of Stock that Have Not Vested ($)(1)
Lance Jin	16,286	—	$10.00	6/24/2014	28,301	$459,024
	5,227	—	$10.76	12/05/2018
	4,429	—	$12.70	03/05/2019
	2,568	—	$21.90	06/05/2019
	1,968	—	$28.58	09/04/2019
	16,500	—	$25.96	11/16/2019
	15,295	—	$22.17	11/15/2020
	14,845	—	$19.65	11/14/2021
	26,703	—	$17.90	11/13/2022

(1)	Reflects RSUs and PSUs awarded to our named executive officers that had not yet vested as of September 30, 2013.

The following chart summarizes the number of RSUs vesting and PSUs scheduled to vest on each particular date for each named executive officer as of September 30, 2013:

Vesting Date	Reza Meshgin	Tom Liguori	Thomas Lee	Christine Besnard	Lance Jin
June 27, 2014(1)	8,818	3,501	2,414	2,395	3,070
September 30, 2014(2)	36,060	15,118	10,559	9,509	16,330
September 30, 2015(2)	30,080	9,188	7,936	6,091	8,901

Total	74,958	27,807	20,909	17,995	28,301

(1)	Although these PSUs were outstanding at the end of fiscal year 2013, the PSUs were cancelled effective as of the beginning of fiscal year 2014 because attainment of the performance metrics associated with such PSUs was not met.
(2)	These grants were originally PSU grants that converted to time-based RSU grants due to our 2013 Change in Control – see below “May 2013 Change in Control – UE Purchase of WBL.”

Option Exercises and Stock Vested

The following table discloses certain information concerning exercises of stock options and the vesting of RSU awards for each named executive officer during the fiscal year ended September 30, 2013.

2013 Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Reza Meshgin	—	$—	90,272	$1,427,264
Tom Liguori	—	$—	35,400	$561,925
Thomas Lee	—	$—	25,435	$402,134
Christine Besnard	—	$—	23,364	$370,358
Lance Jin	—	$—	33,787	$536,226

(1)	The value realized on vesting is based on the closing sale price on the date of vesting of the RSUs or, if there were no reported sales on such date, on the last preceding date on which any reported sale occurred.

Pension Benefits

We did not sponsor any defined benefit pension or other actuarial plan for our named executive officers during fiscal year 2013.

Nonqualified Deferred Compensation

We did not maintain any nonqualified defined contribution or other deferred compensation plans or arrangements for our named executive officers during fiscal year 2013.

Potential Payments upon Termination and Change in Control

2012 Change in Control Plan

On January 18, 2012, our Compensation Committee adopted the CiC Plan covering each of our named executive officers. The purpose of the CiC Plan is to provide our executives with specified compensation and benefits in the event of a change in control and termination of employment under specified circumstances. Each of our NEOs has entered into agreements with the Company pursuant to the CiC Plan. The terms of each of the change in control agreements will remain in effect for initial terms of two years, with automatic one-year extensions unless a change in control occurs or the CiC Plan is terminated by the Company at least 12 months prior to its expiration date. The Compensation Committee did not elect to terminate the CiC Plan or the agreements in fiscal year 2013.

Under the agreements, “cause” is generally defined as the executive’s (a) willful or reckless and repeated failure to satisfactorily perform the executive’s duties with the Company, (b) failure to comply with all material applicable laws, (c) failure to comply with all lawful and material directives from the Company’s executive management in performing the executive’s duties or in directing the conduct of the Company’s business, (d) commission of a felony or intentionally fraudulent act against the Company that demonstrates the executive’s untrustworthiness or lack of integrity, (e) commission of any material fraud against the Company or use or intentional appropriation for personal use or benefit of any material funds or properties of the Company not authorized by the Company to be so used or appropriated, or (f) material noncompliance with Company policy or procedure. “Good reason” is generally defined as (a) a material diminution in the executive’s authority, duties or responsibilities, (b) a material diminution in the authority, duties, or responsibilities of the supervisor to whom the executive is required to report, (c) a material reduction in the executive’s base salary or annual target bonus, (d) a material diminution in the budget over which the executive retains authority, (e) the relocation of the executive to a work location more than fifty miles from the executive’s then present location of employment, or (f) any other action or inaction by the Company or its successor that constitutes a material breach of the Agreement or any employment agreement with the Company or its successor to which the executive is a party.

Participants in the CiC Plan will be entitled to specified payments and benefits if (1) a change in control occurs and (2) the participant’s employment is terminated without cause (as defined by the plan) or the participant resigns for good reason (as defined by the CiC Plan) within the period that is three months prior to, through twenty-four months following, the change in control. These payments and benefits are:

•	payment of a pro rata bonus based on the executive’s target bonus for the year in which the change in control occurs;

•

a lump sum cash payment equal to 2.5 times for Mr. Meshgin and 1.7 times for each other executive, the sum of (a) the executive’s base salary plus (b) the executive’s target bonus for the year in which the change in control occurs;

•

an additional cash payment equal to 0.5 times for Mr. Meshgin and 0.3 times for each other executive, the sum of (a) the executive’s base salary plus (b) the executive’s target bonus for the year in which the change in control occurs if the executive voluntarily agrees not to compete with the Company, which payment will be made in equal monthly installments over the restricted period subject to the executive’s compliance with the non-compete;

•

payment of continuing healthcare benefits for 36 months for Mr. Meshgin and 24 months for each other executive or until the executive obtains healthcare coverage under another employer’s plan, if earlier; and

•	vesting in full of all of the executive’s then outstanding equity awards.

The CiC Plan also generally provides that upon the occurrence of a change in control:

•	all of the executive’s equity awards that are subject to time-based vesting will become fully vested; and

•

all of the executive’s performance-based equity awards, in an amount that would be earned if the applicable performance goals were achieved at 100% of the target level, will be converted into time-based equity awards that will vest upon the earliest of (a) the failure of the acquiring entity to assume the Company’s obligations under the equity awards in connection with the change in control, (b) the participant’s involuntary termination of employment or (c) the completion of the award’s original performance period.

If any part of the payments or benefits received by an executive in connection with a termination following a change in control constitutes an excess parachute payment under Section 4999 of the Code, the executive will receive the greater of (a) the amount of such payments and benefits reduced so that none of the amount constitutes an excess parachute payment, net of income taxes, or (b) the amount of such payments and benefits, net of income taxes and net of excise taxes under Section 4999 of the Code.

The CiC Plan requires the executive’s continued compliance with non-solicitation covenants for 36 months following Mr. Meshgin’s termination and 24 months following each other executive’s termination, as well as non-disparagement obligations and continued protection of confidential Company information. The executives must also execute a release of claims for the severance payments to be made.

May 2013 Change in Control – UE Purchase of WBL

On May 28, 2013, United Engineers Limited (“UEL”) and UE Centennial Venture Pte. Ltd (“UECV,” and together with UEL, “UE”) filed with the SEC an Initial Statement of Beneficial Ownership of Securities on Form 3 (the “Form 3”) and a Schedule 13D under the Securities Exchange Act of 1934 (the “Schedule 13D”) announcing that, UEL, through UECV, its wholly-owned subsidiary, owned or had agreed to acquire, pursuant to a cash offer, more than 50% of the ordinary stock units of WBL. The filing of the Form 3 and the Schedule 13D was the first instance the Company was informed that UE had acquired a majority of the ordinary stock units of WBL. As reported in the past and disclosed in the Form 3 and Schedule 13D, WBL may be deemed to indirectly beneficially own 14,817,052 shares of Common Stock (the “Shares”), which are held by Wearnes Technology (Private) Limited (“WT”) and United Wearnes Technology Pte Ltd (“UWT”). Based on the disclosure in the Form 3 and the 13D regarding the acquisition of a controlling interest in WBL by UE, UE may also be deemed to now share voting and dispositive power over the Shares with WBL, which results in a new controlling entity with respect to the Company.

Based on the disclosure in the Schedule 13D, on March 27, 2013, UECV made mandatory conditional cash offers to acquire all of the issued ordinary stock units of WBL, at a price of $4.15 per stock unit (which was raised to $4.50 per stock unit on May 9, 2013), as well as all of the outstanding 2.5% convertible bonds due June 20, 2014 issued by WBL (other than those stock units and convertible bonds already owned, controlled or agreed to be acquired by UE and its “Concert Party Group” (as defined in the documentation for such offers)). Based on the disclosure in the Schedule 13D, the offers for stock units and bonds will be funded by way of UE’s internal funds, financing from financial institution(s) and/or the issuance of medium term notes by UEL pursuant to its existing S$500 million multicurrency medium term note program. Based on the disclosure in the Schedule 13D, the offers were declared unconditional in all respects on May 13, 2013.

Based on the disclosure in the Schedule 13D, UE owned or had agreed to acquire such number of WBL stock units carrying more than 50% of the voting rights attributable to the maximum potential stock capital of

WBL (assuming conversion of all outstanding convertible bonds excluding those owned by UE and the Concert Party Group and for which valid acceptances have been received) as of May 16, 2013 and, upon settlement of the valid acceptances of the stock units, WBL became a subsidiary of UE. Accordingly, based on the disclosure in the Schedule 13D regarding its acquisition of voting control of WBL, UE may be deemed to share voting and dispositive power over the Shares, which equates to approximately 61.5% of the total number of shares of Common Stock outstanding as of the Record Date. Based on the disclosure in the Schedule 13D, UE shares voting and dispositive power over the Shares with WBL, which includes 11,817,052 Shares held by WT and 3,000,000 Shares held by UWT. See “Certain Relationships and Related Transactions” below for arrangements among UE, WBL and the Company with respect to the election of directors.

In connection with the foregoing, the Company reviewed its 2004 Plan, and its CiC Plan and determined that a “change in control,” as defined in the 2004 Plan and the CiC Plan, occurred as of May 23, 2013, the date on which UE advised the Company that it owned a controlling majority of the stock units of WBL. Pursuant to the terms of the 2004 Plan, the 2013 Change in Control affected all outstanding equity grants, resulting in (i) the accelerated vesting of all then outstanding RSUs, (ii) the accelerated vesting of all then outstanding SARs, and (iii) the conversion of all then outstanding PSUs to time-based RSUs, with new vesting dates between September 30, 2013 through September 30, 2015.

Potential Benefits Table – 2012 Change in Control Plan

The following table quantifies the potential payments to our named executive officers assuming one of the following three scenarios: (1) a change in control occurred on September 30, 2013 with no other triggering events occurring (referred to below as “CiC only”); (2) a change in control and one of the following three triggering events occurred on September 30, 2013: (a) the failure of the acquiring entity to assume the Company’s obligations under the equity awards in connection with the change in control, (b) the participant’s involuntary termination of employment or (c) the completion of the award’s original performance period (referred to below as “PSU Trigger”); and (3) a change in control occurred on September 30, 2013 and (a) the participant’s employment was terminated without cause (as defined by the plan) or (b) the participant resigned for good reason (as defined by the plan) within the period that is three months prior to, through twenty-four months following, the change in control (referred to below as “Termination – No Cause/Good Reason”). The payments are calculated assuming the events occurred on September 30, 2013, the last business day of fiscal year 2013. The amounts below would be limited, to the extent applicable, by the excess parachute payment provisions under Section 4999 of the Code described above.

Name	Pro Rata Bonus Payment(1)	Lump Sum Cash Payment	Non-Compete Payment	Continuing Health Care Benefits(2)	Early Vesting of PSUs(3)	Early Vesting of RSUs and SARs(4)		Total ($)
Reza Meshgin
CiC only	N/A	N/A	N/A	N/A	N/A		$0	$0
PSU Trigger	N/A	N/A	N/A	N/A	$1,215,819		$0	$1,215,819
Termination – No Cause/Good Reason	$631,382	$3,156,910	$631,382	$62,969	$1,215,819		$0	$5,698,462

Tom Liguori
CiC only	N/A	N/A	N/A	N/A	N/A		$0	$0
PSU Trigger	N/A	N/A	N/A	N/A	$451,030		$0	$451,030
Termination – No Cause/Good Reason	$250,703	$1,081,880	$190,920	$41,979	$451,030		$0	$2,016,512

Thomas Lee
CiC only	N/A	N/A	N/A	N/A	N/A		$0	$0
PSU Trigger	N/A	N/A	N/A	N/A	$339,144		$0	$339,144
Termination – No Cause/Good Reason	$172,866	$828,183	$146,510	$39,123	$339,144		$0	$1,525,466

Christine Besnard
CiC only	N/A	N/A	N/A	N/A	N/A		$0	$0
PSU Trigger	N/A	N/A	N/A	N/A	$291,879		$0	$291,879
Termination – No Cause/Good Reason	$171,502	$821,651	$144,997	$41,979	$291,879	$		$1,472,008

Lance Jin
CiC only	N/A	N/A	N/A	N/A	N/A		$0	$0
PSU Trigger	N/A	N/A	N/A	N/A	$459,042		$0	$459,042
Termination – No Cause/Good Reason	$219,800	$996,426	$175,480	$41,979	$459,042		$0	$1,893,087

(1)	The amount shown represents a payment of a pro rata bonus, which would be 100% of the “On Plan” target as of September 30, 2013 as discussed in “Short-Term Performance-Based Incentive Compensation – Incentive Structure” above.

(2)	The amount shown represents continuing payments by the Company for healthcare benefits for 36 months for Mr. Meshgin and 24 months for each other executive. The payment assumes that the Company was required to pay for continuing health care insurance under the Consolidated Omnibus Budget Reconciliation Act (COBRA), and the executive did not receive health care benefits under another employer’s plan prior to the end of the executive’s coverage period.
(3)	The amount shown represents the value of the otherwise unvested PSUs whose vesting would accelerate, determined by our closing stock price of $16.22 per share on September 30, 2013.
(4)	There were no unvested SARs or RSUs as of September 30, 2013 due to our 2013 Change in Control. See “May 2013 Change in Control – UE Purchase of WBL” above. The table does not reflect stock options and SARSs that were already fully vested as of September 30, 2013. See “Outstanding Equity Awards at Fiscal Year End.”

2004 Plan

Pursuant to the terms of our 2004 Plan at the end of fiscal year 2013, any outstanding awards of RSUs or SARs held by any participant in our 2004 Plan, including our named executive officers, will become vested in full upon (1) the occurrence of certain change in control transactions and (2) if, within twelve months following such change in control transaction, the participant’s employment is terminated by the Company without “cause” or by the participant for a “good reason,” in each case as defined in our 2004 Plan. Also, pursuant to the terms of our 2004 Plan at the end of fiscal year 2013, any outstanding award of RSUs or SARS fully vest in the event that the Company gives written notice of its intent to delist from Nasdaq, without at the same time relisting on another exchange. The Compensation Committee may also, in its discretion, allow PSUs to vest upon the triggering events described above.

Potential Benefits Table – 2004 Plan

The following table provides information as to the amounts that would have been payable to our named executive officers assuming the triggering events described above. The table does not reflect stock options and SARs that are already fully vested as of September 30, 2013. See “Outstanding Equity Awards at Fiscal Year End.”

Name	Early Vesting of SARs(1)	Early Vesting of RSUs(2)	Early Vesting of PSUs(2)(3)	Total ($)
Reza Meshgin	$0	$0	$1,215,819	$1,215,819
Tom Liguori	$0	$0	$451,030	$451,030
Thomas Lee.	$0	$0	$339,144	$339,144
Christine Besnard	$0	$0	$291,879	$291,879
Lance Jin	$0	$0	$459,042	$459,042

(1)	No executive held unvested SARs as of September 30, 2013 due to our 2013 Change in Control. See “May 2013 Change in Control – UE Purchase of WBL” above.
(2)	No executive held unvested RSUs as of September 30, 2013 due to our 2013 Change in Control. See “May 2013 Change in Control – UE Purchase of WBL” above.
(3)	The amount shown represents the value of the otherwise unvested PSUs whose vesting would or may accelerate upon the triggering events described above, determined by our closing stock price of $16.22 per share on September 30, 2013. PSUs may vest upon the triggering events described above in the discretion of the Compensation Committee.

Director Compensation

Employees of WBL and its subsidiaries who serve on our Board are entitled to receive the same compensation as other non-employee members of our Board. Mr. Tan previously informed the Company that he will not accept monetary payments or equity awards for his service, other than for reimbursement of his expenses in attending the Company’s Board meetings. During Mr. Duster’s service on WBL’s board, Mr. Duster did not accept monetary payments or equity awards for his service, other than for reimbursement of his expenses in attending the Company’s Board meetings. Since Mr. Duster’s departure from the WBL board, Mr. Duster has begun accepting monetary payment and equity awards, although no awards or payments were made to him during fiscal year 2013.

The Company pays its other non-employee Board members the following fees related to their service on our Board:

•	annual retainer of $35,000, payable in equal quarterly installments;

•	per Board meeting fee of $2,500 for meetings attended;

•	per committee meeting fee of $1,500 for meetings attended; and

•	annual retainer for serving as:

¡	non-executive Chairman of the Board of $60,000;

¡	Audit Committee chairman of $15,000;

¡	Nominating and Corporate Governance Committee chairman of $7,000; and

¡	Compensation Committee chairman of $12,000,

all payable in equal quarterly installments.

If a Board member attends less than 75% of the Board meetings held in any given year, the Board member would receive (i) the per meeting fee for the meetings he/she actually attended during such year and (ii) a percentage of the annual Board retainer equal to the proportion of total Board meetings attended to the total Board meetings scheduled. Additionally, the Company reimburses the directors for reasonable expenses in connection with attendance at Board and committee meetings. There is no financial penalty if a Committee member does not attend at least 75% of the Committee meetings.

In addition, in the event the Board forms any special or ad hoc committee, non-employee members of such committee are paid meetings fees for meetings actually attended and the chair, if any, is typically paid a retainer in the same amount as the chairman of the Nominating Committee.

Pursuant to the 2004 Plan, (i) upon the date of first becoming a member of our Board, a non-employee director will automatically be granted an initial award of a number of RSUs equal to: $70,000 divided by the closing price of the stock on the trading day immediately preceding the date of grant, rounded to the nearest whole unit and (ii) on the first business day immediately after each annual meeting of stockholders, each non-employee director will automatically be granted an award of a number of RSUs equal to: $70,000 divided by the closing price of the stock on the trading day immediately preceding the date of grant, rounded to the nearest whole unit; provided the director served on our Board for at least six months, was not elected to our Board for the first time at such meeting and will continue to serve as a member of our Board following the annual meeting. Both the initial RSU award and each annual RSU award vests on the earlier to occur of (a) the anniversary of the date of grant and (b) the next annual meeting of stockholders. Both the initial RSU awards and the annual RSU awards will vest in full in the event of a change in control. RSUs are typically settled on the vesting date in shares of Common Stock or cash based on the fair market value of the Common Stock at the time of settlement.

Following our annual meeting of stockholders in March 2013, each of our continuing non-employee directors, except Mr. Tan who was an employee of WBL and Mr. Duster who was then a director of WBL, received a non-discretionary, automatic RSU grant for 4,768 shares and a discretionary RSU grant for 1,362 shares. The Board approved the discretionary RSU grant after reviewing the Company’s Board compensation program against the US companies in the Company’s peer group used for executive compensation purposes, which showed that average total direct compensation per director approximated the peer 40th percentile. The Board felt that the additional RSU grant brought the Company’s director compensation practices more in line with the peer median.

When Mr. McCluney joined the Board in August 2013, he received a non-discretionary, automatic RSU grant for 4,450 shares and a discretionary grant for 1,272 shares in line with the Board’s previous grants in March 2013. Given that pursuant to the Company’s director compensation policies and our 2004 Plan, Mr. Duster was eligible for a grant in March 2013, but declined such grant, the Board granted Mr. Duster a discretionary RSU grant for 1,745 shares on December 6, 2013, following his resignation from the WBL board of directors.

Non-Employee Director Equity Ownership Guidelines

To further align the interests of our non-employee directors with those of our stockholders, the Compensation Committee has approved guidelines that require each non-employee director to maintain certain stock ownership levels. The following ownership guidelines became effective for non-employee directors in fiscal year 2011:

•	stock value equal to three times the annual cash board retainer (excluding any meeting fees or chair retainers)

Prior to fiscal year 2011, non-employee directors were required to hold stock value equal to two and a half time the annual cash board retainer. Non-employee directors are expected to achieve the guideline level within three years of the guideline first becoming applicable to such director. The following types of ownership will be counted towards satisfying the guideline: shares owned outright by the director and shares owned by immediate family members. The guidelines also prohibit a director from short-selling or engaging in any financial activity where they would benefit or be insulated from a decline in our stock price. The Compensation Committee may elect to suspend or delay the guidelines for any director in the event of a financial emergency or undue hardship for the director or in the event that general economic conditions result in significant stock value changes over a very short period and the guidelines are waived for any director who does not accept stock grants from us. Until such time as a non-employee director has attained their guideline holding level, the director is expected to retain at least 30% of the gross of all equity grants.

The following table discloses certain information concerning the compensation of our non-employee directors for the year ended September 30, 2013:

2013 Compensation of Non-Employee Directors

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
Benjamin Duster	$0	$0	$0
Kheng-Joo Khaw(3)	$52,000	$0	$52,000
Philippe Lemaitre	$146,500	$90,785	$237,285
Linda Y.C. Lim, Ph.D.	$99,500	$90,785	$190,285
James McCluney	$13,750	$87,432	$101,182
Donald Schwanz	$112,500	$90,785	$203,285
Roy Tan	$0	$0	$0
Sam Yau	$112,000	$90,785	$202,785

(1)	Calculated on the basis of fees earned during fiscal year 2013.
(2)	Amounts reflect the aggregate grant date fair value calculated in accordance with ASC Topic 718 based on the closing price of our Common Stock on the grant date.
(3)	On March 7, 2013, Mr. Khaw resigned as a member of our Board.

The following table represents the aggregate number of stock awards and options outstanding at the end of fiscal year 2013 for each non-employee director:

Name	Options	Stock (RSUs)
Benjamin Duster	—	—
Philippe Lemaitre	—	—
Linda Y.C. Lim, Ph.D.	—	—
James McCluney	—	5,722
Donald Schwanz	—	—
Roy Tan	—	—
Sam Yau	25,000	—

PROPOSAL 4:

APPROVE ADOPTION OF 2014 EQUITY INCENTIVE PLAN

At the Annual Meeting, the stockholders will be asked to approve the Multi-Fineline Electronix, Inc. 2014 Equity Incentive Plan (the “2014 Plan”). The Board adopted the 2014 Plan on January 22, 2014, subject to and effective upon its approval by stockholders. The 2014 Plan is intended to replace our 2004 Plan, which would otherwise terminate automatically on the tenth anniversary of its initial adoption in June 2004. If the stockholders approve the 2014 Plan, it will become effective on the day of the Annual Meeting, and no further awards will be granted under the 2004 Plan, which will be terminated.

We operate in a challenging marketplace in which our success depends to a great extent on our ability to attract and retain employees, directors and other service providers of the highest caliber. One of the tools our Board regards as essential in addressing these human resource challenges is a competitive equity incentive program. Our employee stock incentive program provides a range of incentive tools and sufficient flexibility to permit the Compensation Committee to implement them in ways that will make the most effective use of the shares our stockholders authorize for incentive purposes. We intend to use these incentives to attract new key employees and to continue to retain existing key employees, directors and other service providers for the long-term benefit of the Company and its stockholders.

The 2014 Plan authorizes the Compensation Committee to provide incentive compensation in the form of stock options, stock appreciation rights, restricted stock and stock units, performance shares and units, other stock-based awards and cash-based awards. Under the 2014 Plan, we will be authorized to issue up to 1,639,279 shares, increased by not more than 2,062,007 shares comprised of:

•	the aggregate number of shares of stock that remain available for the future grant of awards under the 2004 Plan immediately prior to its termination; and

•	the number of shares subject to any option or other award outstanding under the 2004 Plan that expires or is forfeited for any reason after the date of the Annual Meeting.

As of the Record Date:

•	158,547 options were outstanding under the 2004 Plan with a weighted average exercise price of $11.02 per share and weighted average expected remaining term of approximately 0.55 years;

•	695,673 SARs were outstanding under the 2004 Plan with a weighted average exercise price of $19.96 per share and weighted average expected remaining term of approximately 7.26 years;

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collectively, a total of 854,220 options and SARs were outstanding under the 2004 Plan with a weighted average exercise price of $18.30 per share and weighted average expected remaining term of approximately 6.01 years;

•	585,221 shares remained subject to unvested awards of time-based RSUs outstanding under the 2004 Plan,

•	261,845 shares remained subject to unvested awards of performance-based RSUs outstanding under the 2004 Plan, and

•	a total of 360,721 shares remained available for the future grant of awards under the 2004 Plan.

The 2004 Plan will be terminated upon stockholder approval of the 2014 Plan.

In operating our 2004 Plan, the Compensation Committee has monitored and managed dilution to reasonable levels. Our average annual burn rate (gross number of shares granted during the year divided by weighted common shares outstanding) for the three years ending September 30, 2013 was 3.61%, which is well below the 5.49% 2013 burn rate threshold for our industry established by Institutional Shareholder Services Inc. The maximum aggregate number of shares we are requesting our stockholders to authorize under the 2014 Plan, including the approximately 360,721 shares currently remaining available for grant under our 2004 Plan that will be rolled-over to the 2014 Plan, would represent about 15.4% of the number of shares of our Common Stock outstanding on the Record Date, determined on a fully diluted basis.

Our Board considered a number of factors in determining the appropriate size of the 2014 Plan share authorization:

•	The average amount of equity granted historically for the past three years.

•	The recommendation of Compensia, the Board’s compensation advisor.

•

Sufficient shares to provide for needs of a reasonable incentive program for the next two to three years. Because the 2014 Plan has a ten year term, the Board expects that the stockholders will have future opportunities to reconsider the 2014 Plan.

•	Considerations under our Amended and Restated Stockholders Agreement with the WBL stockholders. See “Certain Relationships and Related Transactions” for more information on the agreement.

Key features of the 2014 Plan of particular interest to our stockholders reflect best practices:

•	Stock options and SARs may not be repriced without the approval of our stockholders.

•	No discount from fair market value is permitted in setting the exercise price of stock options and SARs.

•	The number of shares for which awards may be granted to any nonemployee member of our Board of Directors in a fiscal year is limited.

•

The 2014 Plan establishes a list of measures of business and financial performance from which the Compensation Committee may construct predetermined performance goals that must be met for an award to vest.

•	The 2014 Plan has a fixed term of ten years.

The 2014 Plan is designed to preserve the Company’s ability to deduct in full for federal income tax purposes the compensation recognized by its executive officers in connection with certain types of awards. Section 162(m) of the Code generally denies a corporate tax deduction for annual compensation exceeding $1 million paid to any of the “covered employees,” consisting of the chief executive officer and any of the three other most highly compensated officers of a publicly held company other than the chief financial officer. However, qualified performance-based compensation is excluded from this limit. To enable compensation in connection with stock options, SARs, certain restricted stock and RSU awards, performance shares, performance units and certain other stock-based awards and cash-based awards granted under the 2014 Plan to qualify as “performance-based” within the meaning of Section 162(m), the stockholders are being asked to approve certain material terms of the 2014 Plan. By approving the 2014 Plan, the stockholders will be specifically approving, among other things:

•	the eligibility requirements for participation in the 2014 Plan;

•	the maximum numbers of shares for which stock-based awards intended to qualify as performance-based may be granted to an employee in any fiscal year;

•	the maximum dollar amount that a participant may receive under a cash-based award intended to qualify as performance-based for each fiscal year contained in the performance period; and

•

the performance measures that may be used by the Compensation Committee to establish the performance goals applicable to the grant or vesting of awards of restricted stock, RSU, performance shares, performance units, other stock-based awards and cash-based awards that are intended to result in qualified performance-based compensation.

While we believe that compensation provided by such awards under the 2014 Plan generally will be deductible by the Company for federal income tax purposes, under certain circumstances, such as a change in control of the Company, compensation paid in settlement of certain awards may not qualify as performance-based. Further, the Compensation Committee will retain the discretion to grant awards to covered employees that are not intended to qualify for deduction in full under Section 162(m).

The Board believes that the 2014 Plan will serve a critical role in attracting and retaining the high caliber employees, consultants and directors essential to our success and in motivating these individuals to strive to meet our goals. Therefore, the Board urges you to vote to approve the adoption of the 2014 Plan.

Summary of the 2014 Plan

The following summary of the 2014 Plan is qualified in its entirety by the specific language of the 2014 Plan, a copy of which is attached to this proxy statement as Appendix A.

General. The purpose of the 2014 Plan is to advance the interests of the Company and its stockholders by providing an incentive program that will enable the Company to attract and retain employees, consultants and directors and to provide them with an equity interest in the growth and profitability of the Company. These incentives are provided through the grant of stock options, SARs, restricted stock, RSUs, performance shares, performance units, other stock-based awards and cash-based awards.

Authorized Shares. The maximum aggregate number of shares authorized for issuance under the 2014 Plan is the sum of 1,639,279 shares plus up to 2,062,007 additional shares, comprised of the number of shares remaining available for grant under the 2004 Plan on the date of the Annual Meeting and the number of shares subject to any option or other award outstanding under the 2004 Plan that expires or is forfeited for any reason after the date of the Annual Meeting. As of the Record Date, there were 360,721 shares remaining available for grant under the 2004 Plan and 1,701,286 shares subject to unexercised options and other awards remaining unvested and subject to potential forfeiture under the 2004 Plan.

Share Counting. If any award granted under the 2014 Plan expires or otherwise terminates for any reason without having been exercised or settled in full, or if shares subject to forfeiture or repurchase are forfeited or repurchased by the Company for not more than the participant’s purchase price, any such shares reacquired or subject to a terminated award will again become available for issuance under the 2014 Plan. Shares will not be treated as having been issued under the 2014 Plan and will therefore not reduce the number of shares available for issuance to the extent an award is settled in cash or to the extent that shares are withheld or reacquired by the Company in satisfaction of a tax withholding obligation or are tendered in payment of the exercise price of an option. Upon the exercise of a SAR or net-exercise of an option, the number of shares available under the 2014 Plan will be reduced by the number of shares actually issued to the participant.

Adjustments for Capital Structure Changes. Appropriate and proportionate adjustments will be made to the number of shares authorized under the 2014 Plan, to the numerical limits on certain types of awards described below, and to outstanding awards in the event of any change in our Common Stock through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares or similar change in our capital structure, or if we make a distribution to our stockholders in a form other than common stock (excluding regular, periodic cash dividends) that has a material effect on the fair market value of our Common Stock. In such circumstances, the Compensation Committee also has the discretion under the 2014 Plan to adjust other terms of outstanding awards as it deems appropriate.

Nonemployee Director Award Limits. A nonemployee director may not be granted awards under the 2014 Plan in any fiscal year for more than the number of shares determined by dividing $225,000 by the fair market value of a share of our Common Stock on the trading day immediately preceding the applicable grant date.

Other Award Limits. To enable compensation provided in connection with certain types of awards intended to qualify as “performance-based” within the meaning of Section 162(m) of the Code, the 2014 Plan establishes a limit on the maximum aggregate number of shares or dollar value for which such awards may be granted to an employee in any fiscal year, as follows:

•	No more than 1,500,000 shares under stock-based awards.

•	No more than $10,000,000 for each full fiscal year contained in the performance period under cash-based awards.

In addition, to comply with applicable tax rules, the 2014 Plan also limits to 3,701,286 the number of shares that may be issued upon the exercise of incentive stock options granted under the 2014 Plan.

Administration. The 2014 Plan generally will be administered by the Compensation Committee of the Board, although the Board retains the right to appoint another of its committees to administer the 2014 Plan or to administer the 2014 Plan directly. In the case of awards intended to qualify for the performance-based compensation exemption under Section 162(m) of the Code, administration of the 2014 Plan must be by a compensation committee comprised solely of two or more “outside directors” within the meaning of Section 162(m). (For purposes of this summary, the term “Committee” will refer to either such duly appointed committee or the Board.) Subject to the provisions of the 2014 Plan, the Committee determines in its discretion the persons to whom and the times at which awards are granted, the types and sizes of awards, and all of their terms and conditions. The Committee may, subject to certain limitations on the exercise of its discretion required by Section 162(m) or otherwise provided by the 2014 Plan, amend, cancel or renew any award, waive any restrictions or conditions applicable to any award, and accelerate, continue, extend or defer the vesting of any award.

The Committee may delegate to a committee comprised of one or more officers of the Company the authority to grant awards under the 2014 Plan to persons eligible to participate who are neither members of the Board nor executive officers of the Company, subject to the provisions of the 2014 Plan and guidelines established by the Committee.

The 2014 Plan provides, subject to certain limitations, for indemnification by the Company of any director, officer or employee against all reasonable expenses, including attorneys’ fees, incurred in connection with any legal action arising from such person’s action or failure to act in administering the 2014 Plan. All awards granted under the 2014 Plan will be evidenced by a written or digitally signed agreement between the Company and the participant specifying the terms and conditions of the award, consistent with the requirements of the 2014 Plan. The Committee will interpret the 2014 Plan and awards granted thereunder, and all determinations of the Committee generally will be final and binding on all persons having an interest in the 2014 Plan or any award.

Prohibition of Option and SAR Repricing. The 2014 Plan expressly provides that, without the approval of a majority of the votes cast in person or by proxy at a meeting of our stockholders, the Committee may not provide for any of the following with respect to underwater options or stock appreciation rights: (1) either the cancellation of such outstanding options or stock appreciation rights in exchange for the grant of new options or stock appreciation rights at a lower exercise price or the amendment of outstanding options or stock appreciation rights to reduce the exercise price, (2) the issuance of new full value awards in exchange for the cancellation of such outstanding options or stock appreciation rights, or (3) the cancellation of such outstanding options or stock appreciation rights in exchange for payments in cash.

Eligibility. Awards may be granted to employees, directors and consultants of the Company or any present or future parent or subsidiary corporation or other affiliated entity of the Company. Incentive stock options may be granted only to employees who, as of the time of grant, are employees of the Company or any parent or subsidiary corporation of the Company. As of December 31, 2013, we had approximately 9,095 employees, including five executive officers, and seven non-employee directors who would be eligible under the 2014 Plan.

Stock Options. The Committee may grant nonstatutory stock options, incentive stock options within the meaning of Section 422 of the Code, or any combination of these. The exercise price of each option may not be less than the fair market value of a share of our Common Stock on the date of grant. However, any incentive stock option granted to a person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company (a “10% Stockholder”) must have an exercise price equal to at least 110% of the fair market value of a share of Common Stock on the date of grant. On the Record Date, the closing price of our Common Stock as reported on Nasdaq was $13.97 per share.

The 2014 Plan provides that the option exercise price may be paid in cash, by check, or cash equivalent; by means of a broker-assisted cashless exercise; by means of a net-exercise procedure; to the extent legally permitted, by tender to the Company of shares of Common Stock owned by the participant having a fair market value not less than the exercise price; by such other lawful consideration as approved by the Committee; or by any combination of these. Nevertheless, the Committee may restrict the forms of payment permitted in connection with any option grant. No option may be exercised unless the participant has made adequate provision for federal, state, local and foreign taxes, if any, relating to the exercise of the option, including, if permitted or required by the Company, through the participant’s surrender of a portion of the option shares to the Company.

Options will become vested and exercisable at such times or upon such events and subject to such terms, conditions, performance criteria or restrictions as specified by the Committee. The maximum term of any option granted under the 2014 Plan is ten years, provided that an incentive stock option granted to a 10% Stockholder must have a term not exceeding five years. Unless otherwise permitted by the Committee, an option generally will remain exercisable for three months following the participant’s termination of service, provided that if service terminates as a result of the participant’s death or disability, the option generally will remain exercisable for 12 months, but in any event the option must be exercised no later than its expiration date, and provided further that an option will terminate immediately upon a participant’s termination for cause (as defined by the 2014 Plan).

Options are nontransferable by the participant other than by will or by the laws of descent and distribution, and are exercisable during the participant’s lifetime only by the participant. However, an option may be assigned or transferred to certain family members or trusts for their benefit to the extent permitted by the Committee and, in the case of an incentive stock option, only to the extent that the transfer will not terminate its tax qualification.

Stock Appreciation Rights. The Committee may grant stock appreciation rights either in tandem with a related option (a “Tandem SAR”) or independently of any option (a “Freestanding SAR”). A Tandem SAR requires the option holder to elect between the exercise of the underlying option for shares of Common Stock or the surrender of the option and the exercise of the related stock appreciation right. A Tandem SAR is exercisable only at the time and only to the extent that the related stock option is exercisable, while a Freestanding SAR is exercisable at such times or upon such events and subject to such terms, conditions, performance criteria or restrictions as specified by the Committee. The exercise price of each stock appreciation right may not be less than the fair market value of a share of our Common Stock on the date of grant.

Upon the exercise of any stock appreciation right, the participant is entitled to receive an amount equal to the excess of the fair market value of the underlying shares of Common Stock as to which the right is exercised over the aggregate exercise price for such shares. Payment of this amount upon the exercise of a Tandem SAR may be made only in shares of Common Stock whose fair market value on the exercise date equals the payment amount. At the Committee’s discretion, payment of this amount upon the exercise of a Freestanding SAR may be made in cash or shares of Common Stock. The maximum term of any stock appreciation right granted under the 2014 Plan is ten years.

Stock appreciation rights are generally nontransferable by the participant other than by will or by the laws of descent and distribution, and are generally exercisable during the participant’s lifetime only by the participant. If permitted by the Committee, a Tandem SAR related to a nonstatutory stock option and a Freestanding SAR may be assigned or transferred to certain family members or trusts for their benefit to the extent permitted by the Committee. Other terms of stock appreciation rights are generally similar to the terms of comparable stock options.

Restricted Stock Awards. The Committee may grant restricted stock awards under the 2014 Plan either in the form of a restricted stock purchase right, giving a participant an immediate right to purchase Common Stock, or in the form of a restricted stock bonus, in which stock is issued in consideration for services to the Company rendered by the participant. The Committee determines the purchase price payable under restricted stock purchase awards, which may be less than the then current fair market value of our Common Stock. Restricted stock awards may be subject to vesting conditions based on such service or performance criteria as the Committee specifies, including the attainment of one or more performance goals similar to those described below in connection with performance awards. Shares acquired pursuant to a restricted stock award may not be transferred by the participant until vested. Unless otherwise provided by the Committee, a participant will forfeit any shares of restricted stock as to which the vesting restrictions have not lapsed prior to the participant’s termination of service. Unless otherwise determined by the Committee, participants holding restricted stock will have the right to vote the shares and to receive any dividends paid, except that dividends or other distributions paid in shares will be subject to the same restrictions as the original award and dividends paid in cash may be subject to such restrictions.

Restricted Stock Units. The Committee may grant RSUs under the 2014 Plan, which represent rights to receive shares of our Common Stock at a future date determined in accordance with the participant’s award agreement. No monetary payment is required for receipt of restricted stock units or the shares issued in settlement of the award, the consideration for which is furnished in the form of the participant’s services to the Company. The Committee may grant restricted stock unit awards subject to the attainment of one or more performance goals similar to those described below in connection with performance awards, or may make the awards subject to vesting conditions similar to those applicable to restricted stock awards. Unless otherwise provided by the Committee, a participant will forfeit any restricted stock units which have not vested prior to the participant’s termination of service. Participants have no voting rights or rights to receive cash dividends with respect to restricted stock unit awards until shares of Common Stock are issued in settlement of such awards. However, the Committee may grant restricted stock units that entitle their holders to dividend equivalent rights, which are rights to receive cash or additional restricted stock units whose value is equal to any cash dividends the Company pays.

Performance Awards. The Committee may grant performance awards subject to such conditions and the attainment of such performance goals over such periods as the Committee determines in writing and sets forth in a written agreement between the Company and the participant. These awards may be designated as performance shares or performance units, which consist of unfunded bookkeeping entries generally having initial values equal to the fair market value determined on the grant date of a share of Common Stock in the case of performance shares and a monetary value established by the Committee at the time of grant in the case of performance units. Performance awards will specify a predetermined amount of performance shares or performance units that may be earned by the participant to the extent that one or more performance goals are attained within a predetermined performance period. To the extent earned, performance awards may be settled in cash, shares of Common Stock (including shares of restricted stock that are subject to additional vesting) or any combination thereof.

Prior to the beginning of the applicable performance period or such later date as permitted under Section 162(m) of the Code, the Committee will establish one or more performance goals applicable to the award. Performance goals will be based on the attainment of specified target levels with respect to one or more measures of business or financial performance of the Company and each subsidiary corporation consolidated with the Company for financial reporting purposes, or such division or business unit of the Company as may be selected by the Committee. The Committee, in its discretion, may base performance goals on one or more of the following such measures: net earnings or net income (before or after taxes); earnings per share; sales; revenue; net operating profit; earnings before any one or more of: stock-based compensation expense, interest, taxes, depreciation and amortization; pre-tax profit; gross or operating margins; return measures (including return on assets, capital, invested capital, equity, sales or revenue); cash flow (including operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment); productivity ratios; share price (including growth measures and total stockholder return); expenses; margins; operating efficiency; market share; customer satisfaction; working capital; economic value added; balance of cash, cash equivalents and marketable securities; employee satisfaction; employee retention; product development; completion of an identified special project; and completion of a joint venture or other corporate transaction.

The target levels with respect to these performance measures may be expressed on an absolute basis or relative to an index, budget or other standard specified by the Committee. The degree of attainment of performance measures will be calculated in accordance with generally accepted accounting principles, if applicable, but prior to the accrual or payment of any performance award for the same performance period, and, according to criteria established by the Committee, excluding the effect (whether positive or negative) of changes in accounting standards or any extraordinary, unusual or nonrecurring item occurring after the establishment of the performance goals applicable to a performance award.

Following completion of the applicable performance period, the Committee will certify in writing the extent to which the applicable performance goals have been attained and the resulting value to be paid to the participant. The Committee retains the discretion to eliminate or reduce, but not increase, the amount that would otherwise be payable on the basis of the performance goals attained to a participant who is a “covered employee” within the meaning of Section 162(m) of the Code. However, no such reduction may increase the amount paid to any other participant. The Committee may make positive or negative adjustments to performance award payments to participants other than covered employees to reflect the participant’s individual job performance or other factors determined by the Committee. In its discretion, the Committee may provide for a participant awarded performance shares to receive dividend equivalent rights with respect to cash dividends paid on the Company’s Common Stock. The Committee may provide for performance award payments in lump sums or installments.

Unless otherwise provided by the Committee, if a participant’s service terminates due to the participant’s death or disability prior to completion of the applicable performance period, the final award value will be determined at the end of the performance period on the basis of the performance goals attained during the entire performance period but will be prorated for the number of months of the participant’s service during the performance period. If a participant’s service terminates prior to completion of the applicable performance period for any other reason, the 2014 Plan provides that, unless otherwise determined by the Committee, the performance award will be forfeited. No performance award may be sold or transferred other than by will or the laws of descent and distribution prior to the end of the applicable performance period.

Cash-Based Awards and Other Stock-Based Awards. The Committee may grant cash-based awards or other stock-based awards in such amounts and subject to such terms and conditions as the Committee determines. Cash-based awards will specify a monetary payment or range of payments, while other stock-based awards will specify a number of shares or units based on shares or other equity-related awards. Such awards may be subject to vesting conditions based on continued performance of service or subject to the attainment of one or more performance goals similar to those described above in connection with performance awards. Settlement of awards may be in cash or shares of Common Stock, as determined by the Committee. A participant will have no voting rights with respect to any such award unless and until shares are issued pursuant to the award. The committee may grant dividend equivalent rights with respect to other stock-based awards. The effect on such awards of the participant’s termination of service will be determined by the Committee and set forth in the participant’s award agreement.

Change in Control. Unless otherwise defined in a participant’s award or other agreement with the Company, the 2014 Plan provides that a “Change in Control” (a “2014 Plan Change in Control”) occurs upon (a) acquisition by a person or entity (with certain exceptions described in the 2014 Plan) of direct or indirect beneficial ownership of 50% or more of the voting power of Company’s stock; (b) stockholder approval of a liquidation or dissolution of the Company; (c) the Company is a party to a merger, consolidation or similar corporate transaction (or series of related transactions) in which the Company’s stockholders fail to retain direct or indirect beneficial ownership of more than 50% of the voting power of Company’s stock; (d) the sale, lease, exchange or transfer of all or substantially all of the assets of the Company; (e) as a result of a going private transaction, the Company’s Common Stock ceases to be traded on an established United States securities exchange; or (f) a change in the composition of the Board within any 36-month period as a result of which fewer than a majority of the directors are incumbent directors.

If a 2014 Plan Change in Control occurs, the surviving, continuing, successor or purchasing entity or its parent may, without the consent of any participant, either assume or continue outstanding awards or substitute substantially equivalent awards for its stock. If so determined by the Committee, stock-based awards will be deemed assumed if, for each share subject to the award prior to the 2014 Plan Change in Control, its holder is given the right to receive the same amount of consideration that a stockholder would receive as a result of the 2014 Plan Change in Control. Any awards which are not assumed or continued in connection with a 2014 Plan Change in Control or exercised or settled prior to the 2014 Plan Change in Control will terminate effective as of the time of the 2014 Plan Change in Control.

Subject to the restrictions of Section 409A of the Code, the Committee may provide for the acceleration of vesting or settlement of any or all outstanding awards upon such terms and to such extent as it determines. The 2014 Plan provides that, except as otherwise provided by the applicable award agreement, time vesting awards will vest in full immediately prior to the 2014 Plan Change in Control and performance vesting awards will vest on the basis of achievement of 100% of the applicable performance goals on the first to occur of (i) completion of the award’s performance period if the participant’s service has not terminated, (ii) the participant’s termination of service without cause or resignation for good reason (as defined by the 2014 Plan) or (iii) immediately prior to the 2014 Plan Change in Control if the award will not be converted into an acquiring company award for shares traded on a United States securities exchange. The vesting of all awards held by non-employee directors will be accelerated in full upon a 2014 Plan Change in Control.

The 2014 Plan also authorizes the Committee, in its discretion and without the consent of any participant, to cancel each or any award denominated in shares of stock upon a 2014 Plan Change in Control in exchange for a payment to the participant with respect each vested share (and each unvested share if so determined by the Committee) subject to the cancelled award of an amount equal to the excess of the consideration to be paid per share of Common Stock in the 2014 Plan Change in Control transaction over the exercise price per share, if any, under the award.

Awards Subject to Section 409A of the Code. Certain awards granted under the 2014 Plan may be deemed to constitute “deferred compensation” within the meaning of Section 409A of the Code, providing rules regarding the taxation of nonqualified deferred compensation plans, and the regulations and other administrative guidance issued pursuant to Section 409A. Any such awards will be required to comply with the requirements of Section 409A. Notwithstanding any provision of the 2014 Plan to the contrary, the Committee is authorized, in its sole discretion and without the consent of any participant, to amend the 2014 Plan or any award agreement as it deems necessary or advisable to comply with Section 409A.

Amendment, Suspension or Termination. The 2014 Plan will continue in effect until its termination by the Committee, provided that no awards may be granted under the 2014 Plan following the tenth anniversary of the 2014 Plan’s effective date, which will be the date on which it is approved by the stockholders. The Committee may amend, suspend or terminate the 2014 Plan at any time, provided that no amendment may be made without stockholder approval that would increase the maximum aggregate number of shares of stock authorized for issuance under the 2014 Plan, change the class of persons eligible to receive incentive stock options or require stockholder approval under any applicable law. No amendment, suspension or termination of the 2014 Plan may affect any outstanding award unless expressly provided by the Committee, and, in any event, may not have a materially adverse effect on an outstanding award without the consent of the participant unless necessary to comply with any applicable law, regulation or rule, including, but not limited to, Section 409A of the Code.

Summary of U.S. Federal Income Tax Consequences

The following summary is intended only as a general guide to the U.S. federal income tax consequences of participation in the 2014 Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.

Incentive Stock Options. A participant recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Code. Participants who neither dispose of their shares within two years following the date the option was granted nor within one year following the exercise of the option will normally recognize a capital gain or loss upon the sale of the shares equal to the difference, if any, between the sale price and the purchase price of the shares. If a participant satisfies such holding periods upon a sale of the shares, we will not be entitled to any deduction for federal income tax purposes. If a participant disposes of shares within two years after the date of grant or within one year after the date of exercise (a “disqualifying disposition”), the difference between the fair market value of the shares on the option exercise date and the exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the participant upon the disqualifying disposition of the shares generally should be deductible by us for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code.

In general, the difference between the option exercise price and the fair market value of the shares on the date of exercise of an incentive stock option is treated as an adjustment in computing the participant’s alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to participants subject to the alternative minimum tax.

Nonstatutory Stock Options. Options not designated or qualifying as incentive stock options are nonstatutory stock options having no special tax status. A participant generally recognizes no taxable income upon receipt of such an option. Upon exercising a nonstatutory stock option, the participant normally recognizes ordinary income equal to the difference between the exercise price paid and the fair market value of the shares on the date when the option is exercised. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value of the shares on the exercise date, will be taxed as capital gain or loss. We generally should be entitled to a tax deduction equal to the amount of ordinary income recognized by the participant as a result of the exercise of a nonstatutory stock option, except to the extent such deduction is limited by applicable provisions of the Code.

Stock Appreciation Rights. A Participant recognizes no taxable income upon the receipt of a stock appreciation right. Upon the exercise of a stock appreciation right, the participant generally will recognize ordinary income in an amount equal to the excess of the fair market value of the underlying shares of Common Stock on the exercise date over the exercise price. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant in connection with the exercise of the stock appreciation right, except to the extent such deduction is limited by applicable provisions of the Code.

Restricted Stock. A participant acquiring restricted stock generally will recognize ordinary income equal to the excess of the fair market value of the shares on the “determination date” over the price paid, if any, for such shares. The “determination date” is the date on which the participant acquires the shares unless the shares are subject to a substantial risk of forfeiture and are not transferable, in which case the determination date is the earlier of (i) the date on which the shares become transferable or (ii) the date on which the shares are no longer subject to a substantial risk of forfeiture (e.g., when they become vested). If the determination date follows the date on which the participant acquires the shares, the participant may elect, pursuant to Section 83(b) of the Code, to designate the date of acquisition as the determination date by filing an election with the Internal Revenue Service no later than 30 days after the date on which the shares are acquired. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value of the shares on the determination date, will be taxed as capital gain or loss. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.

Restricted Stock Unit, Performance, Cash-Based and Other Stock-Based Awards. A participant generally will recognize no income upon the receipt of a restricted stock unit, performance share, performance unit, cash-based or other stock-based award. Upon the settlement of such awards, participants normally will recognize ordinary income in the year of settlement in an amount equal to the cash received and the fair market value of any substantially vested shares of stock received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. If the participant receives shares of restricted stock, the participant generally will be taxed in the same manner as described above under “Restricted Stock.” Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value of the shares on the determination date (as defined above under “Restricted Stock”), will be taxed as capital gain or loss. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.

New 2014 Plan Benefits

No awards will be granted under the 2014 Plan prior to its approval by the stockholders of the Company. All awards will be granted at the discretion of the Committee, and, accordingly, are not yet determinable.

Required Vote and Board of Directors Recommendation

Approval of this proposal requires the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote on this proposal. If you hold your shares in your own name and abstain from voting on this matter, your abstention will have the same effect as a negative vote. If you hold your shares through a broker and you do not instruct the broker on how to vote on this proposal, your broker will not have authority to vote your shares. Broker non-votes will have no effect on the outcome of this vote. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum.

The Board believes that the proposed adoption of the 2014 Plan is in the best interests of the Company and its stockholders for the reasons stated above.

Therefore, the Board unanimously recommends a vote “for” approval of the adoption of the 2014 plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During various times within the 2013 fiscal year, Messrs. Khaw, Schwanz and Yau and Dr. Lim each served as members of our Compensation Committee. None of the members of the Compensation Committee at any time has been one of our officers or employees. No interlocking relationship exists, or has existed in the past, between the Board or Compensation Committee and the board of directors or compensation committee of any other entity.

OTHER MATTERS

We know of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in accordance with the judgment of the persons voting the proxies.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of the Record Date as to shares of the Common Stock beneficially owned by: (i) each person who is known by us to own beneficially more than 5% of our Common Stock, (ii) each of our Named Executive Officers under “Executive Compensation – Summary Compensation Table,” (iii) each of our current directors, (iv) each of our nominees for director, and (v) all of our current directors and executive officers as a group. Ownership information is based upon information furnished by the respective individuals or entities, as the case may be. Unless otherwise noted below, the address of each beneficial owner is c/o Multi-Fineline Electronix, Inc., 8659 Research Dr., Irvine, California, 92618. Except as indicated in the footnotes to this table, the persons or entities named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws, where applicable. The percentage of Common Stock beneficially owned is based on 24,088,907 shares outstanding as of the Record Date. In addition, shares issuable pursuant to options, SARs and RSUs which may be exercised or will vest within 60 days of the Record Date are deemed to be issued and outstanding and have been treated as outstanding in calculating the percentage ownership of those individuals possessing such interest, but not for any other individual. Thus, the number of shares considered to be outstanding for the purposes of this table may vary depending on the individual’s particular circumstances.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percentage of Common Stock Beneficially Owned
Stockholders Owning More Than 5% of the Common Stock:
Entities affiliated with UE(1)	14,817,052	61.51%
FMR LLC(2)	2,556,311	10.61%
Executive Officers, Directors and Director Nominees:
Reza Meshgin(3)	209,687	0.87%
Tom Liguori(4)	39,563	0.16%
Thomas Lee(5)	18,144	0.08%
Christine Besnard(6)	24,253	0.10%
Lance Jin(7)	46,854	0.19%
Benjamin C. Duster, IV(8)	1,745	0.01%
Philippe Lemaitre(9)	25,462	0.11%
James McCluney(10)	5,722	0.02%
Linda Y.C. Lim, Ph.D.(11)	25,418	0.11%
Donald Schwanz(12)	26,592	0.11%
Roy Chee Keong Tan	0	0.00%
Sam Yau(13)	52,127	0.22%
All current directors and executive officers as a group (12 persons)(14)	475,567	1.97%

*	Less than 1%

(1)	Represents 3,000,000 shares held by UWT and 11,817,052 shares held by WT. WT is a 99.97% owned subsidiary of WBL and UWT is a 60% owned subsidiary of WT. Roy Chee Keong Tan is the Group Chief Strategy Officer of WBL and a director of UWT. Benjamin C. Duster, IV is a former director of WBL. The principal business address for UWT and WT is Wearnes Technology Building, 801 Lorong, 7 Toa Payoh, #07-00 Wearnes Building, Singapore 319319. UE may be deemed to share voting and dispositive power over the shares held by UWT and WT. See “May 2013 Change in Control – UE Purchase of WBL.” The principal business address of UE is 12 Ang Mo Kio Street 64, #01-01 UE BizHub Central, Singapore 569088.
(2)	Fidelity Management & Research Company (“Fidelity”), 245 Summer Street, Boston, Massachusetts 02210, a wholly-owned subsidiary of FMR LLC and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 2,555,900 shares of our Common Stock as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. Edward C. Johnson 3d and FMR LLC, through its control of Fidelity, and the funds each have sole power to dispose of the 2,555,900 shares owned by the funds. Fidelity SelectCo, LLC (“SelectCo”), 1225 17th Street, Suite 1100, Denver, Colorado 80202, a wholly-owned subsidiary of FMR LLC and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 411 shares of our Common Stock as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940 (the “SelectCo Funds”). Edward C. Johnson 3d and FMR LLC, through its control of SelectCo, and the SelectCo Funds each have sole power to dispose of the 411 owned by the SelectCo Funds. The ownership of one investment company, Fidelity Low-Priced Stock Fund, amounted to 1,725,000 shares of our Common Stock outstanding. Fidelity Low-Priced Stock Fund has its principal business office at 245 Summer Street, Boston, Massachusetts 02210. Members of the family of Edward C. Johnson 3d, Chairman of FMR LLC, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of the Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Edward C. Johnson 3d, Chairman of FMR LLC, has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds’ Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds’ Boards of Trustees. With respect to all of the information relating to the FMR, LLC and its affiliated entities, the Company has relied on information supplied by FMR LLC on a Schedule 13G filed with the SEC on December 10, 2013.
(3)	Includes 85,000 shares subject to options that are currently exercisable, 5,524 shares issuable upon exercise of SARs, assuming the SARs were exercised as of the Record Date, and 119,163 shares held of record.
(4)	Includes 1,782 shares issuable upon exercise of SARs, assuming the SARs were exercised as of the Record Date, and 37,781 shares held of record.
(5)	Includes 1,425 shares issuable upon exercise of SARs, assuming the SARs were exercised as of the Record Date, and 16,719 shares held of record.
(6)	Includes 1,069 shares issuable upon exercise of SARs, assuming the SARs were exercised as of the Record Date, and 23,184 shares held of record.
(7)	Includes 16,286 shares subject to options that are currently exercisable, 1,604 shares issuable upon exercise of SARs, assuming the SARs were exercised as of the Record Date, and 28,964 shares held of record.
(8)	Consists of 1,745 shares subject to RSU grants which will vest within 60 days of the Record Date.
(9)	Consists of 25,462 shares held of record.
(10)	Consists of 5,722 shares subject to RSU grants which will vest within 60 days of the Record Date.
(11)	Consists of 25,418 shares held of record by the Linda Yuen-Ching Lim Gosling Trust U/A DTD June 6, 1994.
(12)	Consists of 26,592 shares held of record.
(13)	Includes 25,000 shares subject to options that are currently exercisable and 27,127 shares held of record.

(14) Includes 330,410 shares held of record, 7,467 shares subject to RSU grants which will vest within 60 days of Record Date, 11,404 shares issuable upon exercise of SARs, assuming the SARs were exercised as of the Record Date, and 126,286 shares subject to options that are currently exercisable.

EQUITY COMPENSATION PLAN INFORMATION

The following summarizes the Company’s equity compensation plans at September 30, 2013:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted-average exercise price of outstanding options, warrants and rights(2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))(3)
	(a)	(b)	(c)
Equity compensation plans approved by security holders	1,196,699	$13.11	871,413
Equity compensation plans not approved by security holders	—	—	—
Total	1,196,699	$13.11	871,413

(1)	Includes 336,374 shares of Common Stock issuable upon vesting of outstanding RSUs and PSUs granted under the 2004 Plan.
(2)	Weighted average exercise price of outstanding options and SARs only. The weighted-average exercise price of the outstanding instruments excluding those that can be exercised for no consideration is $18.24.
(3)	Shares available for issuance are from the 2004 Plan. The 2004 Plan permits the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units, cash-based awards and other stock based awards.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We have entered into indemnification agreements with each of our executive officers, directors and certain other employees. In addition, our executive officers and directors are indemnified under Delaware General Corporation Law and our Bylaws to the fullest extent permitted under Delaware law. We have an insurance policy covering our directors and officers with respect to specified liabilities, including liabilities arising under the Securities Act or otherwise. On January 18, 2012, the Company adopted a plan authorizing the Company to enter into the change in control agreements as described above under “Potential Payments upon Termination and Change in Control.”

As discussed above under “Security Ownership of Certain Beneficial Owners and Management,” as of January 6, 2013, UE and its affiliated entities beneficially owned 61.5% of our outstanding Common Stock.

On October 25, 2005, we entered into an Amended and Restated Stockholders Agreement (the “Stockholders Agreement”) with WBL, WT and UWT (the “WBL stockholders”). The Stockholders Agreement provides, among other things, that so long as the WBL stockholders in the aggregate effectively own (as defined in the Stockholders Agreement) one-third or more of our outstanding Common Stock, the appointment of our chief executive officer or the issuance of securities that would reduce the WBL stockholders’ effective ownership in us to below a majority of our shares outstanding on a fully diluted basis requires the affirmative vote of at least one individual who has been formally designated by any of the WBL stockholders to serve as a director on our Board and who is subsequently elected to our Board (a “WBL Designee”). Roy Tan, the Group Chief Strategy Officer of WBL and a board member of UWT, and Benjamin C. Duster, IV, a former member of the board of WBL, are members of our Board and each serve as a WBL Designee.

The Stockholders Agreement will terminate when the WBL stockholders no longer effectively own at least one-third of the outstanding shares of our Common Stock (on an as converted and as exchanged basis).

In addition to the WBL stockholders’ rights under the Stockholders Agreement, as the owner of shares of our Common Stock representing over a majority of our outstanding shares of Common Stock, the WBL stockholders have the power to determine or significantly influence the outcome of our director elections and matters requiring the affirmative vote of our stockholders, including the power to prevent an acquisition of us or any other change in control of our company. Because the interests of the WBL stockholders as our controlling stockholders may differ from the interests of our other stockholders, actions taken by the WBL stockholders with respect to us may not be favorable to such other stockholders.

On November 30, 2012, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the WBL stockholders. Pursuant to the Registration Rights Agreement, the Company is required to use its reasonable efforts to register the shares of its Common Stock held by the WBL stockholders by filing one shelf registration statement that permits the resale of shares by the WBL stockholders and their permitted assigns into the market from time to time over an extended period. The Company has the right to postpone the filing or amendment of the shelf registration statement upon the occurrence of certain conditions.

In addition, the WBL stockholders and their permitted assigns have the ability to exercise certain piggyback registration rights with respect to the Company’s shares they hold if the Company elects to register any of its Common Stock. The Registration Rights Agreement also includes provisions dealing with allocation of securities included in registration statements, registration procedures, indemnification, contribution, assignment, and allocation of expenses. If the WBL stockholders fail to sell at least 4,000,000 of the shares they hold in a transaction effected off the registration statement required by the Registration Rights Agreement within twelve months following such registration statement’s effectiveness, the Registration Rights Agreement will terminate. Also, the Registration Rights Agreement will terminate when the WBL stockholders and their permitted assigns no longer hold any “registrable securities” (as defined in the Registration Rights Agreement). “Registrable securities” refers to all shares of our Common Stock owned by the WBL stockholders or acquired by their permitted assigns from any of the WBL stockholders.

Pursuant to the Registration Rights Agreement, we are required to pay all fees and expenses incident to the registration of the shares of our Common Stock held by the selling stockholders under the registration statement and the initial offering effected by them and their permitted assigns pursuant to such registration statement, including, without limitation, registration and filing fees, fees and expenses related to compliance with “Blue Sky” laws, printing expenses, expenses of our legal counsel and independent certified public accountants and all expenses related to the “road-show” for any underwritten offering, but excluding any underwriting discounts, selling commissions and transfer taxes, and all fees and expenses of the selling stockholders’ legal counsel. However, all fees and expenses incident to any subsequent offering by the selling stockholders and their permitted assigns after the first completed offering pursuant to the registration statement shall be shared equally (i.e. 50 percent each) between us and the selling stockholders and their permitted assigns, as applicable, excluding any underwriting discounts, selling commissions and transfer taxes, and all fees and expenses of their respective legal counsel.

As of September 30, 2013, we leased a facility from WBL in Singapore. The aggregate lease payments made to WBL for fiscal year 2013 were approximately $203,728. We believe that this lease was made or entered into on terms that are no less favorable to us than those we could obtain from unaffiliated third parties.

Management fees may be charged to us by an affiliate of WBL, pursuant to a Corporate Services Agreement between us and such entity. Under this agreement, we may be billed for services on a time and materials basis. For the year ended September 30, 2013, no services were provided under this agreement.

Policies and Procedures with Respect to Related Party Transactions

The Board is committed to upholding the highest legal and ethical conduct in fulfilling its responsibilities and recognizes that related party transactions can present a heightened risk of potential or actual conflicts of interest.

Our Audit Committee charter requires that members of the Audit Committee, all of whom are independent directors, review and discuss with management and the independent auditors any related party transactions which are significant in size or involve terms that would otherwise not likely be negotiated with independent parties, and that are relevant to an understanding of our financial statements. Current SEC rules define a related party transaction to include any transaction, arrangement or relationship in which we are a participant and in which any of the following persons has or will have a direct or indirect interest:

•	an executive officer, director or director nominee of the Company;

•	any person who is known to be the beneficial owner of more than 5% of our Common Stock;

•

any person who is an immediate family member (as defined under Item 404 of Regulation S-K) of an executive officer, director or director nominee or beneficial owner of more than 5% of our Common Stock;

•

any firm, corporation or other entity in which any of the foregoing persons is employed or is a partner or principal or in a similar position or in which such position, together with any other of the foregoing persons, has a 5% or greater beneficial ownership interest.

All related party transactions will be disclosed in our applicable filings with the SEC as required by the SEC rules.

AUDIT COMMITTEE REPORT

The Audit Committee operates under a written charter adopted by the Board on April 12, 2004, as amended from time to time and last amended on May 19, 2011. A copy of the Audit Committee Charter is available on our website at www.mflex.com. The members of the Audit Committee are Messrs. Philippe Lemaitre, James McCluney, Donald Schwanz and Sam Yau (Chairman), each of whom meets the independence standards established by Nasdaq and the rules of the SEC.

The Audit Committee oversees our financial reporting process on behalf of the Board and is responsible for providing independent, objective oversight of our accounting, auditing, financial reporting, internal control and legal compliance functions. It is not the duty of the Audit Committee to plan or conduct audits or to determine that our financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management is responsible for our financial statements and the reporting process, including the system of internal controls. The independent registered public accounting firm is responsible in its report for expressing an opinion on the conformity of those financial statements with generally accepted accounting principles.

The Audit Committee has reviewed and discussed our audited financial statements contained in the 2013 Annual Report on Form 10-K with our management and our independent registered public accounting firm. The Audit Committee met privately with the independent registered public accounting firm and discussed issues deemed significant by the independent registered public accounting firm, including those matters required by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended and as adopted by the Public Company Accounting Oversight Board in Rule 3200T. In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence and discussed with the independent registered public accounting firm their independence from us.

Based upon the reviews and discussions outlined above, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended September 30, 2013 for filing with the Securities and Exchange Commission.

Audit Committee

Philippe Lemaitre

James McCluney

Donald Schwanz

Sam Yau (Chairman)

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under the securities laws of the United States, our directors, executive officers and any person holding more than 10% of our Common Stock are required to report their initial ownership of our Common Stock and any subsequent change in that ownership to the SEC. Specific due dates for these reports have been established and we are required to identify in this Proxy Statement those persons who failed to timely file these reports. The company was deemed to have a change in control in May 2013. See “May 2013 Change in Control – UE Purchase of WBL” above. However, the filing of the Form 3 and Schedule 13D announcing that UE owned or had agreed to acquired more than 50% of the ordinary stock units of WBL was the first instance the Company was informed of the changes leading to the 2013 Change in Control, and thus, the following Form 4s and Form 3 were not timely filed.

Reporting Person	Title	Number of Late Reports	Number of Transactions	Known Failures to file required Form
Reza A. Meshgin	Officer& Director	1	24	0
Thomas Liguori	Officer	1	24	0
Thomas Lee	Officer	1	24	0
Christine Besnard	Officer	1	24	0
Lance Jin	Officer	1	24	0
Philippe Lemaitre	Director	1	4	0
Linda Y.C. Lim, Ph.D.	Director	1	4	0
Donald Schwanz	Director	1	4	0
Sam Yau	Director	1	4	0
United Engineers Ltd.	Beneficial owner of more than ten percent of any class of equity securities	1	1	0

STOCKHOLDER PROPOSALS FOR THE 2013 ANNUAL MEETING

Stockholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, and intended to be presented at our 2015 annual meeting of the stockholders must be received by the Secretary of the Company no later than 120 days before the date on which we first mailed our proxy materials for the Annual Meeting in order to be considered for inclusion in our proxy materials for that meeting. The deadline for submitting a stockholder proposal for inclusion in our proxy statement for our 2015 annual meeting of stockholders is October 2, 2014.

Stockholders that would like to present a proposal at our 2015 annual meeting but do not wish to have it included in our proxy statement must provide timely notice of the proposal in writing to the Secretary of the Company at our principal executive offices and otherwise comply with the provisions of our Bylaws. To be timely, the Bylaws provide that we must have received the stockholder’s notice not less than 90 days nor more than 120 days in advance of the date this Proxy Statement was released to stockholders in connection with the Annual Meeting.

PAYMENT OF COSTS

The expense of printing and mailing proxy materials and the solicitation of proxies will be borne by us. In addition to the solicitation of proxies by mail, solicitation may be made by our directors, officers and other employees by personal interview, telephone or facsimile. No additional compensation will be paid to our directors, officers or employees for such solicitation. We will reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation materials to beneficial owners of our Common Stock.

Whether or not you intend to be present at the Annual Meeting, we urge you to return your signed proxy promptly.

By Order of the Board

Christine Besnard
January 23, 2014	Executive Vice President, General Counsel and Secretary

Our 2013 Annual Report on Form 10-K has been mailed with this Proxy Statement. We will provide copies of exhibits to the Annual Report on Form 10-K, but will charge a reasonable fee per page to any requesting stockholder. Any such request should be addressed to the Company at 8659 Research Dr., Irvine, California, 92618, Attention: Investor Relations Department. The request must include a representation by the stockholder that as of January 6, 2014, the stockholder was entitled to vote at the Annual Meeting.

Appendix A

MULTI-FINELINE ELECTRONIX, INC.

2014 EQUITY INCENTIVE PLAN

A-i

(Continued)

A-ii

(Continued)

A-iii

Multi-Fineline Electronix, Inc.

2014 Equity Incentive Plan

1. ESTABLISHMENT, PURPOSE AND TERM OF PLAN.

1.1 Establishment. The Multi-Fineline Electronix, Inc. 2014 Equity Incentive Plan (the “Plan”) is hereby established effective as of March     , 2014, the date of its approval by the stockholders of the Company (the “Effective Date”).

1.2 Purpose. The purpose of the Plan is to advance the interests of the Participating Company Group and its stockholders by providing an incentive to attract, retain and reward persons performing services for the Participating Company Group and by motivating such persons to contribute to the growth and profitability of the Participating Company Group. The Plan seeks to achieve this purpose by providing for Awards in the form of Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards and Other Stock-Based Awards.

1.3 Term of Plan. The Plan shall continue in effect until its termination by the Committee; provided, however, that all Awards shall be granted, if at all, within ten (10) years from the Effective Date.

2. DEFINITIONS AND CONSTRUCTION.

2.1 Definitions. Whenever used herein, the following terms shall have their respective meanings set forth below:

(a) “Affiliate” means (i) a parent entity, other than a Parent Corporation, that directly, or indirectly through one or more intermediary entities, controls the Company or (ii) a subsidiary entity, other than a Subsidiary Corporation, that is controlled by the Company directly or indirectly through one or more intermediary entities. For this purpose, the terms “parent,” “subsidiary,” “control” and “controlled by” shall have the meanings assigned such terms for the purposes of registration of securities on Form S-8 under the Securities Act.

(b) “Award” means any Option, Stock Appreciation Right, Restricted Stock Purchase Right, Restricted Stock Bonus, Restricted Stock Unit, Performance Share, Performance Unit, Cash-Based Award or Other Stock-Based Award granted under the Plan.

(c) “Award Agreement” means a written or electronic agreement between the Company and a Participant setting forth the terms, conditions and restrictions applicable to an Award.

(d) “Board” means the Board of Directors of the Company.

(e) “Cash-Based Award” means an Award denominated in cash and granted pursuant to Section 11.

(f) “Cashless Exercise” means a Cashless Exercise as defined in Section 6.3(b)(i).

(g) “Cause” means any of the following with respect to a particular Participant: (i) such Participant’s (A) willful or reckless and (B) repeated failure to satisfactorily perform his or her job duties after written notice to such Participant and no less than a one month period within which prospectively to cure such failure to perform; (ii) failure by such Participant to comply with either (A)all material applicable laws or (B) all lawful and material directives from executive management of the Company in performing his or her job duties or in directing the conduct of the Company’s business; (iii) commission by such Participant of any felony or intentionally fraudulent act against the Company, or its employees, agents or customers, that demonstrates his or her untrustworthiness or lack of integrity; (iv) commission by such Participant of any material fraud against the

Company or use or intentional appropriation for his or her personal use or benefit of any material funds or properties of the Company not authorized by the Company to be so used or appropriated; or (v) any material noncompliance with Company policy or procedure.

(h) “Change in Control” means the occurrence of any one or a combination of the following:

(i) the acquisition of beneficial ownership, directly or indirectly, of securities having fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities by any “Unrelated Person” or “Unrelated Persons” acting in concert with one another either at one time or over a series of acquisitions. For purposes of this definition, the term “Person” shall mean and include any individual, partnership, joint venture, association, trust, corporation, or other entity (including a “group” as referred to in Section 13(d)(3) of the Exchange Act). For purposes of this Section, the term “Unrelated Person” shall mean and include any Person other than the Company, an employee benefit plan of the Company, or any beneficial owner of fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities as of January 22, 2014 (which, for the avoidance of doubt, shall include United Engineers Limited or WBL Corporation Limited); or

(ii) the Company is party to a merger, consolidation or similar corporate transaction, or series of related transactions, which results in the holders of the voting securities of the Company outstanding immediately prior to such transaction(s) failing to retain immediately after such transaction(s) direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the securities entitled to vote generally in the election of directors of the Company or the surviving entity outstanding immediately after such transaction(s); or

(iii) the consummation of any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company and its subsidiaries (taken as a whole), other than pursuant to a sale-leaseback, structured finance or other form of financing transaction; or

(iv) the stockholders of the Company approve any plan or proposal for liquidation or dissolution of the Company; or

(v) as a result of a “going private” transaction, the Stock ceases to be traded on any established United States securities exchange; or

(vi) a change in the composition of the Board within any consecutive period of thirty-six (36) months as a result of which fewer than a majority of the directors are Incumbent Directors.

The Committee shall determine whether multiple events described in this Section 2.1(h) are related and to be treated in the aggregate as a single Change in Control, and its determination shall be final, binding and conclusive.

(i) “Code” means the Internal Revenue Code of 1986, as amended, and any applicable regulations and administrative guidelines promulgated thereunder.

(j) “Committee” means the Compensation Committee and such other committee or subcommittee of the Board, if any, duly appointed to administer the Plan and having such powers in each instance as shall be specified by the Board. If, at any time, there is no committee of the Board then authorized or properly constituted to administer the Plan, the Board shall exercise all of the powers of the Committee granted herein, and, in any event, the Board may in its discretion exercise any or all of such powers.

(k) “Company” means Multi-Fineline Electronix, Inc., a Delaware corporation, and any successor corporation thereto.

(l) “Consultant” means a person engaged to provide consulting or advisory services (other than as an Employee or a Director) to a Participating Company, provided that the identity of such person, the nature of such services or the entity to which such services are provided would not preclude the Company from offering or selling securities to such person pursuant to the Plan in reliance on registration on Form S-8 under the Securities Act.

(m) “Covered Employee” means, at any time the Plan is subject to Section 162(m), any Employee who is or may reasonably be expected to become a “covered employee” as defined in Section 162(m), or any successor statute, and who is designated, either as an individual Employee or a member of a class of Employees, by the Committee no later than the earlier of (i) the date that is ninety (90) days after the beginning of the Performance Period, or (ii) the date on which twenty-five percent (25%) of the Performance Period has elapsed, as a “Covered Employee” under this Plan for such applicable Performance Period.

(n) “Director” means a member of the Board.

(o) “Disability” means, unless such term or an equivalent term is otherwise defined by the applicable Award Agreement or other written agreement between the Participant and a Participating Company applicable to an Award, the permanent and total disability of the Participant, within the meaning of Section 22(e)(3) of the Code.

(p) “Dividend Equivalent Right” means the right of a Participant, granted at the discretion of the Committee or as otherwise provided by the Plan, to receive a credit for the account of such Participant in an amount equal to the cash dividends paid on one share of Stock for each share of Stock represented by an Award held by such Participant.

(q) “Employee” means any person treated as an employee (including an Officer or a Director who is also treated as an employee) in the records of a Participating Company and, with respect to any Incentive Stock Option granted to such person, who is an employee for purposes of Section 422 of the Code; provided, however, that neither service as a Director nor payment of a Director’s fee shall be sufficient to constitute employment for purposes of the Plan. The Company shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee and the effective date of such individual’s employment or termination of employment, as the case may be. For purposes of an individual’s rights, if any, under the terms of the Plan as of the time of the Company’s determination of whether or not the individual is an Employee, all such determinations by the Company shall be final, binding and conclusive as to such rights, if any, notwithstanding that the Company or any court of law or governmental agency subsequently makes a contrary determination as to such individual’s status as an Employee.

(r) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(s) “Fair Market Value” means, as of any date, the value of a share of Stock or other property as determined by the Committee, in its discretion, or by the Company, in its discretion, if such determination is expressly allocated to the Company herein, subject to the following:

(i) Except as otherwise determined by the Committee, if, on such date, the Stock is listed or quoted on a national or regional securities exchange or quotation system, the Fair Market Value of a share of Stock shall be the closing price of a share of Stock as quoted on the national or regional securities exchange or quotation system constituting the primary market for the Stock, as reported in The Wall Street Journal or such other source as the Company deems reliable. If the relevant date does not fall on a day on which the Stock has traded on such securities exchange or quotation system, the date on which the Fair Market Value shall be established shall be the last day on which the Stock was so traded or quoted prior to the relevant date, or such other appropriate day as shall be determined by the Committee, in its discretion.

(ii) Notwithstanding the foregoing, the Committee may, in its discretion, determine the Fair Market Value of a share of Stock on the basis of the opening, closing, or average of the high and low sale prices of a share of Stock on such date or the preceding trading day, the actual sale price of a share of Stock received by a Participant, any other reasonable basis using actual transactions in the Stock as reported on a national or regional securities exchange or quotation system, or on any other basis consistent with the requirements of Section 409A. The Committee may vary its method of determination of the Fair Market Value as provided in this Section for different purposes under the Plan to the extent consistent with the requirements of Section 409A.

(iii) If, on such date, the Stock is not listed or quoted on a national or regional securities exchange or quotation system, the Fair Market Value of a share of Stock shall be as determined by the Committee in good faith without regard to any restriction other than a restriction which, by its terms, will never lapse, and in a manner consistent with the requirements of Section 409A.

(t) “Full Value Award” means any Award settled in Stock, other than (i) an Option, (ii) a Stock Appreciation Right, or (iii) a Restricted Stock Purchase Right or an Other Stock-Based Award under which the Company will receive monetary consideration equal to the Fair Market Value (determined on the effective date of grant) of the shares subject to such Award.

(u) “Good Reason” means any of the following with respect to a particular Participant without the Participant’s informed written consent: (i) a material reduction in duties or responsibilities; (ii) a reduction in any component of pay opportunity or benefits, unless such change is similarly applied to all employees of the same level (i.e., engineer, director, etc.) of the Company; or (iii) relocation of the Participant to a work location more than fifty (50) miles from the Participant’s then present work location.

The existence of Good Reason shall not be affected by the Participant’s temporary incapacity due to physical or mental illness not constituting a Disability. The Participant’s continued employment for a period not exceeding ninety (90) days following the initial occurrence of any condition constituting Good Reason shall not constitute consent to, or a waiver of rights with respect to, such condition.

(v) “Incentive Stock Option” means an Option intended to be (as set forth in the Award Agreement) and which qualifies as an incentive stock option within the meaning of Section 422(b) of the Code.

(w) “Incumbent Director” means a director who either (i) is a member of the Board as of January 22, 2014 or (ii) is elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination, but (iii) was not elected or nominated in connection with an actual or threatened proxy contest relating to the election of directors of the Company.

(x) “Insider” means an Officer, a Director or other person whose transactions in Stock are subject to Section 16 of the Exchange Act.

(y) “Net Exercise” means a Net Exercise as defined in Section 6.3(b)(iii).

(z) “Nonemployee Director” means a Director who is not an Employee.

(aa) “Nonemployee Director Award” means any Award granted to a Nonemployee Director.

(bb) “Nonstatutory Stock Option” means an Option not intended to be (as set forth in the Award Agreement) or which does not qualify as an incentive stock option within the meaning of Section 422(b) of the Code.

(cc) “Officer” means any person designated by the Board as an officer of the Company.

(dd) “Option” means an Incentive Stock Option or a Nonstatutory Stock Option granted pursuant to the Plan.

(ee) “Other Stock-Based Award” means an Award denominated in shares of Stock and granted pursuant to Section 11.

(ff) “Parent Corporation” means any present or future “parent corporation” of the Company, as defined in Section 424(e) of the Code.

(gg) “Participant” means any eligible person who has been granted one or more Awards.

(hh) “Participating Company” means the Company or any Parent Corporation, Subsidiary Corporation or Affiliate.

(ii) “Participating Company Group” means, at any point in time, the Company and all other entities collectively which are then Participating Companies.

(jj) “Performance Award” means an Award of Performance Shares or Performance Units.

(kk) “Performance Award Formula” means, for any Performance Award, a formula or table established by the Committee pursuant to Section 10.3 which provides the basis for computing the value of a Performance Award at one or more levels of attainment of the applicable Performance Goal(s) measured as of the end of the applicable Performance Period.

(ll) “Performance-Based Compensation” means compensation under an Award that satisfies the requirements of Section 162(m) for certain performance-based compensation paid to Covered Employees.

(mm) “Performance Goal” means a performance goal established by the Committee pursuant to Section 10.3.

(nn) “Performance Period” means a period established by the Committee pursuant to Section 10.3 at the end of which one or more Performance Goals are to be measured.

(oo) “Performance Share” means a right granted to a Participant pursuant to Section 10 to receive a payment equal to the value of a Performance Share, as determined by the Committee, based upon attainment of applicable Performance Goal(s).

(pp) “Performance Unit” means a right granted to a Participant pursuant to Section 10 to receive a payment equal to the value of a Performance Unit, as determined by the Committee, based upon attainment of applicable Performance Goal(s).

(qq) “Performance Vesting Award” means an Award granted to a Participant, the vesting or earning of which is conditioned in whole or in part upon the achievement of one or more performance goals (including, without limitation, Performance Goals established pursuant to Section 10.3), notwithstanding that the vesting or earning of such Award may also be conditioned upon the continued Service of the Participant.

(rr) “Predecessor Plan” means the Company’s 2004 Stock Incentive Plan, as amended.

(ss) “Qualifying Termination” means, as to a particular Participant under the Plan, the occurrence of any of the following upon or within twelve (12) months following a Change in Control: (i) an individual’s Service is terminated without Cause; or (ii) an individual terminates his or her Service for Good Reason; provided the Participant has given the Company written notice of the existence of a condition constituting Good Reason within thirty (30) days following the initial occurrence of such condition, the Company fails to remedy such condition within thirty (30) days following such written notice, and the Participant’s resignation from Service is effective no later than ninety (90) days following the initial occurrence of such condition.

Qualifying Termination shall not include any termination of the Participant’s Service which is (i) for Cause, (ii) a result of the Participant’s death or Disability, or (iii) a result of the Participant’s voluntary termination of Service other than for Good Reason.

(tt) “Restricted Stock Award” means an Award of a Restricted Stock Bonus or a Restricted Stock Purchase Right.

(uu) “Restricted Stock Bonus” means Stock granted to a Participant pursuant to Section 8.

(vv) “Restricted Stock Purchase Right” means a right to purchase Stock granted to a Participant pursuant to Section 8.

(ww) “Restricted Stock Unit” means a right granted to a Participant pursuant to Section 9 to receive on a future date or occurrence of a future event a share of Stock or cash in lieu thereof, as determined by the Committee.

(xx) “Rule 16b-3” means Rule 16b-3 under the Exchange Act, as amended from time to time, or any successor rule or regulation.

(yy) “SAR” or “Stock Appreciation Right” means a right granted to a Participant pursuant to Section 7 to receive payment, for each share of Stock subject to such Award, of an amount equal to the excess, if any, of the Fair Market Value of a share of Stock on the date of exercise of the Award over the exercise price thereof.

(zz) “Section 162(m)” means Section 162(m) of the Code.

(aaa) “Section 409A” means Section 409A of the Code.

(bbb) “Section 409A Deferred Compensation” means compensation provided pursuant to an Award that constitutes nonqualified deferred compensation within the meaning of Section 409A.

(ccc) “Securities Act” means the Securities Act of 1933, as amended.

(ddd) “Service” means a Participant’s employment or service with the Participating Company Group, whether as an Employee, a Director or a Consultant. Unless otherwise provided by the Committee, a Participant’s Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders Service or a change in the Participating Company for which the Participant renders Service, provided that there is no interruption or termination of the Participant’s Service. Furthermore, a Participant’s Service shall not be deemed to have been interrupted or terminated if the Participant takes any military leave, sick leave, or other bona fide leave of absence approved by the Company. However, unless otherwise provided by the Committee, if any such leave taken by a Participant exceeds ninety (90) days, then on the ninety-first (91st) day following the commencement of such leave the Participant’s Service shall be deemed to have terminated, unless the Participant’s right to return to Service is guaranteed by statute or contract. Notwithstanding the foregoing, unless otherwise designated by the Company or required by law, an unpaid leave of absence shall not be treated as Service for purposes of determining vesting under the Participant’s Award Agreement. A Participant’s Service shall be deemed to have terminated either upon an actual termination of Service or upon the business entity for which the Participant performs Service ceasing to be a Participating Company. Subject to the foregoing, the Company, in its discretion, shall determine whether the Participant’s Service has terminated and the effective date of and reason for such termination.

(eee) “Stock” means the common stock of the Company, as adjusted from time to time in accordance with Section 4.4.

(fff) “Stock Tender Exercise” means a Stock Tender Exercise as defined in Section 6.3(b)(ii).

(ggg) “Subsidiary Corporation” means any present or future “subsidiary corporation” of the Company, as defined in Section 424(f) of the Code.

(hhh) “Ten Percent Owner” means a Participant who, at the time an Option is granted to the Participant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of a Participating Company (other than an Affiliate) within the meaning of Section 422(b)(6) of the Code.

(iii) “Time Vesting Award” means any Award granted to a Participant, the vesting or earning of which is based solely upon the continued Service of the Participant over a specified period of time.

(jjj) “Trading Compliance Policy” means the written policy of the Company pertaining to the purchase, sale, transfer or other disposition of the Company’s equity securities by Directors, Officers, Employees or other service providers who may possess material, nonpublic information regarding the Company or its securities.

(kkk) “Vesting Conditions” mean those conditions established in accordance with the Plan prior to the satisfaction of which an Award or shares subject to an Award remain subject to forfeiture or a repurchase option in favor of the Company exercisable for the Participant’s monetary purchase price, if any, for such shares upon the Participant’s termination of Service or failure of a performance condition to be satisfied.

2.2 Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

3. ADMINISTRATION.

3.1 Administration by the Committee. The Plan shall be administered by the Committee. All questions of interpretation of the Plan, of any Award Agreement or of any other form of agreement or other document employed by the Company in the administration of the Plan or of any Award shall be determined by the Committee, and such determinations shall be final, binding and conclusive upon all persons having an interest in the Plan or such Award, unless fraudulent or made in bad faith. Any and all actions, decisions and determinations taken or made by the Committee in the exercise of its discretion pursuant to the Plan or Award Agreement or other agreement thereunder (other than determining questions of interpretation pursuant to the preceding sentence) shall be final, binding and conclusive upon all persons having an interest therein. All expenses incurred in connection with the administration of the Plan shall be paid by the Company.

3.2 Authority of Officers. Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election that is the responsibility of or that is allocated to the Company herein, provided that the Officer has apparent authority with respect to such matter, right, obligation, determination or election. To the extent permitted by applicable law, the Committee may, in its discretion, delegate to a committee comprised of one or more Officers the authority to grant one or more Awards, without further approval of the Committee, to any Employee, other than a person who, at the time of such grant, is an Insider or a Covered Employee, and to exercise such other powers under the Plan as the Committee may determine; provided, however, that (a) the Committee shall fix the maximum number of shares subject to Awards that may be granted by such Officers, (b) each such Award shall be subject to the terms and conditions of the appropriate standard form of Award Agreement approved by the Board or the Committee and shall conform to the provisions of the Plan, and (c) each such Award shall conform to such other limits and guidelines as may be established from time to time by the Committee.

3.3 Administration with Respect to Insiders. With respect to participation by Insiders in the Plan, at any time that any class of equity security of the Company is registered pursuant to Section 12 of the Exchange Act, the Plan shall be administered in compliance with the requirements, if any, of Rule 16b-3.

3.4 Committee Complying with Section 162(m). If the Company is a “publicly held corporation” within the meaning of Section 162(m), the Board may establish a Committee of “outside directors” within the meaning of Section 162(m) to approve the grant of any Award intended to result in the payment of Performance-Based Compensation.

3.5 Powers of the Committee. In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, the Committee shall have the full and final power and authority, in its discretion:

(a) to determine the persons to whom, and the time or times at which, Awards shall be granted and the number of shares of Stock, units or monetary value to be subject to each Award;

(b) to determine the type of Award granted;

(c) to determine whether an Award granted to a Covered Employee shall be intended to result in Performance-Based Compensation;

(d) to determine the Fair Market Value of shares of Stock or other property;

(e) to determine the terms, conditions and restrictions applicable to each Award (which need not be identical) and any shares acquired pursuant thereto, including, without limitation, (i) the exercise or purchase price of shares pursuant to any Award, (ii) the method of payment for shares purchased pursuant to any Award, (iii) the method for satisfaction of any tax withholding obligation arising in connection with any Award, including by the withholding or delivery of shares of Stock, (iv) the timing, terms and conditions of the exercisability or vesting of any Award or any shares acquired pursuant thereto, (v) the Performance Measures, Performance Period, Performance Award Formula and Performance Goals applicable to any Award and the extent to which such Performance Goals have been attained, (vi) the time of expiration of any Award, (vii) the effect of any Participant’s termination of Service on any of the foregoing, and (viii) all other terms, conditions and restrictions applicable to any Award or shares acquired pursuant thereto not inconsistent with the terms of the Plan;

(f) to determine whether an Award will be settled in shares of Stock, cash, other property or in any combination thereof;

(g) to approve one or more forms of Award Agreement;

(h) to amend, modify, extend, cancel or renew any Award or to waive any restrictions or conditions applicable to any Award or any shares acquired pursuant thereto;

(i) to accelerate, continue, extend or defer the exercisability or vesting of any Award or any shares acquired pursuant thereto, including with respect to the period following a Participant’s termination of Service;

(j) to prescribe, amend or rescind rules, guidelines and policies relating to the Plan, or to adopt sub-plans or supplements to, or alternative versions of, the Plan, including, without limitation, as the Committee deems necessary or desirable to comply with the laws of, or to accommodate the tax policy, accounting principles or custom of, foreign jurisdictions whose residents may be granted Awards; and

(k) to correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement and to make all other determinations and take such other actions with respect to the Plan or any Award as the Committee may deem advisable to the extent not inconsistent with the provisions of the Plan or applicable law.

3.6 Option or SAR Repricing. Without the affirmative vote of holders of a majority of the shares of Stock cast in person or by proxy at a meeting of the stockholders of the Company at which a quorum representing a majority of all outstanding shares of Stock is present or represented by proxy, the Committee shall not approve a program providing for either (a) the cancellation of outstanding Options or SARs having exercise prices per share greater than the then Fair Market Value of a share of Stock (“Underwater Awards”) and the grant in substitution therefore of new Options or SARs having a lower exercise price, Full Value Awards or payments in cash, or (b) the amendment of outstanding Underwater Awards to reduce the exercise price thereof. This Section shall not be construed to apply to (i) “issuing or assuming a stock option in a transaction to which Section 424(a) applies,” within the meaning of Section 424 of the Code, (ii) adjustments pursuant to the assumption of or substitution for an Option or SAR in a manner that would comply with Section 409A, or (iii) an adjustment pursuant to Section 4.4.

3.7 Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or the Committee or as officers or employees of the Participating Company Group, to the extent permitted by applicable law, members of the Board or the Committee and any officers or employees of the Participating Company Group to whom authority to act for the Board, the Committee or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

4. SHARES SUBJECT TO PLAN.

4.1 Maximum Number of Shares Issuable. Subject to adjustment as provided in Sections 4.2, 4.3 and 4.4, the maximum aggregate number of shares of Stock that may be issued under the Plan shall be equal to One Million Six Hundred Thirty Nine-Thousand Two Hundred Seventy-Nine (1,639,279) shares and shall consist of authorized but unissued or reacquired shares of Stock or any combination thereof.

4.2 Adjustment for Unissued or Forfeited Predecessor Plan Shares. The maximum aggregate number of shares of Stock that may be issued under the Plan as set forth in Section 4.1 shall be cumulatively increased from time to time by:

(a) the aggregate number of shares of Stock that remain available for the future grant of awards under the Predecessor Plan immediately prior to its termination as of the Effective Date;

(b) the number of shares of Stock subject to that portion of any option or other award outstanding pusuant to the Predecessor Plan as of the Effective Date which, on or after the Effective Date, expires or is terminated or canceled for any reason without having been exercised or settled in full; and

(c) the number of shares of Stock acquired pursuant to the Predecessor Plan subject to forfeiture or repurchase by the Company for an amount not greater than the Participant’s purchase price which, on or after the Effective Date, is so forfeited or repurchased;

provided, however, that the aggregate number of shares of Stock authorized for issuance under the Predecessor Plan that may become authorized for issuance under the Plan pursuant to this Section 4.2 shall not exceed Two Million Sixty-Two Thousand and Seven (2,062,007) shares.

4.3 Share Counting. If an outstanding Award for any reason expires or is terminated or canceled without having been exercised or settled in full, or if shares of Stock acquired pursuant to an Award subject to forfeiture or repurchase are forfeited or repurchased by the Company for an amount not greater than the Participant’s purchase price, the shares of Stock allocable to the terminated portion of such Award or such forfeited or repurchased shares of Stock shall again be available for issuance under the Plan. Shares of Stock shall not be deemed to have been issued pursuant to the Plan with respect to any portion of an Award that is settled in cash or to the extent that shares are withheld or reacquired by the Company in satisfaction of tax withholding obligations pursuant to Section 16.2. Upon payment in shares of Stock pursuant to the exercise of an SAR, the number of shares available for issuance under the Plan shall be reduced only by the number of shares actually issued in such payment. If the exercise price of an Option is paid by tender to the Company, or attestation to the ownership, of shares of Stock owned by the Participant, or by means of a Net Exercise, the number of shares available for issuance under the Plan shall be reduced by the net number of shares for which the Option is exercised.

4.4 Adjustments for Changes in Capital Structure. Subject to any required action by the stockholders of the Company and the requirements of Sections 409A and 424 of the Code to the extent applicable, in the event of any change in the Stock effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the stockholders of the Company in a form other than Stock (excepting regular, periodic cash dividends) that has a material effect on the Fair Market Value of shares of Stock, appropriate and proportionate adjustments shall be made in the number and kind of shares subject to the Plan and to any outstanding Awards, the Award limits set forth in Section 5.3 and Section 5.4, and in the exercise or purchase price per share under any outstanding Award in order to prevent dilution or enlargement of Participants’ rights under the Plan. For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as “effected without receipt of consideration by the Company.” If a majority of the shares which are of the same class as the shares that are subject to outstanding Awards are exchanged for, converted into, or otherwise become shares of another corporation (the “New Shares”), the Committee may unilaterally amend the outstanding Awards to provide that such Awards are for New Shares. In the event of any such amendment, the number of shares subject to, and the exercise or purchase price per share of, the outstanding Awards shall be adjusted in a fair and equitable manner as determined by the Committee, in its discretion. Any fractional share resulting from an adjustment pursuant to this Section shall be rounded down to the nearest whole number and the exercise or purchase price per share shall be rounded up to the nearest whole cent. In no event may the exercise or purchase price, if any, under any Award be decreased to an amount less than the par value, if any, of the stock subject to such Award. The Committee in its discretion, may also make such adjustments in the terms of any Award to reflect, or related to, such changes in the capital structure of the Company or distributions as it deems appropriate, including modification of Performance Goals, Performance Award Formulas and Performance Periods. The adjustments determined by the Committee pursuant to this Section shall be final, binding and conclusive.

4.5 Assumption or Substitution of Awards. The Committee may, without affecting the number of shares of Stock reserved or available hereunder, authorize the issuance or assumption of benefits under this Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate, subject to compliance with Section 409A and any other applicable provisions of the Code.

5. ELIGIBILITY, PARTICIPATION AND AWARD LIMITATIONS.

5.1 Persons Eligible for Awards. Awards may be granted only to Employees, Consultants and Directors.

5.2 Participation in the Plan. Awards are granted solely at the discretion of the Committee. Eligible persons may be granted more than one Award. However, eligibility in accordance with this Section shall not entitle any person to be granted an Award, or, having been granted an Award, to be granted an additional Award.

5.3 Incentive Stock Option Limitations.

(a) Maximum Number of Shares Issuable Pursuant to Incentive Stock Options. Subject to adjustment as provided in Section 4.4, the maximum aggregate number of shares of Stock that may be issued under the Plan pursuant to the exercise of Incentive Stock Options shall not exceed Three Million Seven Hundred and One Thousand Two Hundred and Eighty-Six (3,701,286) shares. The maximum aggregate number of shares of Stock that may be issued under the Plan pursuant to all Awards other than Incentive Stock Options shall be the number of shares determined in accordance with Section 4.1, subject to adjustment as provided in Sections 4.2, 4.3 and 4.4.

(b) Persons Eligible. An Incentive Stock Option may be granted only to a person who, on the effective date of grant, is an Employee of the Company, a Parent Corporation or a Subsidiary Corporation (each being an “ISO-Qualifying Corporation”). Any person who is not an Employee of an ISO-Qualifying Corporation on the effective date of the grant of an Option to such person may be granted only a Nonstatutory Stock Option.

(c) Fair Market Value Limitation. To the extent that options designated as Incentive Stock Options (granted under all stock plans of the Participating Company Group, including the Plan) become exercisable by a Participant for the first time during any calendar year for stock having a Fair Market Value greater than One Hundred Thousand Dollars ($100,000), the portion of such options which exceeds such amount shall be treated as Nonstatutory Stock Options. For purposes of this Section, options designated as Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of stock shall be determined as of the time the option with respect to such stock is granted. If the Code is amended to provide for a limitation different from that set forth in this Section, such different limitation shall be deemed incorporated herein effective as of the date and with respect to such Options as required or permitted by such amendment to the Code. If an Option is treated as an Incentive Stock Option in part and as a Nonstatutory Stock Option in part by reason of the limitation set forth in this Section, the Participant may designate which portion of such Option the Participant is exercising. In the absence of such designation, the Participant shall be deemed to have exercised the Incentive Stock Option portion of the Option first. Upon exercise the Option, shares issued pursuant to each such portion shall be separately identified.

5.4 Section 162(m) Award Limits. Subject to adjustment as provided in Section 4.4, no Covered Employee shall be granted within any fiscal year of the Company one or more Awards intended to qualify for treatment as Performance-Based Compensation which in the aggregate are for more than One Million Five Hundred Thousand (1,500,000) shares or, if applicable, which could result in such Covered Employee receiving more than Ten Million Dollars ($10,000,000) for each full fiscal year of the Company contained in the Performance Period for such Award.

5.5 Nonemployee Director Award Limit. No Nonemployee Director shall be granted within any fiscal year of the Company one or more Nonemployee Director Awards pursuant to the Plan which in the aggregate are for more than a number of shares of Stock determined by dividing Two Hundred Twenty-Five Thousand Dollars ($225,000) by the Fair Market Value of a share of Stock determined on the last trading day immediately preceding the date on which the applicable Nonemployee Director Award is granted.

6. STOCK OPTIONS.

Options shall be evidenced by Award Agreements specifying the number of shares of Stock covered thereby, in such form as the Committee shall establish. Such Award Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

6.1 Exercise Price. The exercise price for each Option shall be established in the discretion of the Committee; provided, however, that (a) the exercise price per share shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the Option and (b) no Incentive Stock Option granted to a Ten Percent Owner shall have an exercise price per share less than one hundred ten percent (110%) of the Fair Market Value of a share of Stock on the effective date of grant of the Option. Notwithstanding the foregoing, an Option (whether an Incentive Stock Option or a Nonstatutory Stock Option) may be granted with an exercise price lower than the minimum exercise price set forth above if such Option is granted pursuant to an assumption or substitution for another option in a manner that would qualify under the provisions of Section 409A or Section 424(a) of the Code.

6.2 Exercisability and Term of Options. Options shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Committee and set forth in the Award Agreement evidencing such Option; provided, however, that (a) no Option shall be exercisable after the expiration of ten (10) years after the effective date of grant of such Option, (b) no Incentive Stock Option granted to a Ten Percent Owner shall be exercisable after the expiration of five (5) years after the effective date of grant of such Option and (c) no Option granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, shall be first exercisable until at least six (6) months following the date of grant of such Option (except in the event of such Employee’s death, disability or retirement, upon a Change in Control, or as otherwise permitted by the Worker Economic Opportunity Act). Subject to the foregoing, unless otherwise specified by the Committee in the grant of an Option, each Option shall terminate ten (10) years after the effective date of grant of the Option, unless earlier terminated in accordance with its provisions.

6.3 Payment of Exercise Price.

(a) Forms of Consideration Authorized. Except as otherwise provided below, payment of the exercise price for the number of shares of Stock being purchased pursuant to any Option shall be made (i) in cash, by check or in cash equivalent; (ii) if permitted by the Committee and subject to the limitations contained in Section 6.3(b), by means of (1) a Cashless Exercise, (2) a Stock Tender Exercise or (3) a Net Exercise; (iii) by such other consideration as may be approved by the Committee from time to time to the extent permitted by applicable law, or (iv) by any combination thereof. The Committee may at any time or from time to time grant Options which do not permit all of the foregoing forms of consideration to be used in payment of the exercise price or which otherwise restrict one or more forms of consideration.

(b) Limitations on Forms of Consideration.

(i) Cashless Exercise. A “Cashless Exercise” means the delivery of a properly executed notice of exercise together with irrevocable instructions to a broker providing for the assignment to the Company of the proceeds of a sale or loan with respect to some or all of the shares being acquired upon the exercise of the Option (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System). The Company reserves, at any and all times, the right, in the Company’s sole and absolute discretion, to establish, decline to approve or terminate any program or procedures for the exercise of Options by means of a Cashless Exercise, including with respect to one or more Participants specified by the Company notwithstanding that such program or procedures may be available to other Participants.

(ii) Stock Tender Exercise. A “Stock Tender Exercise” means the delivery of a properly executed exercise notice accompanied by a Participant’s tender to the Company, or attestation to the ownership, in a form acceptable to the Company of whole shares of Stock owned by the Participant having a Fair Market Value that does not exceed the aggregate exercise price for the shares with respect to which the Option is exercised. A Stock Tender Exercise shall not be permitted if it would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company’s stock. If required by the Company, an Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock unless such shares either have been owned by the Participant for a period of time required by the Company (and not used for another option exercise by attestation during such period) or were not acquired, directly or indirectly, from the Company.

(iii) Net Exercise. A “Net Exercise” means the delivery of a properly executed exercise notice followed by a procedure pursuant to which (1) the Company will reduce the number of shares otherwise issuable to a Participant upon the exercise of an Option by the largest whole number of shares having a Fair Market Value that does not exceed the aggregate exercise price for the shares with respect to which the Option is exercised, and (2) the Participant shall pay to the Company in cash the remaining balance of such aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued.

6.4 Effect of Termination of Service.

(a) Option Exercisability. Subject to earlier termination of the Option as otherwise provided by this Plan and unless otherwise provided by the Committee, an Option shall terminate immediately upon the

Participant’s termination of Service to the extent that it is then unvested and shall be exercisable after the Participant’s termination of Service to the extent it is then vested only during the applicable time period determined in accordance with this Section and thereafter shall terminate.

(i) Disability. If the Participant’s Service terminates because of the Disability of the Participant, the Option, to the extent unexercised and exercisable for vested shares on the date on which the Participant’s Service terminated, may be exercised by the Participant (or the Participant’s guardian or legal representative) at any time prior to the expiration of twelve (12) months (or such longer or shorter period provided by the Award Agreement) after the date on which the Participant’s Service terminated, but in any event no later than the date of expiration of the Option’s term as set forth in the Award Agreement evidencing such Option (the “Option Expiration Date”).

(ii) Death. If the Participant’s Service terminates because of the death of the Participant, the Option, to the extent unexercised and exercisable for vested shares on the date on which the Participant’s Service terminated, may be exercised by the Participant’s legal representative or other person who acquired the right to exercise the Option by reason of the Participant’s death at any time prior to the expiration of twelve (12) months (or such longer or shorter period provided by the Award Agreement) after the date on which the Participant’s Service terminated, but in any event no later than the Option Expiration Date. The Participant’s Service shall be deemed to have terminated on account of death if the Participant dies within three (3) months (or such longer or shorter period provided by the Award Agreement) after the Participant’s termination of Service.

(iii) Termination for Cause. Notwithstanding any other provision of the Plan to the contrary, if the Participant’s Service is terminated for Cause or if, following the Participant’s termination of Service and during any period in which the Option otherwise would remain exercisable, the Participant engages in any act that would constitute Cause, the Option shall terminate in its entirety and cease to be exercisable immediately upon such termination of Service or act.

(iv) Other Termination of Service. If the Participant’s Service terminates for any reason, except Disability, death or Cause, the Option, to the extent unexercised and exercisable for vested shares on the date on which the Participant’s Service terminated, may be exercised by the Participant at any time prior to the expiration of three (3) months (or such longer or shorter period provided by the Award Agreement) after the date on which the Participant’s Service terminated, but in any event no later than the Option Expiration Date.

(b) Extension if Exercise Prevented by Law. Notwithstanding the foregoing, other than termination of Service for Cause, if the exercise of an Option within the applicable time periods set forth in Section 6.4(a) is prevented by the provisions of Section 14 below, the Option shall remain exercisable until the later of (i) thirty (30) days after the date such exercise first would no longer be prevented by such provisions or (ii) the end of the applicable time period under Section 6.4(a), but in any event no later than the Option Expiration Date.

6.5 Transferability of Options. During the lifetime of the Participant, an Option shall be exercisable only by the Participant or the Participant’s guardian or legal representative. An Option shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. Notwithstanding the foregoing, to the extent permitted by the Committee, in its discretion, and set forth in the Award Agreement evidencing such Option, an Option shall be assignable or transferable subject to the applicable limitations, if any, described in the General Instructions to Form S-8 under the Securities Act or, in the case of an Incentive Stock Option, only as permitted by applicable regulations under Section 421 of the Code in a manner that does not disqualify such Option as an Incentive Stock Option.

7. STOCK APPRECIATION RIGHTS.

Stock Appreciation Rights shall be evidenced by Award Agreements specifying the number of shares of Stock subject to the Award, in such form as the Committee shall establish. Such Award Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

7.1 Types of SARs Authorized. SARs may be granted in tandem with all or any portion of a related Option (a “Tandem SAR”) or may be granted independently of any Option (a “Freestanding SAR”). A Tandem SAR may only be granted concurrently with the grant of the related Option.

7.2 Exercise Price. The exercise price for each SAR shall be established in the discretion of the Committee; provided, however, that (a) the exercise price per share subject to a Tandem SAR shall be the exercise price per share under the related Option and (b) the exercise price per share subject to a Freestanding SAR shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the SAR. Notwithstanding the foregoing, an SAR may be granted with an exercise price lower than the minimum exercise price set forth above if such SAR is granted pursuant to an assumption or substitution for another stock appreciation right in a manner that would qualify under the provisions of Section 409A of the Code.

7.3 Exercisability and Term of SARs.

(a) Tandem SARs. Tandem SARs shall be exercisable only at the time and to the extent, and only to the extent, that the related Option is exercisable, subject to such provisions as the Committee may specify where the Tandem SAR is granted with respect to less than the full number of shares of Stock subject to the related Option. The Committee may, in its discretion, provide in any Award Agreement evidencing a Tandem SAR that such SAR may not be exercised without the advance approval of the Company and, if such approval is not given, then the Option shall nevertheless remain exercisable in accordance with its terms. A Tandem SAR shall terminate and cease to be exercisable no later than the date on which the related Option expires or is terminated or canceled. Upon the exercise of a Tandem SAR with respect to some or all of the shares subject to such SAR, the related Option shall be canceled automatically as to the number of shares with respect to which the Tandem SAR was exercised. Upon the exercise of an Option related to a Tandem SAR as to some or all of the shares subject to such Option, the related Tandem SAR shall be canceled automatically as to the number of shares with respect to which the related Option was exercised.

(b) Freestanding SARs. Freestanding SARs shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Committee and set forth in the Award Agreement evidencing such SAR; provided, however, that (i) no Freestanding SAR shall be exercisable after the expiration of ten (10) years after the effective date of grant of such SAR and (ii) no Freestanding SAR granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, shall be first exercisable until at least six (6) months following the date of grant of such SAR (except in the event of such Employee’s death, disability or retirement, upon a Change in Control, or as otherwise permitted by the Worker Economic Opportunity Act). Subject to the foregoing, unless otherwise specified by the Committee in the grant of a Freestanding SAR, each Freestanding SAR shall terminate ten (10) years after the effective date of grant of the SAR, unless earlier terminated in accordance with its provisions.

7.4 Exercise of SARs. Upon the exercise (or deemed exercise pursuant to Section 7.5) of an SAR, the Participant (or the Participant’s legal representative or other person who acquired the right to exercise the SAR by reason of the Participant’s death) shall be entitled to receive payment of an amount for each share with respect to which the SAR is exercised equal to the excess, if any, of the Fair Market Value of a share of Stock on the date of exercise of the SAR over the exercise price. Payment of such amount shall be made (a) in the case of a Tandem SAR, solely in shares of Stock in a lump sum upon the date of exercise of the SAR and (b) in the case of a Freestanding SAR, in cash, shares of Stock, or any combination thereof as determined by the Committee, in a lump sum upon the date of exercise of the SAR. When payment is to be made in shares of Stock, the number of shares to be issued shall be determined on the basis of the Fair Market Value of a share of Stock on the date of exercise of the SAR. For purposes of Section 7, an SAR shall be deemed exercised on the date on which the Company receives notice of exercise from the Participant or as otherwise provided in Section 7.5.

7.5 Deemed Exercise of SARs. If, on the date on which an SAR would otherwise terminate or expire, the SAR by its terms remains exercisable immediately prior to such termination or expiration and, if so exercised, would result in a payment to the holder of such SAR, then any portion of such SAR which has not previously been exercised shall automatically be deemed to be exercised as of such date with respect to such portion.

7.6 Effect of Termination of Service. Subject to earlier termination of the SAR as otherwise provided herein and unless otherwise provided by the Committee, an SAR shall be exercisable after a Participant’s termination of Service only to the extent and during the applicable time period determined in accordance with Section 6.4 (treating the SAR as if it were an Option) and thereafter shall terminate.

7.7 Transferability of SARs. During the lifetime of the Participant, an SAR shall be exercisable only by the Participant or the Participant’s guardian or legal representative. An SAR shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. Notwithstanding the foregoing, to the extent permitted by the Committee, in its discretion, and set forth in the Award Agreement evidencing such Award, a Tandem SAR related to a Nonstatutory Stock Option or a Freestanding SAR shall be assignable or transferable subject to the applicable limitations, if any, described in the General Instructions to Form S-8 under the Securities Act.

8. RESTRICTED STOCK AWARDS.

Restricted Stock Awards shall be evidenced by Award Agreements specifying whether the Award is a Restricted Stock Bonus or a Restricted Stock Purchase Right and the number of shares of Stock subject to the Award, in such form as the Committee shall establish. Such Award Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

8.1 Types of Restricted Stock Awards Authorized. Restricted Stock Awards may be granted in the form of either a Restricted Stock Bonus or a Restricted Stock Purchase Right. Restricted Stock Awards may be granted upon such conditions as the Committee shall determine, including, without limitation, upon the attainment of one or more Performance Goals described in Section 10.4. If either the grant of or satisfaction of Vesting Conditions applicable to a Restricted Stock Award is to be contingent upon the attainment of one or more Performance Goals, the Committee shall follow procedures substantially equivalent to those set forth in Sections 10.3 through 10.5(a).

8.2 Purchase Price. The purchase price for shares of Stock issuable under each Restricted Stock Purchase Right shall be established by the Committee in its discretion. No monetary payment (other than applicable tax withholding) shall be required as a condition of receiving shares of Stock pursuant to a Restricted Stock Bonus, the consideration for which shall be services actually rendered to a Participating Company or for its benefit. Notwithstanding the foregoing, if required by applicable state corporate law, the Participant shall furnish consideration in the form of cash or past services rendered to a Participating Company or for its benefit having a value not less than the par value of the shares of Stock subject to a Restricted Stock Award.

8.3 Purchase Period. A Restricted Stock Purchase Right shall be exercisable within a period established by the Committee, which shall in no event exceed thirty (30) days from the effective date of the grant of the Restricted Stock Purchase Right.

8.4 Payment of Purchase Price. Except as otherwise provided below, payment of the purchase price for the number of shares of Stock being purchased pursuant to any Restricted Stock Purchase Right shall be made (a) in cash, by check or in cash equivalent, (b) by such other consideration as may be approved by the Committee from time to time to the extent permitted by applicable law, or (c) by any combination thereof.

8.5 Vesting and Restrictions on Transfer. Shares issued pursuant to any Restricted Stock Award may (but need not) be made subject to Vesting Conditions based upon the satisfaction of such Service requirements, conditions, restrictions or performance criteria, including, without limitation, Performance Goals as described in Section 10.4, as shall be established by the Committee and set forth in the Award Agreement evidencing such Award. During any period in which shares acquired pursuant to a Restricted Stock Award remain subject to Vesting Conditions, such shares may not be sold, exchanged, transferred, pledged, assigned or otherwise disposed of other than pursuant to a Change in Control or as provided in Section 8.8. The Committee, in its discretion, may provide in any Award Agreement evidencing a Restricted Stock Award that, if the satisfaction of Vesting Conditions with respect to any shares subject to such Restricted Stock Award would otherwise occur on a day on which the sale of such shares would violate the provisions of the Trading Compliance Policy, then satisfaction of the Vesting Conditions automatically shall be determined on the next trading day on which the sale of such shares would not violate the Trading Compliance Policy. Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.

8.6 Voting Rights; Dividends and Distributions. Except as provided in this Section, Section 8.5 and any Award Agreement, during any period in which shares acquired pursuant to a Restricted Stock Award remain subject to Vesting Conditions, the Participant shall have all of the rights of a stockholder of the Company holding shares of Stock, including the right to vote such shares and to receive all dividends and other distributions paid with respect to such shares; provided, however, that if so determined by the Committee and provided by the Award Agreement, such dividends and distributions shall be subject to the same Vesting Conditions as the shares subject to the Restricted Stock Award with respect to which such dividends or distributions were paid, and otherwise shall be paid no later than the end of the calendar year in which such dividends or distributions are paid to stockholders (or, if later, the 15th day of the third month following the date such dividends or distributions are paid to stockholders). In the event of a dividend or distribution paid in shares of Stock or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.4, any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends) to which the Participant is entitled by reason of the Participant’s Restricted Stock Award shall be immediately subject to the same Vesting Conditions as the shares subject to the Restricted Stock Award with respect to which such dividends or distributions were paid or adjustments were made.

8.7 Effect of Termination of Service. Unless otherwise provided by the Committee in the Award Agreement evidencing a Restricted Stock Award, if a Participant’s Service terminates for any reason, whether voluntary or involuntary (including the Participant’s death or disability), then (a) the Company shall have the option to repurchase for the purchase price paid by the Participant any shares acquired by the Participant pursuant to a Restricted Stock Purchase Right which remain subject to Vesting Conditions as of the date of the Participant’s termination of Service and (b) the Participant shall forfeit to the Company any shares acquired by the Participant pursuant to a Restricted Stock Bonus which remain subject to Vesting Conditions as of the date of the Participant’s termination of Service. The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company.

8.8 Nontransferability of Restricted Stock Award Rights. Rights to acquire shares of Stock pursuant to a Restricted Stock Award shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or the laws of descent and distribution. All rights with respect to a Restricted Stock Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.

9. RESTRICTED STOCK UNITS.

Restricted Stock Unit Awards shall be evidenced by Award Agreements specifying the number of Restricted Stock Units subject to the Award, in such form as the Committee shall establish. Such Award Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

9.1 Grant of Restricted Stock Unit Awards. Restricted Stock Unit Awards may be granted upon such conditions as the Committee shall determine, including, without limitation, upon the attainment of one or more Performance Goals described in Section 10.4. If either the grant of a Restricted Stock Unit Award or the Vesting Conditions with respect to such Award is to be contingent upon the attainment of one or more Performance Goals, the Committee shall follow procedures substantially equivalent to those set forth in Sections 10.3 through 10.5(a).

9.2 Purchase Price. No monetary payment (other than applicable tax withholding, if any) shall be required as a condition of receiving a Restricted Stock Unit Award, the consideration for which shall be services actually rendered to a Participating Company or for its benefit. Notwithstanding the foregoing, if required by applicable state corporate law, the Participant shall furnish consideration in the form of cash or past services rendered to a Participating Company or for its benefit having a value not less than the par value of the shares of Stock issued upon settlement of the Restricted Stock Unit Award.

9.3 Vesting. Restricted Stock Unit Awards may (but need not) be made subject to Vesting Conditions based upon the satisfaction of such Service requirements, conditions, restrictions or performance criteria, including, without limitation, Performance Goals as described in Section 10.4, as shall be established by the Committee and set forth in the Award Agreement evidencing such Award. The Committee, in its discretion, may provide in any Award Agreement evidencing a Restricted Stock Unit Award that, if the satisfaction of Vesting Conditions with respect to any shares subject to the Award would otherwise occur on a day on which the sale of such shares would violate the provisions of the Trading Compliance Policy, then the satisfaction of the Vesting Conditions automatically shall be determined on the first to occur of (a) the next trading day on which the sale of such shares would not violate the Trading Compliance Policy or (b) the last day of the calendar year in which the original vesting date occurred.

9.4 Voting Rights, Dividend Equivalent Rights and Distributions. Participants shall have no voting rights with respect to shares of Stock represented by Restricted Stock Units until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). However, the Committee, in its discretion, may provide in the Award Agreement evidencing any Restricted Stock Unit Award that the Participant shall be entitled to Dividend Equivalent Rights with respect to the payment of cash dividends on Stock during the period beginning on the date such Award is granted and ending, with respect to each share subject to the Award, on the earlier of the date the Award is settled or the date on which it is terminated. Dividend Equivalent Rights, if any, shall be paid by crediting the Participant with a cash amount or with additional whole Restricted Stock Units as of the date of payment of such cash dividends on Stock, as determined by the Committee. The number of additional Restricted Stock Units (rounded to the nearest whole number), if any, to be credited shall be determined by dividing (a) the amount of cash dividends paid on the dividend payment date with respect to the number of shares of Stock represented by the Restricted Stock Units previously credited to the Participant by (b) the Fair Market Value per share of Stock on such date. If so determined by the Committee and provided by the Award Agreement, such cash amount or additional Restricted Stock Units shall be subject to the same terms and conditions and shall be settled in the same manner and at the same time as the Restricted Stock Units originally subject to the Restricted Stock Unit Award. In the event of a dividend or distribution paid in shares of Stock or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.4, appropriate adjustments shall be made in the Participant’s Restricted Stock Unit Award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends) to which the Participant would be entitled by reason of the shares of Stock issuable upon settlement of the Award, and all such new, substituted or additional securities or other property shall be immediately subject to the same Vesting Conditions as are applicable to the Award.

9.5 Effect of Termination of Service. Unless otherwise provided by the Committee and set forth in the Award Agreement evidencing a Restricted Stock Unit Award, if a Participant’s Service terminates for any reason, whether voluntary or involuntary (including the Participant’s death or disability), then the Participant shall forfeit to the Company any Restricted Stock Units pursuant to the Award which remain subject to Vesting Conditions as of the date of the Participant’s termination of Service.

9.6 Settlement of Restricted Stock Unit Awards. The Company shall issue to a Participant on the date on which Restricted Stock Units subject to the Participant’s Restricted Stock Unit Award vest or on such other date determined by the Committee in compliance with Section 409A, if applicable, and set forth in the Award Agreement one (1) share of Stock (and/or any other new, substituted or additional securities or other property pursuant to an adjustment described in Section 9.4) for each Restricted Stock Unit then becoming vested or otherwise to be settled on such date, subject to the withholding of applicable taxes, if any. If permitted by the Committee, the Participant may elect, consistent with the requirements of Section 409A, to defer receipt of all or any portion of the shares of Stock or other property otherwise issuable to the Participant pursuant to this Section, and such deferred issuance date(s) and amount(s) elected by the Participant shall be set forth in the Award Agreement. Notwithstanding the foregoing, the Committee, in its discretion, may provide for settlement of any Restricted Stock Unit Award by payment to the Participant in cash of an amount equal to the Fair Market Value on the payment date of the shares of Stock or other property otherwise issuable to the Participant pursuant to this Section.

9.7 Nontransferability of Restricted Stock Unit Awards. The right to receive shares pursuant to a Restricted Stock Unit Award shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to a Restricted Stock Unit Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.

10. PERFORMANCE AWARDS.

Performance Awards shall be evidenced by Award Agreements in such form as the Committee shall establish. Such Award Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

10.1 Types of Performance Awards Authorized. Performance Awards may be granted in the form of either Performance Shares or Performance Units. Each Award Agreement evidencing a Performance Award shall specify the number of Performance Shares or Performance Units subject thereto, the Performance Award Formula, the Performance Goal(s) and Performance Period applicable to the Award, and the other terms, conditions and restrictions of the Award.

10.2 Initial Value of Performance Shares and Performance Units. Unless otherwise provided by the Committee in granting a Performance Award, each Performance Share shall have an initial monetary value equal to the Fair Market Value of one (1) share of Stock, subject to adjustment as provided in Section 4.4, on the effective date of grant of the Performance Share, and each Performance Unit shall have an initial monetary value established by the Committee at the time of grant. The final value payable to the Participant in settlement of a Performance Award determined on the basis of the applicable Performance Award Formula will depend on the extent to which Performance Goals established by the Committee are attained within the applicable Performance Period established by the Committee.

10.3 Establishment of Performance Period, Performance Goals and Performance Award Formula. In granting each Performance Award, the Committee shall establish in writing the applicable Performance Period, Performance Award Formula and one or more Performance Goals which, when measured at the end of the Performance Period, shall determine on the basis of the Performance Award Formula the final value of the Performance Award to be paid to the Participant. Unless otherwise permitted in compliance with the requirements under Section 162(m) with respect to each Performance Award intended to result in the payment of

Performance-Based Compensation, the Committee shall establish the Performance Goal(s) and Performance Award Formula applicable to each Performance Award no later than the earlier of (a) the date ninety (90) days after the commencement of the applicable Performance Period or (b) the date on which twenty five percent (25%) of the Performance Period has elapsed, and, in any event, at a time when the outcome of the Performance Goals remains substantially uncertain. Once established, the Performance Goals and Performance Award Formula applicable to a Performance Award intended to result in the payment of Performance-Based Compensation to a Covered Employee shall not be changed during the Performance Period. The Company shall notify each Participant granted a Performance Award of the terms of such Award, including the Performance Period, Performance Goal(s) and Performance Award Formula.

10.4 Measurement of Performance Goals. Performance Goals shall be established by the Committee on the basis of targets to be attained (“Performance Targets”) with respect to one or more measures of business or financial performance (each, a “Performance Measure”), subject to the following:

(a) Performance Measures. Performance Measures may be based upon one or more of the following, as determined by the Committee:

(i) Net earnings or net income (before or after taxes);

(ii) Earnings per share;

(iii) Operating earnings;

(iv) Sales;

(v) Revenue;

(vi) Net operating profit;

(vii) Earnings before any one or more of: stock-based compensation expense, interest, taxes, depreciation and amortization;

(viii) Pre-tax profit;

(ix) Gross or operating margins;

(x) Return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales or revenue);

(xi) Cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment);

(xii) Productivity ratios;

(xiii) Share price (including, but not limited to, growth measures and total stockholder return;

(xiv) Expenses;

(xv) Margins;

(xvi) Operating efficiency;

(xvii) Market share;

(xviii) Customer satisfaction;

(xix) Working capital;

(xx) Economic value added or EVA® (net operating profit after tax minus the sum of capital multiplied by the cost of capital);

(xxi) Balance of cash, cash equivalents and marketable securities;

(xxii) Employee satisfaction;

(xxiii) Employee retention;

(xxiv) Product development;

(xxv) Completion of an identified special project; and

(xxvi) Completion of a joint venture or other corporate transaction.

(b) Calculation of Performance Measures. Performance Measures shall be calculated in accordance with the Company’s financial statements, or, if such measures are not reported in the Company’s financial statements, they shall be calculated in accordance with generally accepted accounting principles, a method used generally in the Company’s industry, or in accordance with a methodology established by the Committee prior to the grant of the Performance Award. As specified by the Committee, Performance Measures may be calculated with respect to the Company and each Subsidiary Corporation consolidated therewith for financial reporting purposes, one or more Subsidiary Corporations or such division or other business unit of any of them selected by the Committee. Unless otherwise determined by the Committee prior to the grant of the Performance Award, the Performance Measures applicable to the Performance Award shall be calculated prior to the accrual of expense for any Performance Award for the same Performance Period and excluding the effect (whether positive or negative) on the Performance Measures of any of the following , occurring after the establishment of the Performance Goals applicable to the Performance Award: (i) asset write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (iv) any reorganization and restructuring programs, (v) extraordinary nonrecurring items, (vi) acquisitions or divestitures, and (vii) foreign exchange gains and losses. Each such adjustment, if any, shall be made solely for the purpose of providing a consistent basis from period to period for the calculation of Performance Measures in order to prevent the dilution or enlargement of the Participant’s rights with respect to a Performance Award. In its discretion, the Committee may provide in any Award intended to result in Performance-Based Compensation for any other adjustment item permissible under Section 162(m).

(c) Performance Targets. Performance Targets may include a minimum, maximum, target level and intermediate levels of attainment with respect to a Performance Measure, with the final value of a Performance Award determined under the applicable Performance Award Formula by the Performance Target level actually attained during the applicable Performance Period. A Performance Target may be stated as an absolute value, an increase or decrease in a value, or as a value determined relative to an index, budget or other standard selected by the Committee.

10.5 Settlement of Performance Awards.

(a) Determination of Final Value. As soon as practicable following the completion of the Performance Period applicable to a Performance Award, the Committee shall certify in writing the extent to which the applicable Performance Goals have been attained and the resulting final value of the Award earned by the Participant and to be paid upon its settlement in accordance with the applicable Performance Award Formula.

(b) Discretionary Adjustment of Award Formula. In its discretion, the Committee may, either at the time it grants a Performance Award or at any time thereafter, provide for the positive or negative adjustment of the Performance Award Formula applicable to a Performance Award granted to any Participant who is not a

Covered Employee to reflect such Participant’s individual performance in his or her position with the Company or such other factors as the Committee may determine. If permitted under a Covered Employee’s Award Agreement, the Committee shall have the discretion, on the basis of such criteria as may be established by the Committee, to reduce some or all of the value of the Performance Award that would otherwise be paid to the Covered Employee upon its settlement notwithstanding the attainment of any Performance Goal and the resulting value of the Performance Award determined in accordance with the Performance Award Formula. No such reduction may result in an increase in the amount payable upon settlement of another Participant’s Performance Award that is intended to result in Performance-Based Compensation.

(c) Effect of Leaves of Absence. Unless otherwise required by law or a Participant’s Award Agreement, payment of the final value, if any, of a Performance Award held by a Participant who has taken in excess of thirty (30) days in unpaid leaves of absence during a Performance Period shall be prorated on the basis of the number of days of the Participant’s Service during the Performance Period during which the Participant was not on an unpaid leave of absence.

(d) Notice to Participants. As soon as practicable following the Committee’s determination and certification in accordance with Sections 10.5(a) and (b), the Company shall notify each Participant of the determination of the Committee.

(e) Payment in Settlement of Performance Awards. As soon as practicable following the Committee’s determination and certification in accordance with Sections 10.5(a) and (b), but in any event within the Short-Term Deferral Period described in Section 15.1 (except as otherwise provided below or consistent with the requirements of Section 409A), payment shall be made to each eligible Participant (or such Participant’s legal representative or other person who acquired the right to receive such payment by reason of the Participant’s death) of the final value of the Participant’s Performance Award. Payment of such amount shall be made in cash, shares of Stock, or a combination thereof as determined by the Committee. Unless otherwise provided in the Award Agreement evidencing a Performance Award, payment shall be made in a lump sum. If permitted by the Committee, the Participant may elect, consistent with the requirements of Section 409A, to defer receipt of all or any portion of the payment to be made to the Participant pursuant to this Section, and such deferred payment date(s) elected by the Participant shall be set forth in the Award Agreement. If any payment is to be made on a deferred basis, the Committee may, but shall not be obligated to, provide for the payment during the deferral period of Dividend Equivalent Rights or interest.

(f) Provisions Applicable to Payment in Shares. If payment is to be made in shares of Stock, the number of such shares shall be determined by dividing the final value of the Performance Award by the Fair Market Value of a share of Stock determined by the method specified in the Award Agreement. Shares of Stock issued in payment of any Performance Award may be fully vested and freely transferable shares or may be shares of Stock subject to Vesting Conditions as provided in Section 8.5. Any shares subject to Vesting Conditions shall be evidenced by an appropriate Award Agreement and shall be subject to the provisions of Sections 8.5 through 8.8 above.

10.6 Voting Rights; Dividend Equivalent Rights and Distributions. Participants shall have no voting rights with respect to shares of Stock represented by Performance Share Awards until the date of the issuance of such shares, if any (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). However, the Committee, in its discretion, may provide in the Award Agreement evidencing any Performance Share Award that the Participant shall be entitled to Dividend Equivalent Rights with respect to the payment of cash dividends on Stock during the period beginning on the date the Award is granted and ending, with respect to each share subject to the Award, on the earlier of the date on which the Performance Shares are settled or the date on which they are forfeited. Such Dividend Equivalent Rights, if any, shall be credited to the Participant either in cash or in the form of additional whole Performance Shares as of the date of payment of such cash dividends on Stock, as determined by the Committee. The number of additional Performance Shares (rounded to the nearest whole number), if any, to be so credited shall be determined by dividing (a) the amount of cash dividends paid on the dividend payment date with respect to the number of shares of Stock represented by the Performance Shares previously credited to the Participant by (b) the Fair Market Value per share of Stock on such date. Dividend Equivalent Rights may be paid currently or may be accumulated and paid to the extent that Performance Shares become nonforfeitable, as determined by the Committee. Settlement of Dividend Equivalent Rights may be made in cash, shares of Stock, or a combination thereof as determined by the Committee, and may be paid on the same basis as settlement of the related Performance Share as provided in Section 10.5. Dividend Equivalent Rights shall not be paid with respect to Performance Units. In the event of a dividend or distribution paid in shares of Stock or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.4, appropriate adjustments shall be made in the Participant’s Performance Share Award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends) to which the Participant would be entitled by reason of the shares of Stock issuable upon settlement of the Performance Share Award, and all such new, substituted or additional securities or other property shall be immediately subject to the same Performance Goals as are applicable to the Award.

10.7 Effect of Termination of Service. Unless otherwise provided by the Committee and set forth in the Award Agreement evidencing a Performance Award, the effect of a Participant’s termination of Service on the Performance Award shall be as follows:

(a) Death or Disability. If the Participant’s Service terminates because of the death or Disability of the Participant before the completion of the Performance Period applicable to the Performance Award, the final value of the Participant’s Performance Award shall be determined by the extent to which the applicable Performance Goals have been attained with respect to the entire Performance Period and shall be prorated based on the number of months of the Participant’s Service during the Performance Period. Payment shall be made following the end of the Performance Period in any manner permitted by Section 10.5.

(b) Other Termination of Service. If the Participant’s Service terminates for any reason except death or Disability before the completion of the Performance Period applicable to the Performance Award, such Award shall be forfeited in its entirety; provided, however, that in the event of a Qualifying Termination of the Participant’s Service, the Committee, in its discretion, may waive the automatic forfeiture of all or any portion of any such Award and determine the final value of the Performance Award in the manner provided by Section 10.7(a). Payment of any amount pursuant to this Section shall be made following the end of the Performance Period in any manner permitted by Section 10.5.

10.8 Nontransferability of Performance Awards. Prior to settlement in accordance with the provisions of the Plan, no Performance Award shall be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to a Performance Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.

11. CASH-BASED AWARDS AND OTHER STOCK-BASED AWARDS.

Cash-Based Awards and Other Stock-Based Awards shall be evidenced by Award Agreements in such form as the Committee shall establish. Such Award Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

11.1 Grant of Cash-Based Awards. Subject to the provisions of the Plan, the Committee, at any time and from time to time, may grant Cash-Based Awards to Participants in such amounts and upon such terms and conditions, including the achievement of performance criteria, as the Committee may determine.

11.2 Grant of Other Stock-Based Awards. The Committee may grant other types of equity-based or equity-related Awards not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted securities, stock-equivalent units, stock appreciation units, securities or debentures convertible into common stock or other forms determined by the Committee) in such amounts and subject to such terms and conditions as the Committee shall determine. Other Stock-Based Awards may be made available as a form of payment in the settlement of other Awards or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock-Based Awards may involve the transfer of actual shares of Stock to Participants, or payment in cash or otherwise of amounts based on the value of Stock and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

11.3 Value of Cash-Based and Other Stock-Based Awards. Each Cash-Based Award shall specify a monetary payment amount or payment range as determined by the Committee. Each Other Stock-Based Award shall be expressed in terms of shares of Stock or units based on such shares of Stock, as determined by the Committee. The Committee may require the satisfaction of such Service requirements, conditions, restrictions or performance criteria, including, without limitation, Performance Goals as described in Section 10.4, as shall be established by the Committee and set forth in the Award Agreement evidencing such Award. If the Committee exercises its discretion to establish performance criteria, the final value of Cash-Based Awards or Other Stock-Based Awards that will be paid to the Participant will depend on the extent to which the performance criteria are met. The establishment of performance criteria with respect to the grant or vesting of any Cash-Based Award or Other Stock-Based Award intended to result in Performance-Based Compensation shall follow procedures substantially equivalent to those applicable to Performance Awards set forth in Section 10.

11.4 Payment or Settlement of Cash-Based Awards and Other Stock-Based Awards. Payment or settlement, if any, with respect to a Cash-Based Award or an Other Stock-Based Award shall be made in accordance with the terms of the Award, in cash, shares of Stock or other securities or any combination thereof as the Committee determines. The determination and certification of the final value with respect to any Cash-Based Award or Other Stock-Based Award intended to result in Performance-Based Compensation shall comply with the requirements applicable to Performance Awards set forth in Section 10. To the extent applicable, payment or settlement with respect to each Cash-Based Award and Other Stock-Based Award shall be made in compliance with the requirements of Section 409A.

11.5 Voting Rights; Dividend Equivalent Rights and Distributions. Participants shall have no voting rights with respect to shares of Stock represented by Other Stock-Based Awards until the date of the issuance of such shares of Stock (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), if any, in settlement of such Award. However, the Committee, in its discretion, may provide in the Award Agreement evidencing any Other Stock-Based Award that the Participant shall be entitled to Dividend Equivalent Rights with respect to the payment of cash dividends on Stock during the period beginning on the date such Award is granted and ending, with respect to each share subject to the Award, on the earlier of the date the Award is settled or the date on which it is terminated. Such Dividend Equivalent Rights, if any, shall be paid in accordance with the provisions set forth in Section 9.4. Dividend Equivalent Rights shall not be granted with respect to Cash-Based Awards. In the event of a dividend or distribution paid in shares of Stock or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.4, appropriate adjustments shall be made in the Participant’s Other Stock-Based Award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends) to which the Participant would be entitled by reason of the shares of Stock issuable upon settlement of such Award, and all such new, substituted or additional securities or other property shall be immediately subject to the same Vesting Conditions and performance criteria, if any, as are applicable to the Award.

11.6 Effect of Termination of Service. Each Award Agreement evidencing a Cash-Based Award or Other Stock-Based Award shall set forth the extent to which the Participant shall have the right to retain such Award following termination of the Participant’s Service. Such provisions shall be determined in the discretion of the Committee, need not be uniform among all Cash-Based Awards or Other Stock-Based Awards, and may reflect distinctions based on the reasons for termination, subject to the requirements of Section 409A, if applicable.

11.7 Nontransferability of Cash-Based Awards and Other Stock-Based Awards. Prior to the payment or settlement of a Cash-Based Award or Other Stock-Based Award, the Award shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. The Committee may impose such additional restrictions on any shares of Stock issued in settlement of Cash-Based Awards and Other Stock-Based Awards as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such shares of Stock are then listed and/or traded, or under any state securities laws or foreign law applicable to such shares of Stock.

12. STANDARD FORMS OF AWARD AGREEMENT.

12.1 Award Agreements. Each Award shall comply with and be subject to the terms and conditions set forth in the appropriate form of Award Agreement approved by the Committee and as amended from time to time. No Award or purported Award shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement, which execution may be evidenced by electronic means.

12.2 Authority to Vary Terms. The Committee shall have the authority from time to time to vary the terms of any standard form of Award Agreement either in connection with the grant or amendment of an individual Award or in connection with the authorization of a new standard form or forms; provided, however, that the terms and conditions of any such new, revised or amended standard form or forms of Award Agreement are not inconsistent with the terms of the Plan.

13. CHANGE IN CONTROL.

13.1 Effect of Change in Control on Awards. Subject to the requirements and limitations of Section 409A, if applicable, the Committee may provide for any one or more of the following:

(a) Accelerated Vesting. In its discretion, the Committee may provide in the grant of any Award or at any other time may take such action as it deems appropriate to provide for acceleration of the exercisability, vesting and/or settlement in connection with a Change in Control of each or any outstanding Award or portion thereof and shares acquired pursuant thereto upon such conditions, including termination of the Participant’s Service prior to, upon, or following the Change in Control, and to such extent as the Committee determines. Further, unless otherwise provided by the applicable Award Agreement, each Award outstanding immediately prior to the consummation of a Change in Control held by a Participant whose Service has not terminated prior to such Change in Control shall be treated as follows:

(i) Time Vesting Awards shall vest in full immediately prior to the consummation of the Change in Control.

(ii) Performance Vesting Awards shall vest at the same vesting level that they would vest upon achievement of one hundred percent (100%) of the applicable performance goals (without regard to the actual achievement of any such performance goal) upon the first to occur of (A) the date of completion of the performance period applicable to the Awards, provided that the Participant’s Service has not terminated prior to such date, (B) the Qualifying Termination of the Participant, or (C) subject to Section 15.4(f) if applicable, the time immediately prior to the consummation of the Change in Control in the event that the Acquiror will not, pursuant to the Change in Control, assume or continue the Company’s rights and obligations under the Awards or substitute for the Awards substantially equivalent awards for equity securities of such corporation, in each such case exercisable for or convertible into equity securities of such corporation which are registered under the Securities Act and traded on a United States securities exchange.

(b) Assumption, Continuation or Substitution. In the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or other business entity or parent thereof, as the case may be

(the “Acquiror”), may, without the consent of any Participant, assume or continue the Company’s rights and obligations under each or any Award or portion thereof outstanding immediately prior to the Change in Control or substitute for each or any such outstanding Award or portion thereof a substantially equivalent award with respect to the Acquiror’s stock, as applicable. For purposes of this Section, if so determined by the Committee in its discretion, an Award denominated in shares of Stock shall be deemed assumed if, following the Change in Control, the Award confers the right to receive, subject to the terms and conditions of the Plan and the applicable Award Agreement, for each share of Stock subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, other securities or property or a combination thereof) to which a holder of a share of Stock on the effective date of the Change in Control was entitled (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Stock); provided, however, that if such consideration is not solely common stock of the Acquiror, the Committee may, with the consent of the Acquiror, provide for the consideration to be received upon the exercise or settlement of the Award, for each share of Stock subject to the Award, to consist solely of common stock of the Acquiror equal in Fair Market Value to the per share consideration received by holders of Stock pursuant to the Change in Control. Any Award or portion thereof which is neither assumed or continued by the Acquiror in connection with the Change in Control nor exercised or settled as of the time of consummation of the Change in Control shall terminate and cease to be outstanding effective as of the time of consummation of the Change in Control.

(c) Cash-Out of Outstanding Stock-Based Awards. The Committee may, in its discretion and without the consent of any Participant, determine that, upon the occurrence of a Change in Control, each or any Award denominated in shares of Stock or portion thereof outstanding immediately prior to the Change in Control and not previously exercised or settled shall be canceled in exchange for a payment with respect to each vested share (and each unvested share, if so determined by the Committee) of Stock subject to such canceled Award in (i) cash, (ii) stock of the Company or of a corporation or other business entity a party to the Change in Control, or (iii) other property which, in any such case, shall be in an amount having a Fair Market Value equal to the Fair Market Value of the consideration to be paid per share of Stock in the Change in Control, reduced (but not below zero) by the exercise or purchase price per share, if any, under such Award. In the event such determination is made by the Committee, an Award having an exercise or purchase price per share equal to or greater than the Fair Market Value of the consideration to be paid per share of Stock in the Change in Control may be canceled without payment of consideration to the holder thereof. Payment pursuant to this Section (reduced by applicable withholding taxes, if any) shall be made to Participants in respect of the vested portions of their canceled Awards as soon as practicable following the date of the Change in Control and in respect of the unvested portions of their canceled Awards in accordance with the vesting schedules applicable to such Awards.

13.2 Effect of Change in Control on Nonemployee Director Awards. Subject to the requirements and limitations of Section 409A, if applicable, including as provided by Section 15.4(f), in the event of a Change in Control, each outstanding Nonemployee Director Award shall become immediately exercisable and vested in full and, except to the extent assumed, continued or substituted for pursuant to Section 13.1(b), shall be settled effective immediately prior to the time of consummation of the Change in Control.

13.3 Federal Excise Tax Under Section 4999 of the Code.

(a) Excess Parachute Payment. If any acceleration of vesting pursuant to an Award and any other payment or benefit received or to be received by a Participant would subject the Participant to any excise tax pursuant to Section 4999 of the Code due to the characterization of such acceleration of vesting, payment or benefit as an “excess parachute payment” under Section 280G of the Code, then, provided such election would not subject the Participant to taxation under Section 409A, the Participant may elect to reduce the amount of any acceleration of vesting called for under the Award in order to avoid such characterization.

(b) Determination by Independent Accountants. To aid the Participant in making any election called for under Section 13.3(a), no later than the date of the occurrence of any event that might reasonably be anticipated to result in an “excess parachute payment” to the Participant as described in Section 13.3(a), the

Company shall request a determination in writing by the professional firm engaged by the Company for general tax purposes, or, if the tax firm so engaged by the Company is serving as accountant or auditor for the Acquiror, the Company will appoint a nationally recognized tax firm to make the determinations required by this Section. (the “Tax Firm”). As soon as practicable thereafter, the Tax Firm shall determine and report to the Company and the Participant the amount of such acceleration of vesting, payments and benefits which would produce the greatest after-tax benefit to the Participant. For the purposes of such determination, the Tax Firm may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and the Participant shall furnish to the Tax Firm such information and documents as the Tax Firm may reasonably request in order to make its required determination. The Company shall bear all fees and expenses the Tax Firm charge in connection with its services contemplated by this Section.

14. COMPLIANCE WITH SECURITIES LAW.

The grant of Awards and the issuance of shares of Stock pursuant to any Award shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities and the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, no Award may be exercised or shares issued pursuant to an Award unless (a) a registration statement under the Securities Act shall at the time of such exercise or issuance be in effect with respect to the shares issuable pursuant to the Award, or (b) in the opinion of legal counsel to the Company, the shares issuable pursuant to the Award may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares under the Plan shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to issuance of any Stock, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

15. COMPLIANCE WITH SECTION 409A.

15.1 Awards Subject to Section 409A. The Company intends that Awards granted pursuant to the Plan shall either be exempt from or comply with Section 409A, and the Plan shall be so construed. The provisions of this Section 15 shall apply to any Award or portion thereof that constitutes or provides for payment of Section 409A Deferred Compensation. Such Awards may include, without limitation:

(a) A Nonstatutory Stock Option or SAR that includes any feature for the deferral of compensation other than the deferral of recognition of income until the later of (i) the exercise or disposition of the Award or (ii) the time the stock acquired pursuant to the exercise of the Award first becomes substantially vested.

(b) Any Restricted Stock Unit Award, Performance Award, Cash-Based Award or Other Stock-Based Award that either (i) provides by its terms for settlement of all or any portion of the Award at a time or upon an event that will or may occur later than the end of the Short-Term Deferral Period (as defined below) or (ii) permits the Participant granted the Award to elect one or more dates or events upon which the Award will be settled after the end of the Short-Term Deferral Period.

Subject to the provisions of Section 409A, the term “Short-Term Deferral Period” means the 2 1/2 month period ending on the later of (i) the 15th day of the third month following the end of the Participant’s taxable year in which the right to payment under the applicable portion of the Award is no longer subject to a substantial risk of forfeiture or (ii) the 15th day of the third month following the end of the Company’s taxable year in which the right to payment under the applicable portion of the Award is no longer subject to a substantial risk of forfeiture. For this purpose, the term “substantial risk of forfeiture” shall have the meaning provided by Section 409A.

15.2 Deferral and/or Distribution Elections. Except as otherwise permitted or required by Section 409A, the following rules shall apply to any compensation deferral and/or payment elections (each, an “Election”) that may be permitted or required by the Committee pursuant to an Award providing Section 409A Deferred Compensation:

(a) Elections must be in writing and specify the amount of the payment in settlement of an Award being deferred, as well as the time and form of payment as permitted by this Plan.

(b) Elections shall be made by the end of the Participant’s taxable year prior to the year in which services commence for which an Award may be granted to the Participant.

(c) Elections shall continue in effect until a written revocation or change in Election is received by the Company, except that a written revocation or change in Election must be received by the Company prior to the last day for making the Election determined in accordance with paragraph (b) above or as permitted by Section 15.3.

15.3 Subsequent Elections. Except as otherwise permitted or required by Section 409A, any Award providing Section 409A Deferred Compensation which permits a subsequent Election to delay the payment or change the form of payment in settlement of such Award shall comply with the following requirements:

(a) No subsequent Election may take effect until at least twelve (12) months after the date on which the subsequent Election is made.

(b) Each subsequent Election related to a payment in settlement of an Award not described in Section 15.4(a)(ii), 15.4(a)(iii) or 15.4(a)(vi) must result in a delay of the payment for a period of not less than five (5) years from the date on which such payment would otherwise have been made.

(c) No subsequent Election related to a payment pursuant to Section 15.4(a)(iv) shall be made less than twelve (12) months before the date on which such payment would otherwise have been made.

(d) Subsequent Elections shall continue in effect until a written revocation or change in the subsequent Election is received by the Company, except that a written revocation or change in a subsequent Election must be received by the Company prior to the last day for making the subsequent Election determined in accordance the preceding paragraphs of this Section 15.3.

15.4 Payment of Section 409A Deferred Compensation.

(a) Permissible Payments. Except as otherwise permitted or required by Section 409A, an Award providing Section 409A Deferred Compensation must provide for payment in settlement of the Award only upon one or more of the following:

(i) The Participant’s “separation from service” (as defined by Section 409A);

(ii) The Participant’s becoming “disabled” (as defined by Section 409A);

(iii) The Participant’s death;

(iv) A time or fixed schedule that is either (i) specified by the Committee upon the grant of an Award and set forth in the Award Agreement evidencing such Award or (ii) specified by the Participant in an Election complying with the requirements of Section 15.2 or 15.3, as applicable;

(v) A change in the ownership or effective control or the Company or in the ownership of a substantial portion of the assets of the Company determined in accordance with Section 409A; or

(vi) The occurrence of an “unforeseeable emergency” (as defined by Section 409A).

(b) Installment Payments. It is the intent of this Plan that any right of a Participant to receive installment payments (within the meaning of Section 409A) shall, for all purposes of Section 409A, be treated as a right to a series of separate payments.

(c) Required Delay in Payment to Specified Employee Pursuant to Separation from Service. Notwithstanding any provision of the Plan or an Award Agreement to the contrary, except as otherwise permitted by Section 409A, no payment pursuant to Section 15.4(a)(i) in settlement of an Award providing for Section 409A Deferred Compensation may be made to a Participant who is a “specified employee” (as defined by Section 409A) as of the date of the Participant’s separation from service before the date (the “Delayed Payment Date”) that is six (6) months after the date of such Participant’s separation from service, or, if earlier, the date of the Participant’s death. All such amounts that would, but for this paragraph, become payable prior to the Delayed Payment Date shall be accumulated and paid on the Delayed Payment Date.

(d) Payment Upon Disability. All distributions of Section 409A Deferred Compensation payable pursuant to Section 15.4(a)(ii) by reason of a Participant becoming disabled shall be paid in a lump sum or in periodic installments as established by the Participant’s Election. If the Participant has made no Election with respect to distributions of Section 409A Deferred Compensation upon becoming disabled, all such distributions shall be paid in a lump sum upon the determination that the Participant has become disabled.

(e) Payment Upon Death. If a Participant dies before complete distribution of amounts payable upon settlement of an Award subject to Section 409A, such undistributed amounts shall be distributed to his or her beneficiary under the distribution method for death established by the Participant’s Election upon receipt by the Committee of satisfactory notice and confirmation of the Participant’s death. If the Participant has made no Election with respect to distributions of Section 409A Deferred Compensation upon death, all such distributions shall be paid in a lump sum upon receipt by the Committee of satisfactory notice and confirmation of the Participant’s death.

(f) Payment Upon Change in Control. Notwithstanding any provision of the Plan or an Award Agreement to the contrary, to the extent that any amount constituting Section 409A Deferred Compensation would become payable under this Plan by reason of a Change in Control, such amount shall become payable only if the event constituting a Change in Control would also constitute a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company within the meaning of Section 409A. Any Award which constitutes Section 409A Deferred Compensation and which would vest and otherwise become payable upon a Change in Control as a result of the failure of the Acquiror to assume, continue or substitute for such Award in accordance with Section 13.1(b) shall vest to the extent provided by such Award but shall be converted automatically at the effective time of such Change in Control into a right to receive, in cash on the date or dates such award would have been settled in accordance with its then existing settlement schedule (or as required by Section 15.4(c)), an amount or amounts equal in the aggregate to the intrinsic value of the Award at the time of the Change in Control.

(g) Payment Upon Unforeseeable Emergency. The Committee shall have the authority to provide in the Award Agreement evidencing any Award providing for Section 409A Deferred Compensation for payment pursuant to Section 15.4(a)(vi) in settlement of all or a portion of such Award in the event that a Participant establishes, to the satisfaction of the Committee, the occurrence of an unforeseeable emergency. In such event, the amount(s) distributed with respect to such unforeseeable emergency cannot exceed the amounts reasonably necessary to satisfy the emergency need plus amounts necessary to pay taxes reasonably anticipated as a result of such distribution(s), after taking into account the extent to which such emergency need is or may be relieved through reimbursement or compensation by insurance or otherwise, by liquidation of the Participant’s assets (to the extent the liquidation of such assets would not itself cause severe financial hardship) or by cessation of deferrals under the Award. All distributions with respect to an unforeseeable emergency shall be made in a lump sum upon the Committee’s determination that an unforeseeable emergency has occurred. The Committee’s decision with respect to whether an unforeseeable emergency has occurred and the manner in which, if at all, the payment in settlement of an Award shall be altered or modified, shall be final, conclusive, and not subject to approval or appeal.

(h) Prohibition of Acceleration of Payments. Notwithstanding any provision of the Plan or an Award Agreement to the contrary, this Plan does not permit the acceleration of the time or schedule of any payment under an Award providing Section 409A Deferred Compensation, except as permitted by Section 409A.

(i) No Representation Regarding Section 409A Compliance. Notwithstanding any other provision of the Plan, the Company makes no representation that Awards shall be exempt from or comply with Section 409A. No Participating Company shall be liable for any tax, penalty or interest imposed on a Participant by Section 409A.

16. TAX WITHHOLDING.

16.1 Tax Withholding in General. The Company shall have the right to deduct from any and all payments made under the Plan, or to require the Participant, through payroll withholding, cash payment or otherwise, to make adequate provision for, the federal, state, local and foreign taxes (including social insurance), if any, required by law to be withheld by any Participating Company with respect to an Award or the shares acquired pursuant thereto. The Company shall have no obligation to deliver shares of Stock, to release shares of Stock from an escrow established pursuant to an Award Agreement, or to make any payment in cash under the Plan until the Participating Company Group’s tax withholding obligations have been satisfied by the Participant.

16.2 Withholding in or Directed Sale of Shares. The Company shall have the right, but not the obligation, to deduct from the shares of Stock issuable to a Participant upon the exercise or settlement of an Award, or to accept from the Participant the tender of, a number of whole shares of Stock having a Fair Market Value, as determined by the Company, equal to all or any part of the tax withholding obligations of any Participating Company. The Fair Market Value of any shares of Stock withheld or tendered to satisfy any such tax withholding obligations shall not exceed the amount determined by the applicable minimum statutory withholding rates. The Company may require a Participant to direct a broker, upon the vesting, exercise or settlement of an Award, to sell a portion of the shares subject to the Award determined by the Company in its discretion to be sufficient to cover the tax withholding obligations of any Participating Company and to remit an amount equal to such tax withholding obligations to such Participating Company in cash.

17. AMENDMENT, SUSPENSION OR TERMINATION OF PLAN.

The Committee may amend, suspend or terminate the Plan at any time. However, without the approval of the Company’s stockholders, there shall be (a) no increase in the maximum aggregate number of shares of Stock that may be issued under the Plan (except by operation of the provisions of Sections 4.2, 4.3 and 4.4), (b) no change in the class of persons eligible to receive Incentive Stock Options, and (c) no other amendment of the Plan that would require approval of the Company’s stockholders under any applicable law, regulation or rule, including the rules of any stock exchange or quotation system upon which the Stock may then be listed or quoted. No amendment, suspension or termination of the Plan shall affect any then outstanding Award unless expressly provided by the Committee. Except as provided by the next sentence, no amendment, suspension or termination of the Plan may have a materially adverse effect on any then outstanding Award without the consent of the Participant. Notwithstanding any other provision of the Plan or any Award Agreement to the contrary, the Committee may, in its sole and absolute discretion and without the consent of any Participant, amend the Plan or any Award Agreement, to take effect retroactively or otherwise, as it deems necessary or advisable for the purpose of conforming the Plan or such Award Agreement to any present or future law, regulation or rule applicable to the Plan, including, but not limited to, Section 409A.

18. MISCELLANEOUS PROVISIONS.

18.1 Repurchase Rights. Shares issued under the Plan may be subject to one or more repurchase options, or other conditions and restrictions as determined by the Committee in its discretion at the time the Award is granted. The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company. Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.

18.2 Forfeiture Events.

(a) The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of Service for Cause or any act by a Participant, whether before or after termination of Service, that would constitute Cause for termination of Service, or any accounting restatement due to material noncompliance of the Company with any financial reporting requirements of securities laws as a result of which, and to the extent that, such reduction, cancellation, forfeiture, or recoupment is required by applicable securities laws.

(b) If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, any Participant who knowingly or through gross negligence engaged in the misconduct, or who knowingly or through gross negligence failed to prevent the misconduct, and any Participant who is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, shall reimburse the Company for (i) the amount of any payment in settlement of an Award received by such Participant during the twelve- (12-) month period following the first public issuance or filing with the United States Securities and Exchange Commission (whichever first occurred) of the financial document embodying such financial reporting requirement, and (ii) any profits realized by such Participant from the sale of securities of the Company during such twelve- (12-) month period.

18.3 Provision of Information. Each Participant shall be given access to information concerning the Company equivalent to that information generally made available to the Company’s common stockholders.

18.4 Rights as Employee, Consultant or Director. No person, even though eligible pursuant to Section 5, shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant. Nothing in the Plan or any Award granted under the Plan shall confer on any Participant a right to remain an Employee, Consultant or Director or interfere with or limit in any way any right of a Participating Company to terminate the Participant’s Service at any time. To the extent that an Employee of a Participating Company other than the Company receives an Award under the Plan, that Award shall in no event be understood or interpreted to mean that the Company is the Employee’s employer or that the Employee has an employment relationship with the Company.

18.5 Rights as a Stockholder. A Participant shall have no rights as a stockholder with respect to any shares covered by an Award until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such shares are issued, except as provided in Section 4.4 or another provision of the Plan.

18.6 Delivery of Title to Shares. Subject to any governing rules or regulations, the Company shall issue or cause to be issued the shares of Stock acquired pursuant to an Award and shall deliver such shares to or for the benefit of the Participant by means of one or more of the following: (a) by delivering to the Participant evidence of book entry shares of Stock credited to the account of the Participant, (b) by depositing such shares of Stock for the benefit of the Participant with any broker with which the Participant has an account relationship, or (c) by delivering such shares of Stock to the Participant in certificate form.

18.7 Fractional Shares. The Company shall not be required to issue fractional shares upon the exercise or settlement of any Award.

18.8 Retirement and Welfare Plans. Neither Awards made under this Plan nor shares of Stock or cash paid pursuant to such Awards may be included as “compensation” for purposes of computing the benefits payable to any Participant under any Participating Company’s retirement plans (both qualified and non-qualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a Participant’s benefit.

18.9 Beneficiary Designation. Subject to local laws and procedures, each Participant may file with the Company a written designation of a beneficiary who is to receive any benefit under the Plan to which the Participant is entitled in the event of such Participant’s death before he or she receives any or all of such benefit. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. If a married Participant designates a beneficiary other than the Participant’s spouse, the effectiveness of such designation may be subject to the consent of the Participant’s spouse. If a Participant dies without an effective designation of a beneficiary who is living at the time of the Participant’s death, the Company will pay any remaining unpaid benefits to the Participant’s legal representative.

18.10 Severability. If any one or more of the provisions (or any part thereof) of this Plan shall be held invalid, illegal or unenforceable in any respect, such provision shall be modified so as to make it valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions (or any part thereof) of the Plan shall not in any way be affected or impaired thereby.

18.11 No Constraint on Corporate Action. Nothing in this Plan shall be construed to: (a) limit, impair, or otherwise affect the Company’s or another Participating Company’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or (b) limit the right or power of the Company or another Participating Company to take any action which such entity deems to be necessary or appropriate.

18.12 Unfunded Obligation. Participants shall have the status of general unsecured creditors of the Company. Any amounts payable to Participants pursuant to the Plan shall be considered unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974. No Participating Company shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Participant account shall not create or constitute a trust or fiduciary relationship between the Committee or any Participating Company and a Participant, or otherwise create any vested or beneficial interest in any Participant or the Participant’s creditors in any assets of any Participating Company. The Participants shall have no claim against any Participating Company for any changes in the value of any assets which may be invested or reinvested by the Company with respect to the Plan.

18.13 Choice of Law. Except to the extent governed by applicable federal law, the validity, interpretation, construction and performance of the Plan and each Award Agreement shall be governed by the laws of the State of California, without regard to its conflict of law rules.

IN WITNESS WHEREOF, the undersigned Secretary of the Company certifies that the foregoing sets forth the Multi-Fineline Electronix, Inc. 2014 Equity Incentive Plan as duly adopted by the Board on January 22, 2014.

/s/ Christine Besnard
Christine Besnard, Secretary

PROXY

MULTI-FINELINE ELECTRONIX, INC.

Proxy Solicited on Behalf of the Board of Directors of

the Company for Annual Meeting on March 5, 2014

The undersigned hereby constitutes and appoints Reza A. Meshgin and Thomas Liguori (each, a “Proxy” and together, the “Proxies”), and each of them, as true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Stockholders of Multi-Fineline Electronix, Inc. to be held at the Company’s headquarters, 8659 Research Dr., Irvine, California, 92618 on Wednesday, March 5, 2014, at 9:00 a.m. Pacific Standard Time and at any postponement or adjournment thereof, on all matters coming before said meeting.

Copies of the 2014 Proxy Statement and the 2013 Annual Report to Stockholders are also available online at www.mflex.com\proxymaterials

You are encouraged to specify your choices by marking the appropriate boxes. SEE REVERSE SIDE, but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendations. The Proxies cannot vote your shares unless you sign and return this card.

P	PLEASE VOTE, DATE AND SIGN THIS PROXY ON THE OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

R

O	HAS YOUR ADDRESS CHANGED?	DO YOU HAVE ANY COMMENT?

X

Y

☒	Please mark votes as in this example.

2014 Annual Meeting – March 5, 2013

The Board of Directors recommends a vote FOR all the director nominees listed below, and FOR Proposals 2, 3 and 4.

1.	Election of Directors:
	01 – Linda Yuen-Ching Lim, Ph.D.	☐ FOR	☐ WITHHOLD
	02 – James McCluney	☐ FOR	☐ WITHHOLD
	03 – Sam Yau	☐ FOR	☐ WITHHOLD

2.	Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm.	☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	Advisory vote on executive compensation.	☐ FOR	☐ AGAINST	☐ ABSTAIN

4.	Approval of the Company’s 2014 Equity Incentive Plan	☐ FOR	☐ AGAINST	☐ ABSTAIN

5.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any postponement or adjournment thereof.

Mark box at right if you plan to attend the Annual Meeting.  ☐

Please sign and date where indicated below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in full partnership name by an authorized person.

Signature	Date	Signature	Date